UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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SpaceDev, Inc.
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13855 Stowe Drive
Poway, California 92064

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AUGUST 10, 2007

TO THE STOCKHOLDERS OF SPACEDEV, INC.:

The annual meeting of the stockholders of SpaceDev, Inc., a Colorado corporation, (the "Company") will be held at 13855 Stowe Drive, Poway, California 92064, on August 10, 2007, at 8:00 A.M. PDT for the following purposes:

1.	To elect a board of directors for the Company;

2.	To ratify the appointment of PKF, Certified Public Accountants, A Professional Corporation, as the Company's registered independent public accounting firm for the fiscal year ending December 31, 2007;

3.
To approve a change in the state of incorporation from Colorado to Delaware by approving and adopting an Agreement and Plan of Merger providing for the merger of our Company into its wholly-owned subsidiary, SpaceDev, Inc., a Delaware corporation;

and, to transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS AND RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF EACH OTHER ITEM LISTED ON THIS NOTICE OF ANNUAL MEETING OF STOCKHOLDERS.

Stockholders of record at the close of business on June 4, 2007, are the only persons entitled to notice of and to vote at the meeting.

Your attention is directed to the attached Proxy Statement and Proxy Card. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE FILL IN THE PROXY CARD INFORMATION COMPLETELY. THEN PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE (AND INCLUDE YOUR E-MAIL ADDRESS) IN ORDER TO SAVE THE COMPANY FURTHER SOLICITATION EXPENSE. If you are present at the meeting, you may then revoke your proxy and vote in person, as explained in the Proxy Statement in the section entitled "ANNUAL MEETING OF STOCKHOLDERS - AUGUST 10, 2007." A return envelope is enclosed for your convenience.

Richard B. Slansky
Corporate Secretary
Dated: June 25, 2007

________________________________________

PROXY STATEMENT

________________________________________

SPACEDEV, INC.
13855 Stowe Drive
Poway, California 92064

ANNUAL MEETING OF STOCKHOLDERS - AUGUST 10, 2007

Our board of directors is soliciting your proxy, on the enclosed form of proxy card, in connection with the annual meeting of stockholders of SpaceDev, Inc., a Colorado corporation, (the "Company") to be held on August 10, 2007 at 8:00 A.M. PDT at 13855 Stowe Drive, Poway, California 92064, and any postponements or adjournments thereof. We will pay the cost of solicitation, including the cost of preparing and mailing the Notice of Stockholders' Meeting and this Proxy Statement. Such mailing is being made on approximately June 29, 2007. Our employees may, without cost to us, solicit proxies for our management by means of mail, telephone or personal calls.

A proxy may be revoked before the meeting by giving written notice of revocation to our corporate secretary, or may be revoked at the meeting before voting (or by actually voting in person, which will automatically revoke the proxy). Unless revoked, properly executed proxy cards will be voted as indicated on the proxy cards. Should any other matters come before the meeting, it is the intention of the persons named as proxy holders in the enclosed form of proxy card to act upon them according to their best judgment. In instances where choices are specified by the stockholders in a signed proxy card, those proxies will be voted, or the vote will be withheld in accordance with each stockholder's choice. An "abstention" on any proposal will be counted as present for purposes of determining whether a quorum of shares is present at the meeting with respect to the proposal on which the abstention is noted, but will have the same practical effect as a vote "against" such proposal.

Only stockholders of record at the close of business on June 4, 2007 may vote at the meeting or any postponements or adjournments thereof. As of that date there were issued and outstanding approximately 26,639,353 common shares, 248,460 shares of our Series C preferred stock and 4,026 shares of our Series D-1 preferred stock. Each stockholder is entitled to one vote for each common share held. Voting for the election of directors is not cumulative, which means that the holders of a majority of the Company's outstanding shares have the power to elect the entire board of directors. None of the matters to be presented at the meeting, except Proposal 3, will entitle any stockholder to appraisal rights. In the event that proxies, which are sufficient in number to constitute a quorum, are not received by August 10, 2007, or for other good reason, we may propose one or more adjournments of the meeting to permit further solicitation of proxies. Such adjournments will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the meeting. The persons named as proxy holders will vote in favor of such adjournment. At the annual meeting, the stockholders will be asked to elect the proposed slate put forth by the nominating and corporate governance committee of our board of directors, to ratify the selection of the registered independent public accounting firm for us and to approve a merger effecting a change in the state of incorporation from Colorado to Delaware.

PROPOSAL 1

ELECTION OF DIRECTORS

Proxy cards, in the enclosed form, which are duly signed and returned will be voted for the election of the nine (9) persons named below as directors for SpaceDev unless such authority has been withheld in the respective proxy. The term of office of each person elected to our board of directors will be until the next annual meeting of the stockholders and until his successor is duly elected. Each of our current directors is a nominee for director. Pertinent information regarding each nominee for the past five years is set forth beside his name below.

Name and Age	Position with the Company and Pricipal Occupations
Mark N. Sirangelo (46)
Mark N. Sirangelo, until he was appointed our vice-chairman and chief executive officer in December 2005, was the managing member and chief executive officer of The Quanstar Group, LLC from December 2003 until November 2005 and the managing member of QS Advisors, LLC from February 1998 to December 2005. Mr. Sirangelo became our chairman in September 2006 upon the resignation of James W. Benson. QS Advisors and Quanstar are strategic and business advisors and we were a client of them. Mr. Sirangelo actively participated in the development of a number of early-stage companies in aerospace, technical, scientific, and other industries. His work at Quanstar also included hands-on involvement with technology commercialization transfer for university and government laboratories. From 2001 until 2003, Mr. Sirangelo also served as a senior officer of Natexis Bleichroeder, Inc., an international investment banking firm. Mr. Sirangelo has a bachelor's degree in science, a master's degree in business, and juris doctorate, all from Seton Hall University. Mr. Sirangelo is a director for the National Center for Missing and Exploited Children in addition to serving as a director and treasurer of the International Center for Missing and Exploited Children, and is a director of Adam Aircraft Industries.

Richard B. Slansky (50)
Richard B. Slansky is currently our president, chief financial officer, director, and corporate secretary. He joined us in February 2003 as chief financial officer and corporate secretary. In November 2004, Mr. Slansky was appointed as president and a director. Mr. Slansky served as interim chief executive officer, interim chief financial officer, and director for Quick Strike Resources, Inc., an IT training, services, and consulting firm, from July 2002 to February 2003. From May 2000 to July 2002, Mr. Slansky served as chief financial officer, vice president of finance, administration and operations, and corporate secretary for Path 1 Network Technologies Inc., a public company focused on merging broadcast and cable quality video transport with IP networks. Mr. Slansky earned a bachelor's degree in economics and science from the University of Pennsylvania's Wharton School of Business and a master's degree in business administration in finance and accounting from the University of Arizona.

Scott Tibbitts (49)
Scott Tibbitts was appointed our managing director and a director at the closing of the Starsys merger on January 31, 2006. Mr. Tibbitts co-founded Starsys Research Corporation in 1988 and served as president, chief executive officer, and a member of the board of directors from 1988 until May 2005; and from May 2005 to January 2006 served as chief executive officer and a member of the board of directors. Mr. Tibbitts has a bachelor's degree in chemical engineering from the University of Wisconsin.

James W. Benson (62)
James W. Benson is our founder and served as our chairman of the board from October 1997 until September 2006. Mr. Benson also served as our chief executive officer from October 1997 until December 2005, at which time he was succeeded by Mark N. Sirangelo in such position, and became our chief technology officer. In September 2006, Mr. Benson resigned from employment at SpaceDev to found Benson Space Company, a space tourism company of which he is chief executive officer, but remains a member of our board of directors. In 1984, Mr. Benson founded Compusearch Corporation (later renamed Compusearch Software Systems), which was engaged in the development of software algorithms and applications for personal computers and networked servers to create full text indexes of government procurement regulations and to provide instant full text searches for any word or phrase. In 1989, Mr. Benson started the award-winning ImageFast Software Systems, which later merged with Compusearch. In 1995, Mr. Benson sold Compusearch and ImageFast, and retired at age fifty. Mr. Benson started SpaceDev, Inc., a Nevada corporation, which was acquired by Pegasus Development Corp., a Colorado corporation, in October of 1997. Mr. Benson acquired a controlling ownership in Pegasus and later changed its name to SpaceDev, Inc. Mr. Benson holds a bachelor's degree in geology from the University of Missouri. He founded the non-profit Space Development Institute, and introduced the $5,000 Benson Prize for Amateur Discovery of Near Earth Objects. He is also vice chairman and private sector representative on NASA's national Space Grant Review Panel, and is a member of the American Society of Civil Engineers subcommittee on Near Earth Object Impact Prevention and Mitigation.

Curt Dean Blake (49)
Curt Dean Blake was appointed to our board of directors as an independent director in September 2000. He serves as chairman of our audit committee and is a member of our compensation committee. In 2003 Mr. Blake formed, and currently remains the chief executive officer of GotVoice, Inc., a startup company in the voicemail consolidation and messaging business. From 1999 to 2002, Mr. Blake provided consulting services to various technology companies, including Apex Digital, Inc. and SceneIt.com. Mr. Blake has a master's degree and juris doctorate from the University of Washington.

Howell M. Estes, III (65)
General Howell M. Estes, III (USAF Retired) was appointed to our board of directors as an independent director in April 2001, is chairman of our nominating and corporate governance committee and is a member of our compensation committee. General Estes retired from the United States Air Force in 1998 after serving for 33 years. At that time, he was the Commander-in-Chief of the North American Aerospace Defense Command and the United States Space Command, and the Commander of the Air Force Space Command headquartered at Peterson Air Force Base, Colorado. In addition to a bachelor of science degree from the Air Force Academy, he holds a master of arts degree in public administration from Auburn University and is a graduate of the Program for Senior Managers in Government at Harvard's J.F.K. School of Government. Since 1998, General Estes has been the president of Howell Estes & Associates, Inc., a consulting firm to chief executive officers, presidents, and general managers of aerospace and telecommunications companies worldwide. He serves as vice chairman of the board of trustees at The Aerospace Corporation. He served as a consultant to the Defense Science Board Task Force on Space Superiority and more recently as a commissioner on the U.S. Congressional Commission to Assess United States National Security Space Management and Organization, also known as the Rumsfeld Commission.

Wesley T. Huntress (65)
Wesley T. Huntress was appointed to our board of directors as an independent director in June 1999, and is a member of our audit committee and nominating and corporate governance committee. Since 1998, Dr. Huntress has been the director of the Geophysical Laboratory at the Carnegie Institution of Washington in Washington, D.C., where he leads an interdisciplinary group of scientists in the fields of high-pressure science, astrobiology, petrology and biogeochemistry. From October 1993 to September 1998, Dr. Huntress served as the associate administrator for Space Science at NASA where he was responsible for NASA's programs in astrophysics, planetary exploration, and space physics. Dr. Huntress received his bachelor's degree in chemistry from Brown University, and his doctorate in chemical physics from Stanford. He became a permanent research scientist at Jet Propulsion Laboratory, or JPL, in 1969. At JPL, Dr. Huntress served as co-investigator for the ion mass spectrometer experiment in the Giotto Halley's Comet mission, and as an interdisciplinary scientist for the Upper Atmosphere Research Satellite and Cassini missions. He also assumed a number of line and research program management assignments while at JPL, and spent a year as a visiting professor in the Department of Planetary Science and Geophysics at Caltech.

Scott McClendon (68)
Scott McClendon was appointed to our board of directors as an independent director in July 2002. He is currently chairman of our compensation committee and a member of our audit committee. Mr. McClendon is currently acting president as well as a member of the board of directors for Overland Storage, Inc., a public data storage company, where he is also the chairman of the board. He became the chairman of the board after serving as president and chief executive officer from October 1991 to March 2001. In addition to SpaceDev and Overland Storage, Mr. McClendon is currently serving on the board of directors of Procera Networks, Inc., a global provider of intelligent network traffic identification, control, and service management infrastructure equipment. Mr. McClendon received a bachelor's degree in electrical engineering, and a master's degree in electrical engineering from Stanford University School of Engineering.

Robert S. Walker (64)
Robert S. Walker was appointed to our board of directors as an independent director in April 2001. He is currently a member of our nominating and corporate governance committee. Mr. Walker has acted as chairman of Wexler & Walker Public Policy Associates in Washington, D.C. since January 1997. Mr. Walker was a member of the U.S. House of Representatives from 1977 to 1997, during which time he served as chairman of the House Science Committee, and vice-chairman of the Budget Committee, and participated in House Republican leadership activities. Mr. Walker was the first sitting member of the U.S. House of Representatives to be awarded NASA's highest honor, the Distinguished Service Medal. Mr. Walker was on the board of directors of The Aerospace Corporation, from March 1997 to November 2005. Mr. Walker became chairman of the board of The Space Foundation in January 2006.

Stock Ownership

The following table provides information as of June 4, 2007 concerning the beneficial ownership of our common stock by (i) each director, (ii) each named executive officer, (iii) each shareholder known by us to be the beneficial owner of more than 5% of our outstanding common stock, and (iv) the directors and officers as a group. Except as otherwise indicated, the persons named in the table have sole voting and investing power with respect to all shares of common stock owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Ownership
Mark N. Sirangelo	2,142,500	(2)	6.79%
Richard B. Slansky	2,237,886	(3)	7.05%
Susan C. Benson	6,474,907	(4)	21.48%
James W. Benson	6,171,407	(5)	20.48%
Laurus Master Fund, LLC	3,033,768	(6)	9.99%
Scott F. Tibbitts	712,668		2.40%
Curt Dean Blake	248,633	(7)	0.83%
Wesley T. Huntress, Jr.	232,209	(8)	0.78%
Scott McClendon	219,460	(9)	0.73%
General Howell M. Estes III	201,667	(10)	0.68%
Robert S. Walker	150,994	(11)	0.51%
Officers and Directors as a group (9 Persons)	12,317,424	(12)	42.93%

The business address for each of these persons is 13855 Stowe Drive, Poway, CA 92064 with the exception of Susan C. Benson whose address is 13592 Ranch Creek Lane, Poway, CA 92064, and Laurus Master Fund, LLC located at 335 Madison Avenue, New York, NY 10017.

(1)
Where persons listed on this table have the right to obtain additional shares of common stock through the exercise of outstanding options or warrants or the conversion of convertible securities within 60 days from June 4, 2007, these additional shares are deemed to be outstanding for the purpose of computing the percentage of common stock owned by such persons, but are not deemed outstanding for the purpose of computing the percentage owned by any other person. Percentages are based on total outstanding shares of 29,639,353 on June 4, 2007.

(2)	Includes vested options to purchase up to an aggregate of 1,900,000 shares.

(3)	Includes vested options to purchase up to an aggregate of 2,125,000 shares.

(4)
Represents 2,948,200 shares held directly by Ms. Benson as her separate property, plus beneficial ownership in 2,565,294 shares held jointly with James W. Benson, as to which she shares voting and investing power with Mr. Benson, indirect beneficial ownership interest in 471,413 shares held in Space Development Institute (where Ms. Benson is a member of the board of directors along with James W. Benson), as to which she shares voting and investing power with Mr. Benson, and beneficial ownership in options vested today issued in the name of James W. Benson on 500,000 shares (which may constitute community property of Ms. Benson and James W. Benson). Excludes approximately 1.2 million shares held by children of Ms. Benson, for which Ms. Benson disclaims beneficial ownership.

(5)
Represents 2,644,700 shares held directly by Mr. Benson as his separate property, plus beneficial ownership in 2,565,294 shares held jointly with Susan C. Benson, as to which he shares voting and investing power with Ms. Benson, indirect beneficial ownership interest in 471,413 shares held in Space Development Institute (where Mr. Benson is a member of the board of directors along with Susan C. Benson), as to which he shares voting and investing power with Ms. Benson, and beneficial ownership in options vested today to purchase up to an aggregate of 500,000 shares (which may constitute as community property of Mr. Benson Susan C. Benson). Excludes approximately 1.2 million shares held by children of Mr. Benson, for which Mr. Benson disclaims beneficial ownership.

(6)
Represents 2,305,878 shares held directly by Laurus Master Fund, Ltd. and beneficial ownership in warrants for 1,826,203 shares of common stock and approximately 250,769.26 shares of Series C and Series D-1 Preferred Stock which has the ability to convert into 3,173,687 shares of Common Stock. The total amount the Fund could potentially beneficially own is 7,305,768; however some of the warrants and the preferred stock contain an issuance limitation prohibiting the Fund from exercising those securities to the extent that such exercise would result in beneficial ownership by the Fund of more than 4.99% of the Shares then issued and outstanding. The remaining warrants contain an issuance limitation currently prohibiting the Fund from exercising that security to the extent that such exercise would result in beneficial ownership by the Fund of more than 9.99% of the shares then issued and outstanding. The Issuance Limitations may be waived by the Fund upon at least 61 days prior notice to the Company and shall automatically become null and void upon the occurrence and/or continuance of an event of default.

(7)	Includes vested options to purchase up to an aggregate of 179,000 common shares.

(8)	Includes vested options to purchase up to an aggregate of 181,647 common shares.

(9)	Includes vested options to purchase up to an aggregate of 219,460 common shares.

(10)	Includes vested options to purchase up to an aggregate of 160,000 common shares.

(11)	Includes vested options to purchase up to an aggregate of 129,000 common shares.

(12)	Executive officers and directors as a group include our nine board members, three of whom are also executive officers.

Board of Directors and Committees

Meetings of the Board and Committees. Our board of directors took action ten (10) times during the last fiscal year, with eight (8) being at regular or special meetings attended by the members of the board either personally or telephonically.  There were two (2) unanimous written consents in 2006. Each current director attended, in 2006, at least 75% of the board of directors meetings, and the committee meetings of the committees of which he was a member.

Audit Committee. We have a standing audit committee comprised of Messrs. Blake (chairman), McClendon and Dr. Huntress, all of whom are independent within the meaning of the listing standards of The Nasdaq Stock Market and Securities Exchange Act Rule 10A-3. Mr. Blake is an audit committee financial expert, as defined by SEC regulations. On April 19, 2002, the board of directors adopted and approved a charter for the audit committee, which is attached as Appendix B to our Definitive Proxy Statement filed July 7, 2004 and is also available via our website at www.spacedev.com. The primary function of the audit committee is to assist the board of directors in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the stockholders and others, the preparation of our internal financial statements, and our audit and financial reporting process, including internal control over financial reporting. In addition, our audit committee is responsible for maintaining free and open lines of communication among the committee, the independent auditors and management. Our audit committee consults with our management and independent auditors before the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. The committee is also responsible for considering, appointing, and establishing fee arrangements with our independent auditors and, if necessary, dismissing them. It is not responsible for preparing our financial statements or for planning or conducting the audits. Our audit committee took action four (4) times during the last fiscal year, each time at a regular meeting attended by a quorum of the members of the committee either personally or telephonically.

Compensation Committee. Our compensation committee is comprised of Messrs. McClendon (chairman), Blake and General Estes. Each member of the compensation committee is independent within the meaning of the listing standards of The Nasdaq Stock Market and SEC rules. The committee is required to maintain a minimum of three (3) members. The compensation committee is responsible for: (a) determining, or recommending to our board of directors for determination, the compensation and benefits of all of our executive officers; (b) reviewing our compensation and benefit plans to ensure that they meet corporate objectives; (c) administering our equity compensation plans; and (d) such other matters as are specifically delegated to the compensation committee by our board of directors from time to time or which are otherwise included in the committee's charter, which is available via our website at www.spacedev.com. Our compensation committee took action one time during the last fiscal year, at a regular meeting attended by a quorum of the members of the committee either personally or telephonically.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee is comprised of General Estes (chairman), Dr. Huntress and Mr. Walker. Each member of the nominating and corporate governance committee is independent within the meaning of the listing standards of The Nasdaq Stock Market and SEC rules. The committee is required to maintain a minimum of three (3) members. Our nominating and corporate governance committee took action one time during the last fiscal year, at a regular meeting attended by a quorum of the members of the committee either personally or telephonically.

The nominating and corporate governance committee has the responsibility to identify, evaluate, recruit, and recommend qualified candidates to our board of directors for nomination or election. Each of the director nominees included in our proxy statements is recommended by the nominating and corporate governance committee. In addition, it is the responsibility of the committee to make recommendations to the board of directors regarding the size and composition of the board of directors, committee structures and makeup, monitor our performance in meeting our obligations of fairness in internal and external matters and our principles of corporate governance, and such other matters that are specifically delegated to the committee by our board of directors from time to time or which are otherwise included in the committee's charter, which is available via our website at www.spacedev.com.

The board of directors has an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives, and skills relevant to our business. The nominating and corporate governance committee selects candidates for director based on their character, judgment, diversity of experience relevant to our business, business acumen, and ability to act on behalf of all stockholders. Each director nominee is selected by the nominating and corporate governance committee based on his/her experience in management or accounting and finance, or industry and technology knowledge, personal and professional ethics, and the willingness and ability to devote sufficient time to effectively carry out his/her duties as a director.

Any shareholder who desires to recommend a nominee for director must submit a letter, addressed to the Corporate Secretary, SpaceDev, Inc., 13855 Stowe Drive, Poway, California 92064, which is clearly identified as a "Director Nominee Recommendation." All recommendation letters must identify the author as a shareholder and provide a brief summary of the candidate's qualifications, as well as contact information for both the candidate and the shareholder, to enable the committee to contact the nominee for additional information to evaluate the person's qualifications. Any shareholder nominee will be required to meet the criteria established by the committee and will be interviewed by at least one member of the committee. If the nominee is found to be eligible during the initial interview, the nominee will then be invited to meet with the full committee or the board of directors for further evaluation. The committee will consider all proposed nominees whose names are submitted in accordance with the above-stated requirements. We have never received a shareholder nominee for director, but if we do, we would evaluate him or her based on the same standards used for other candidates.

Shareholder Communication With The Board of Directors. Shareholders may communicate with the board of directors, including the non-management directors, by sending a letter to our board of directors, c/o Corporate Secretary, SpaceDev, Inc., 13855 Stowe Drive, Poway, California 92064 for submission to the board or committee or to any specific director to whom the correspondence is directed. Stockholders communicating through this means should include with the correspondence evidence, such as documentation from a brokerage firm, that the sender is a current record or beneficial stockholder of the Company. Our Corporate Secretary will direct the correspondence to the chairman of the board, the appropriate committee or the specific director, as applicable.

Company Code of Conduct And Ethics. The board has adopted a Code of Conduct and Ethics that applies to the Company's directors, officers and employees; a copy of this policy is available via our website at www.spacedev.com. We have also filed a copy of the Code of Conduct and Ethics with the SEC as an exhibit to our Annual Report on Form 10-KSB for fiscal year 2002, filed on March 28, 2003.

Director Compensation

Our independent directors received options for attending 2005/2006 meetings of the board as follows: each director received an option to purchase 6,000 shares for each telephonic meeting attended and an option to purchase 12,000 shares for each meeting attended in person, with a cap of options on 36,000 shares per year. Our independent directors also received compensation for attending 2005/2006 committee meetings as follows: each director received an option to purchase 5,000 shares for each audit committee meeting attended, each director received an option to purchase 2,500 shares for each compensation committee meeting attended and each director received an option to purchase 2,500 shares for each nominating and corporate governance committee meeting attended, which options were not subject to a cap.

The following table sets forth the remuneration paid to our directors during the fiscal year ended December 31, 2006. The table is essentially empty because, in response to the adoption of SFAS 123(R) in January 2006, we paid no compensation to our directors in 2006 with the exception of a fee paid to Mr. Benson for his services as chairman of the board. We issued options for director compensation at the end of 2005 for anticipated services in 2006 in anticipation of the impact of SFAS 123(R), and until a new director compensation arrangement could be discussed and implemented. Our board addressed independent director compensation for 2007 and beyond during their March 29, 2007 meeting. We do not pay directors, who are also our officers, additional compensation for their service as directors.

Name	Fees Earned or Paid in Cash ($	)	Stock Awards ($	)	Option Awards	Non-Equity Incentive Plan Compensation ($	)	Nonqualified Deferred Compensation Earnings ($	)	All Other Compensation ($	)	Total ($	)
Mark N. Sirangelo	-		-		-	-		-		-		-
Richard B. Slansky	-		-		-	-		-		-		-
James W. Benson (1)	19,385		-		-	-		-		-		19,385
Scott Tibbitts	-		-		-	-		-		-		-
Curt Dean Blake	-		-		-	-		-		-		-
General Howell M. Estes, III	-		-		-	-		-		-		-
Wesley T. Huntress	-		-		-	-		-		-		-
Scott McClendon	-		-		-	-		-		-		-
Robert S. Walker	-		-		-	-		-		-		-
Susan Benson (2)	-		-		-	-		-		-		-
Stuart Schaffer (2)	-		-		-	-		-		-		-

(1)	Mr. Benson resigned as chairman of the board on September 26, 2006 to found Benson Space Company; however, he remains a member of the board of directors of SpaceDev, Inc.
(2)	On August 10, 2006, Ms. Benson and Mr. Schaffer, in connection with the reduction of our board of directors' size from 11 to 9, did not seek re-election.

On December 20, 2005, the vesting on all outstanding options, including those held by independent directors, was accelerated such that all outstanding options became fully-vested. No options were granted to members of the board of directors in 2006.

On March 29, 2007, the compensation committee of the board of directors met and proposed a change in the compensation arrangement for the Company’s board of directors.  Each external (i.e., non-officer, non-management) director will, effective January 1, 2007, receive $1,500 in cash compensation for each board of directors meeting attended in person and $750 cash for each board of directors meeting attended by telephone conference call.  In addition, each external director will receive $750 for each audit committee, compensation committee, or nominating and corporate governance committee meeting attended in person or by telephone conference call.  Each external director will receive reasonable and customary reimbursement of travel-related expenses for attendance at board of director meetings. Finally, each external director will receive an annual stock option grant for 10,000 shares of the Company’s common stock at the end of each calendar year, so long as the external director served on the board for at least six months during the year.  The price of the option would be based on the fair market value of the Company’s stock at grant, would vest over three years in six-month increments, and would expire four years from date of grant.  The compensation committee left open the possibility for an initial grant of the Company’s common stock for new Board members under the same general terms and conditions.  The board of directors ratified the compensation proposal.

Executive Officers

Certain information about the current executive officers of the Company is set forth below.

Mark N. Sirangelo, until he was appointed our vice chairman and chief executive officer in December 2005, was the managing member and chief executive officer of The Quanstar Group, LLC from December 2003 until November 2005 and the managing member of QS Advisors, LLC from February 1998 to December 2005. Mr. Sirangelo became our chairman in September 2006 upon the resignation of James W. Benson. QS Advisors and Quanstar are strategic and business advisors and we were a client of them. Mr. Sirangelo actively participated in the development of a number of early-stage companies in aerospace, technical, scientific, and other industries. His work at Quanstar also included hands-on involvement with technology commercialization transfer for university and government laboratories. From 2001 until 2003, Mr. Sirangelo also served as a senior officer of Natexis Bleichroeder, Inc., an international investment banking firm. Mr. Sirangelo has a bachelor's degree in science, a master's degree in business, and juris doctorate, all from Seton Hall University. Mr. Sirangelo is a director for the National Center for Missing and Exploited Children in addition to serving as a director and treasurer of the International Center for Missing and Exploited Children, and is a director of Adam Aircraft Industries.

Richard B. Slansky is currently our president, chief financial officer, director, and corporate secretary. He joined us in February 2003 as chief financial officer and corporate secretary. In November 2004, Mr. Slansky was appointed as president and a director. Mr. Slansky served as interim chief executive officer, interim chief financial officer, and director for Quick Strike Resources, Inc., an IT training, services, and consulting firm, from July 2002 to February 2003. From May 2000 to July 2002, Mr. Slansky served as chief financial officer, vice president of finance, administration and operations, and corporate secretary for Path 1 Network Technologies Inc., a public company focused on merging broadcast and cable quality video transport with IP networks. Mr. Slansky earned a bachelor's degree in economics and science from the University of Pennsylvania's Wharton School of Business and a master's degree in business administration in finance and accounting from the University of Arizona.

Scott Tibbitts was appointed our managing director and a director at the closing of the Starsys merger on January 31, 2006. Mr. Tibbitts co-founded Starsys Research Corporation in 1988 and served as president, chief executive officer, and a member of the board of directors from 1988 until May 2005; and from May 2005 to January 2006 served as chief executive officer and a member of the board of directors. Mr. Tibbitts has a bachelor's degree in chemical engineering from the University of Wisconsin.

Executive Officer Compensation

Total compensation paid to our "named executive officers" for 2006 is set forth below. The named executive officers consist of each person who was our principal executive officer at any time in 2006, our two most highly compensated executive officers other than the CEO(s) who were serving as executive officers on December 31, 2006, and up to two additional individuals who would have been within the two-other-most-highly compensated but were not serving as executive officers on December 31, 2006.

Summary Compensation Table
Name and principal position	Year	Salary ($	)	Bonus ($	)	Stock awards ($	)	Option awards ($	)	Non-equity incentive plan compensation ($	)	Change in pension value and non-qualified deferred compensation earnings ($	)	All other compensation ($	)	Total
Mark N. Sirangelo	2006	292,730		25,000		-		-		-		-		-		$317,730
Chief Executive Officer
James W. Benson (1)	2006	144,623		22,500		-		-		-		-		32,308		199,431
Former Chief Technology Officer
Richard B. Slansky	2006	195,877		25,000		-		-		-		-		101,458		322,335
President and Chief Financial Officer
Scott Tibbitts	2006	140,871		100,000		-		-		-		-		2,374		243,245
Managing Director
Robert Vacek (1)	2006	224,319		-		-		104,795		-		-		3,400		332,514
Former President, Starsys, Inc.

(1)	Mr. Benson resigned as an officer on September 26, 2006 to found Benson Space Company. Mr. Vacek resigned on November 20, 2006, with an effective departure date of December 15, 2006.

On December 20, 2005, we eliminated all vesting requirements on all stock options then outstanding. Options granted in 2006 are subject to a three-year vesting requirement.

Outstanding Equity Awards at Fiscal Year-End

The following table reflects information for our executive officers named in the Summary Compensation Table, effective December 31, 2006:

Name	Number of securities underlying unexercised options exercisable (#	)	Number of securities underlying unexercised options unexercisable (#	)	Equity incentive plan award: number of securities underlying unexercised unearned options (#	)	Option exercise price($	)	Option expiration date
Mark N. Sirangelo	1,900,000		-		-		$1.40		12/20/2010
James W. Benson (1)	1,100,000		-		-		1.40		12/20/2010
	500,000		-		-		1.00		1/18/2010
Richard B. Slansky	1,400,000		-		-		1.40		12/20/2010
	330,000		-		-		0.51		2/10/2009
	395,000		-		-		0.92		3/25/2010
Scott Tibbitts	-		-		-		-		-
Robert Vacek (2)	125,000		-		700,000		1.46		3/15/2007

(1)	Options on 1,100,000 shares expired unexercised on April 2, 2007.

(2)	All of Mr. Vacek’s options expired unexercised on March 15, 2007.

Long-Term Incentive Awards

We did not have any long-term incentive plan awards during fiscal year 2006.

Employment Agreements, Termination of Employment Arrangements and Change of Control Agreements

On January 31, 2006, we entered into a three year executive employment agreement with Scott Tibbitts, pursuant to which Mr. Tibbitts is employed as our managing director. Under the agreement, Mr. Tibbitts earns an annual base salary of $150,000 and will be eligible for quarterly performance bonuses, as determined by our board of directors or compensation committee, up to an annual aggregate amount of 50% of his base salary. Bonus milestones will be mutually agreed upon in good faith by Mr. Tibbitts and by our board of directors or compensation committee. We will pay severance to Mr. Tibbitts if his employment is terminated by us without cause or by Mr. Tibbitts for good reason. The severance payment is equal to: (1) if Mr. Tibbitts' employment is terminated by us without cause, his then-current base salary per month multiplied by the number of months remaining in the term of the agreement (prorated with respect to any partial month); or (2) if Mr. Tibbitts' employment is terminated by Mr. Tibbitts for good reason, his then-current base salary per month multiplied by the lesser of twelve months and the number of months remaining in the term of the agreement. Under the agreement, we will indemnify Mr. Tibbitts to the extent provided in our articles of incorporation, as may be amended from time to time, and pursuant to our standard indemnification agreement with our officers and directors, provided that we will have no obligation to indemnify or defend Mr. Tibbitts for any action, suit or other proceeding to the extent based on acts, omissions, events, or circumstances occurring before the Starsys merger.

On January 31, 2006, we entered into an executive employment agreement with Robert Vacek pursuant to which Mr. Vacek was employed as the president of Starsys, Inc., our subsidiary. The agreement had an initial term of two years, and provided for automatic renewal for a third year unless either we or Mr. Vacek provided written notice of an intent not to renew. Under the agreement, Mr. Vacek was entitled to receive: (1) a base salary of $17,000 per month, subject to adjustment up to $19,000 per month upon the happening of certain events or by the sixteenth month of service; (2) performance-based cash bonuses based on the achievement of specific goals set forth in the agreement; and (3) an option to purchase up to 825,000 shares of our common stock under the terms and conditions of our 2004 Equity Incentive Plan, as amended. The option had an exercise price equal to $1.46 per share, which was the closing sale price reported on the OTCBB on the date of grant, and was to expire 90 days after the termination of Mr. Vacek's continuous employment. We agreed to pay severance to Mr. Vacek if his employment was terminated by us without cause or by Mr. Vacek for good reason. The severance payment was equal to: (1) if Mr. Vacek's employment was terminated by us without cause, his then-current base salary per month multiplied by the greater of (A) 12 months or (B) the number of months remaining in the term of the agreement (prorated with respect to any partial month); or, (2) if Mr. Vacek's employment was terminated by Mr. Vacek for good reason, his then-current base salary per month multiplied by the lesser of (A) 12 months or (B) the number of months remaining in the term of the agreement provided that such number of months was not deemed to be less than six months. Under the agreement, we agreed to indemnify Mr. Vacek to the extent provided in our articles of incorporation, as amended from time to time, to the maximum extent permitted by law and pursuant to our standard indemnification agreement, if any, with our officers and directors. Mr. Vacek resigned on November 20, 2006 with an effective departure date of December 15, 2006 and received no severance payment as a result of his resignation.

On December 20, 2005, we entered into an executive employment agreement with Mark N. Sirangelo pursuant to which Mr. Sirangelo was employed as our chief executive officer and vice chairman. The agreement has an initial term of two years, and will be automatically renewed for a third year unless either we or Mr. Sirangelo provides written notice of an intent not to renew. Under the agreement, Mr. Sirangelo is entitled to receive: (1) a base salary of $22,500 per month, subject to adjustment up to $27,500 per month upon the happening of certain events or by the sixteenth month of service; (2) performance-based cash bonuses based on the achievement of specific goals set forth in the agreement (including a bonus of $25,000 upon the completion of the merger with Starsys); and (3) a fully-vested option to purchase up to 1,900,000 shares of our common stock under the terms and conditions of a non-plan stock option agreement between us and Mr. Sirangelo. The option has an exercise price equal to $1.40 per share, which was the closing sale price reported on the OTCBB on the date of grant, and will expire five years after the date of grant. Some of the shares subject to the option are subject to sale restrictions that expire upon the achievement of certain specific milestones or four years from the date of grant, whichever comes first. Subject to certain limitations, the option may be exercised by means of a net exercise provision by surrendering shares with a fair market value equal to the exercise price upon exercise. We will pay severance to Mr. Sirangelo if his employment is terminated by us without cause or by Mr. Sirangelo for good reason. The severance payment is equal to: (1) if Mr. Sirangelo's employment is terminated by us without cause, his then-current base salary per month multiplied by the greater of (A) 12 months or (B) the number of months remaining in the term of the agreement (prorated with respect to any partial month); or (2) if Mr. Sirangelo's employment is terminated by Mr. Sirangelo for good reason, his then-current base salary per month multiplied by the lesser of (A) 12 months or (B) the number of months remaining in the term of the agreement provided that such number of months will not be deemed to be less than six months.

On December 20, 2005, we entered into an amended and restated executive employment agreement with Richard B. Slansky pursuant to which Mr. Slansky is employed as our president and chief financial officer. The agreement has an initial term of two years, and will be automatically renewed for a third year unless either we or Mr. Slansky provides written notice of an intent not to renew. Under the agreement, Mr. Slansky is entitled to receive: (1) a base salary of $14,500 per month, subject to adjustment up to $20,000 per month upon the happening of certain events or by the sixteenth month of service; (2) performance-based cash bonuses based on the achievement of specific goals set forth in the agreement (including a bonus of $25,000 upon the completion of the merger with Starsys); and (3) a fully-vested option to purchase up to 1,400,000 shares of our common stock under the terms and conditions of a non-plan stock option agreement between us and Mr. Slansky. The option has an exercise price equal to $1.40 per share, which was the closing sale price reported on the OTCBB on the date of grant, and will expire five years after the date of grant. Some of the shares subject to the options are subject to sale restrictions that expire upon the achievement of certain specific milestones or four years from the date of grant, whichever comes first. Subject to certain limitations, the option may be exercised by means of a net exercise provision by surrendering shares with a fair market value equal to the exercise price upon exercise. We will pay severance to Mr. Slansky if his employment is terminated by us without cause or by Mr. Slansky for good reason. The severance payment is equal to: (1) if Mr. Slansky's employment is terminated by us without cause, his then-current base salary per month multiplied by the greater of (A) 12 months or (B) the number of months remaining in the term of the agreement (prorated with respect to any partial month); or (2) if Mr. Slansky's employment is terminated by Mr. Slansky for good reason, his then-current base salary per month multiplied by the lesser of (A) 12 months or (B) the number of months remaining in the term of the agreement provided that such number of months will not be deemed to be less than six months.

On December 20, 2005, we entered into an executive employment agreement with James W. Benson pursuant to which Mr. Benson was employed as our chairman and chief technology officer. The agreement superseded all prior employment agreements between us and Mr. Benson. The agreement had an initial term of two years, and provided for automatic renewal for a third year unless either we or Mr. Benson provided written notice of an intent not to renew. Under the agreement, Mr. Benson was entitled to receive: (1) a base salary of $14,000 per month, subject to adjustment up to $17,000 per month upon the happening of certain events or by the sixteenth month of service; (2) performance-based cash bonuses based on the achievement of specific goals set forth in the agreement (including a bonus of $22,500 upon the completion of the merger with Starsys); and (3) a fully-vested option to purchase up to 950,000 shares of our common stock under the terms and conditions of a non-plan stock option agreement between us and Mr. Benson. The option had an exercise price equal to $1.40 per share, which was the closing sale price reported on the OTCBB on the date of grant, and was originally set to expire five years after the date of grant; however, due to Mr. Benson’s resignation and change in status to our consultant, the options’ expiration date became: a) ninety (90) days after the termination of his consulting agreement; or b) December 20, 2010, whichever is earlier. We had agreed to pay severance to Mr. Benson if his employment was terminated by us without cause or by Mr. Benson for good reason. The severance payment is equal to: (1) if Mr. Benson's employment was terminated by us without cause, his then-current base salary per month multiplied by the greater of (A) 12 months or (B) the number of months remaining in the term of the agreement (prorated with respect to any partial month); or (2) if Mr. Benson's employment was terminated by Mr. Benson for good reason, his then-current base salary per month multiplied by the lesser of (A) 12 months or (B) the number of months remaining in the term of the agreement provided that such number of months will not be deemed to be less than six months. Mr. Benson resigned as an employee on September 26, 2006, and received no severance payment as a result of his resignation. However, he did remain a consultant through January 2, 2007 and still serves on our board of directors. Mr. Benson received approximately $56,000 for his consulting services from the date of his resignation through January 2, 2007. The option to purchase 950,000 shares expired on April 2, 2007. Mr. Benson remains one of our major shareholders.

On December 20, 2005, Mr. Benson also received an option to purchase up to 150,000 shares of our common stock in connection with his services as our chairman pursuant to the terms of a separate non-plan stock option agreement between us and Mr. Benson. The option has an exercise price equal to $1.40 per share, which was the closing sale price reported on the OTCBB on the date of grant, and was originally set to expire five years after the date of grant; however, due to Mr. Benson’s resignation and change in status to our consultant, the options’ expiration date became: a) ninety (90) days after the termination of his consulting agreement; or b) December 20, 2010, whichever is earlier. Mr. Benson resigned as an employee on September 26, 2006 but remained a member of our board of directors and one of our major shareholders. He served as a consultant through January 2, 2007. The option to purchase 150,000 shares expired on April 2, 2007.

Employee Benefits

Under our 1999 Incentive Employee Stock Option Plan, the board of directors had the ability to grant our employees, directors and affiliates Incentive Stock Options, non-statutory stock options and other forms of stock-based compensation, including bonuses or stock purchase rights. Incentive Stock Options, which provide for preferential tax treatment, are only available to employees, including officers and affiliates, and may not be issued to non-employee directors. The exercise price of the Incentive Stock Options must be 100% of the fair market value of the stock (110% for stockholders holding 10% or more of our outstanding voting stock) on the date the option is granted. Pursuant to our plan, the exercise price for the non-statutory stock options may not be less than 85% of the fair market value of the stock on the date the option is granted. We are required to reserve an amount of common shares equal to the number of shares which may be purchased as a result of awards made under the Plan at any time.

In 2000, we amended this Plan, increasing the number of shares eligible for issuance under the Plan to 30% of the then outstanding common stock and allowing the board of directors to make annual adjustments to the Plan to maintain a 30% ratio to outstanding common stock at each annual meeting of the board of directors. The board, at its annual meetings in 2001 and 2002, made no adjustment, as a determination was made that the number of shares then available under the Plan was sufficient to meet the Company's then current needs.

In 2004, we created a new incentive plan. We have reserved 7,000,000 shares for issuance under our 2004 Equity Incentive Plan. The plan is an important part of our total compensation program because competitive benefit programs are a critical component of our efforts to attract and retain qualified employees, directors, and consultants. Options granted under the plan may be Incentive Stock Options or non-statutory stock options, as determined by the board of directors or a committee appointed by the board of directors at the time of grant. Limited rights and stock awards may also be granted under the Plan.

As of December 31, 2006, 11,184,698 shares were authorized for issuance under the 1999 Stock Option Plan and the 2004 Equity Incentive Plan, 7,495,098 of which are currently subject to outstanding options and awards, and options on 1,509,316 shares were exercised through 2006.

In addition to the 1999 Stock Option Plan and the 2004 Equity Incentive Plan, our 1999 Employee Stock Purchase Plan authorizes our board of directors to make offerings of our common stock to our employees. The 1999 Employee Stock Purchase Plan has been instituted and the first employees enrolled in the plan in August 2003. The first shares of common stock were issued under the Plan in February 2004 and every six-month anniversary thereafter. The 1999 Employee Stock Purchase Plan was scheduled to expire in June 2005; however, the board authorized a one-year extension of the plan at their meeting in November 2004, while the compensation committee reviewed the value of the plan to employees and the desire for its continuance. In March 2005, the board authorized an additional extension of the plan to June 30, 2010.

We also offer a variety of health, dental, vision, 401(k) and life insurance benefits to our employees.

Equity Compensation Plan Information

The following table reflects information as of December 31, 2006.

	(a)	(b)	(c)

Plan category	Number of securities	Weighted-average	Number of securities
	to be issued upon	exercise price of	remaining available for
	exercise of outstanding	outstanding	future issuance under
	options, warrants, and	options, warrants	equity compensation plans
	rights	and rights	(excluding securities
			reflected in column (a))

Equity
compensation plans	7,495,098	$1.17	2,180,284
approved by
security holders

Equity	4,900,000	1.36	-
compensation plans
not approved by
security holders

Total	12,395,098	$1.24	2,180,284

The options granted to our executives, under the equity compensation plans not approved by security holders, are fully vested and exercisable on the date of grant, have an exercise price of $1.00 to $1.40 per share, which was the closing sale price, reported on the OTCBB on the date of grant, and will expire five to ten years after the date of grant.  Some of the shares subject to the options are subject to sale restrictions that expire upon the achievement of certain milestones or four years from the date of grant, whichever comes first.  Subject to certain limitations, these options may be exercised by means of a net exercise provision by surrendering shares with a fair market value equal to the exercise price upon exercise.

Certain Relationships And Related Transactions

James W. Benson, our former chief technology officer and former chairman of the board of directors, and Susan C. Benson, our former corporate secretary and director, are married. Mr. Benson has personally guaranteed the building lease on our Poway, California headquarters facility and has placed his home in Poway as collateral. Mr. Benson remains a member of our board of directors and one of our major shareholders.

In October 2006, we were awarded a $330,000 study contract from the Benson Space Company to further the SpaceDev Dream Chaser™ spaceship program.  Mr. Benson founded the Benson Space Company in September 2006 and remains a member of our Board and principal stockholder. Therefore, this contract could be considered a related party transaction. The study contributed to the on-going development of the spaceship and resulted in a space vehicle and rocket motor design. The SpaceDev Dream Chaser™ spaceship is based on NASA’s design of the ten-passenger orbital HL-20 personnel launch system, and will launch vertically and land horizontally.  We completed the study in March 2007 and have recognized all revenue under this program.

Until joining us, Mark N. Sirangelo, chief executive officer, and chairman of our board of directors, was a member of QS Advisors, LLC, and also a member of The QuanStar Group LLC, business advisors to us. We entered into an agreement with QS Advisors for which QS Advisors was paid a monthly fee of $5,000. In addition, under the agreement, upon the consummation of the merger with Starsys, and for services performed in relation to the merger and considered part of the purchase price, QS Advisors received $200,000 cash and 250,000 shares of our common stock. QS Advisors subsequently distributed 7,500 shares of our common stock to Mr. Daniel Avrutsky for services performed and retained 242,500 shares. This agreement terminated upon consummation of Mr. Sirangelo's employment with us; however, Mr. Sirangelo claims beneficial ownership of the 242,500 shares distributed to QS Advisors.

On January 31, 2006, we entered into a non-competition agreement with Scott Tibbitts, pursuant to which Mr. Tibbitts has agreed not to be employed by or have any interest in an entity that engages in a similar business to Starsys related to the aerospace industry for three years, shall not solicit any business from any of our past or present customers, not solicit or encourage any of our employees to leave or reduce his or her employment, not to encourage a consultant under contract with us to cease or diminish his or her work with us, not to use our intellectual property other than for the benefit of us and not to make any negative or disparaging statements regarding us to any third party. Mr. Tibbitts has received $100,000 for 2006 and will continue to receive $100,000 annually each year he abides by the covenant not to compete.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of the Forms 3 and 4 furnished to us during 2006, each of the directors and/or executive officers timely filed any required initial Form 3 and Form 4 under Section 16(a) of the Securities Exchange Act of 1934 during 2006 with the following exceptions: James W. Benson on September 11, 2006 and November 6, 2006; Susan C. Benson on January 11, 2006 and January 12, 2006; Robert Walker on June 2, 2006 and December 18, 2006; Richard B. Slansky on June 2, 2006; Randall K. Simpson on June 2, 2006 and December 6, 2006; Wesley Huntress on June 2, 2006 and September 11, 2006; Howell Estes on June 20, 2006 and August 29, 2006; Robert Vacek on August 29, 2006; Frank Macklin on August 29, 2006 and December 6, 2006; and Curt Blake on August 29, 2006 and December 12, 2006.

Required Vote

At the Annual Meeting, nine directors are to be elected, by plurality vote. We ask that you sign and return the enclosed proxy card to give the named proxy holders the right to vote for the nine nominees identified in this Proxy Statement. If you elect to withhold authority for any individual nominee or nominees, you may do so by making an "X" in the box marked "For All Except," and by writing the number(s) of the nominee(s) on the line provided on the proxy card that you do not wish to vote for.

Each of the nominees for director has agreed to serve as a director of the Company until his replacement is elected. If any unforeseen event prevents one or more of the nominees from serving as a director, your votes will be cast for the election of a substitute or substitutes selected by the board. In no event, however, can the proxies be voted for a greater number of persons than the number of nominees named. Unless otherwise instructed, the proxy holders will vote for the election of each nominee to serve as a director of the Company.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS OF THE COMPANY.

PROPOSAL 2

RATIFICATION OF SELECTION OF REGISTERED
INDEPENDENT PUBLIC ACCOUNTING FIRM

Our audit committee has selected PKF, Certified Public Accountants, A Professional Corporation, ("PKF"), who was our auditing firm for the fiscal years ended December 31, 2003, 2004, 2005, and 2006 as our registered independent public accounting firm for the fiscal year ending December 31, 2007. This selection is being submitted to the stockholders for ratification at the Annual Meeting. A representative of PKF is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he wishes to do so, and will be available to respond to appropriate questions.

Stockholders are not required to ratify the selection of PKF, as our registered independent public accounting firm. However, we are submitting the selection of PKF to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the selection, our audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different registered independent public accounting firm at any time if it determines that such a change would be in our and our stockholders' best interests.

Audit Fees

The following are the fees billed us by our auditors, PKF, Certified Public Accountants, A Professional Corporation, respectively, for services rendered thereby during 2006 and 2005:

	2006	2005
Audit Fees	$ 101,690	$ 46,380
Audit Related Fees	82,445	-
Tax Fees	24,088	7,500
All Other Fees	285	42,275
Total	$ 208,507	$ 96,155

The increase in fees was due to the acquisition of Starsys in January 2006 as well as the required filing and additional work performed for the cut-off financial information at the time of the merger. The acquisition of Starsys added additional complexities and consolidation issues to the Company's reporting requirements.

Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of our annual financial statements and the reviews of the financial statements included in our Forms 10-QSB and for any other services that were normally provided by PKF in connection with our statutory and regulatory filings or engagements.

Audit Related Fees consist of the aggregate fees billed for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements and were not otherwise included in Audit Fees. The 2006 fees in this category related to specific research of accounting treatment under new FASB rules.

Tax Fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. Included in such Tax Fees were fees for preparation of our tax returns and consultancy and advice on other tax planning matters.

All Other Fees consist of the aggregate fees billed for products and services provided by PKF and not otherwise included in Audit Fees, Audit Related Fees or Tax Fees. Included in such Other Fees were fees for services rendered by PKF in connection with our private and public offerings conducted during such periods.

Our audit committee has considered whether the provision of the non-audit services described above is compatible with maintaining PKF's independence and determined that such services are appropriate.

Before the auditors are engaged to provide us audit or non-audit services, such engagement is (without exception, required to be) approved by the audit committee of our board of directors.

The affirmative vote of the holders of a majority of the stock represented and voting at the meeting will be required to ratify the selection of PKF.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY SELECTION OF THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007.

PROPOSAL 3

APPROVAL OF A CHANGE OF THE COMPANY'S STATE OF INCORPORATION FROM COLORADO TO DELAWARE BY APPROVAL AND ADOPTION OF AN AGREEMENT AND PLAN OF MERGER PROVIDING FOR THE MERGER OF OUR COMPANY INTO A WHOLLY-OWNED DELAWARE SUBSIDIARY

General

For the reasons set forth below, our board unanimously approved the Merger Agreement and believes that it is in the best interests of our Company and our Shareholders to change the state of incorporation from Colorado to Delaware. While we have been advised by counsel that there are only limited substantive differences in your rights as Shareholders between Colorado and Delaware corporate law, our board has determined that reincorporation in Delaware is in the Company's best interests in pursuing future business opportunities in our line of business. Throughout this section of the Proxy Statement, our Company as currently incorporated in Colorado will be referred to as "SPDV" and the Company as reincorporated in Delaware (which reincorporation is subject to approval of the Merger Agreement by the Shareholders at the Annual Meeting) will be referred to as "SpaceDev, Inc." The Merger Agreement will be effected by merging SPDV into a newly formed Delaware corporation that will be a wholly-owned subsidiary of SPDV, also named SpaceDev, Inc., (the "Merger") pursuant to an Agreement and Plan of Merger, in the form attached hereto as Appendix A (the "Merger Agreement"). You are urged to carefully read this section of this Proxy Statement, including the related appendices referenced below and attached to this Proxy Statement, before voting on the Merger Agreement.

No Change in Name, Business, Jobs, Physical Location, Etc.

       The reincorporation merger will effect a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described below under the heading "Comparison of the Charters and the Bylaws of SPDV and SpaceDev, Inc. and Significant Differences Between the Corporation Laws of Colorado and Delaware." However, the reincorporation merger will not result in any change in name, headquarters, business, jobs, management, location of any of our offices or facilities, number of employees, taxes payable to the State of Colorado, assets, liabilities or net worth (other than as a result of the costs incident to the reincorporation merger, which are immaterial). Our management, including all directors and officers, will remain the same in connection with the reincorporation merger and will assume identical positions with SpaceDev, Inc. None of our subsidiaries will be changing their respective states or jurisdictions of incorporation in connection with the reincorporation merger. There will be no new employment agreements for executive officers or other direct or indirect interest of the current directors or executive officers of the Company in the reincorporation merger as a result of the reincorporation. Upon the effective time of the reincorporation merger, your shares of SPDV Common Stock will be converted into an equivalent number of shares of Common Stock of SpaceDev, Inc. of Delaware and such shares will trade on the OTCBB under the symbol "SPDV.OB."

SpaceDev, Inc., a Delaware Corporation

SpaceDev, Inc., our wholly owned subsidiary, was incorporated under the Delaware General Corporation Law (DGCL) on June 19, 2007 under the name "SpaceDev, Inc., a Delaware Corporation," exclusively for the purpose of merging with SPDV. The address and phone number of SpaceDev, Inc. Delaware's principal office are the same as those of the Company. Prior to the reincorporation merger, SpaceDev, Inc. will have no material assets or liabilities and will not have carried on any business.

Upon completion of the reincorporation merger, the rights of the stockholders of SpaceDev, Inc. will be governed by the DGCL and the certificate of incorporation and the bylaws of SpaceDev, Inc. (the "Delaware Certificate of Incorporation" and the "Delaware Bylaws," respectively). The Delaware Certificate of Incorporation of SpaceDev, Inc. and the Delaware Bylaws are attached to this proxy statement as Appendices B and C, respectively.

The Merger Agreement and Effective Time

The Merger Agreement will be effected by merging SPDV into a newly formed Delaware corporation that will be a wholly-owned subsidiary of SPDV, also named SpaceDev, Inc., (the "Merger") pursuant to an Agreement and Plan of Merger, in the form attached hereto as Appendix A (the "Merger Agreement"). Upon completion of the Merger, SPDV, as a corporate entity, will cease to exist and SpaceDev, Inc. will succeed to the assets and liabilities of SDPV and will continue to operate the business of our Company under the name "SpaceDev, Inc." As provided by the Merger Agreement, each outstanding share of SPDV common stock, $0.0001 par value per share, will be automatically converted into one share of SpaceDev, Inc. common stock, $0.0001 par value per share, at the effective time of the Merger. In addition, each share of Series C and Series D-1 preferred stock of SPDV will be automatically converted into one share of SpaceDev, Inc. Series C and Series D-1 preferred stock, $0.001 par value per share, at the effective time of the Merger. Each stock certificate representing issued and outstanding shares of SPDV common stock will continue to represent the same number of shares of SpaceDev, Inc. common stock.

PLEASE DO NOT SEND IN ANY OF YOUR STOCK CERTIFICATES REPRESENTING SHARES OF THE COMPANY'S COMMON STOCK, AS IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING SPDV STOCK CERTIFICATES FOR SPACEDEV, INC. STOCK CERTIFICATES. HOWEVER, SHAREHOLDERS MAY REQUEST THAT THEIR CERTIFICATES BE EXCHANGED IF THEY SO CHOOSE. DELIVERY OF THE SPDV COMMON STOCK CERTIFICATES WILL CONSTITUTE DELIVERY FOR TRANSACTIONS IN SHARES OF SPACEDEV, INC. COMMON STOCK AFTER THE EFFECTIVE DATE OF THE MERGER.

The current directors of SPDV will become the directors of SpaceDev, Inc. All employee benefit and stock option plans of SPDV will become SpaceDev, Inc. plans, and each option or right issued by such plans will automatically be converted into an option or right to purchase the same number of shares of SpaceDev, Inc. common stock, at the same price per share, upon the same terms and subject to the same conditions. Shareholders should note that approval of the Merger Agreement will also constitute approval of these plans continuing as SpaceDev, Inc. plans. Other employee benefit arrangements of SPDV will also be continued by SpaceDev, Inc. upon the terms and subject to the conditions currently in effect. Our Series C Convertible Redeemable Preferred Stock and Series D-1 Amortizing Convertible Perpetual Preferred Stock will be converted into shares of preferred stock of SpaceDev, Inc. with essentially identical charter-level rights, powers and privileges as the shares so converted. We believe that the Merger Agreement will not affect any of our material contracts with any third parties and that SPDV's rights and obligations under such material contractual arrangements will continue as rights and obligations of SpaceDev, Inc. The Merger Agreement has been approved by the members of the board, who unanimously voted "FOR" the Merger Agreement. If approved by the Shareholders, it is anticipated that the Merger will become effective under the Merger Agreement (the "Effective Time") on August 10, 2007, or as soon as practicable thereafter. However, as described in the Merger Agreement, if before the Effective Time the board determines that circumstances have arisen that make it inadvisable to proceed with the Merger Agreement under the original terms of the Merger Agreement, the Merger (and thus the Merger Agreement) may be abandoned or the Merger Agreement may be amended by the board either before or after Shareholder approval has been obtained (except that the principal terms may not be amended without obtaining further Shareholder approval). The discussion below is qualified in its entirety by reference to the Merger Agreement, the Delaware Certificate of Incorporation and the Delaware Bylaws, copies of which are attached to this Proxy Statement as Appendices A, B and C, respectively, and by the applicable provisions of Colorado corporate law and Delaware corporate law.

Approval of the Merger and the Merger Agreement, which will also constitute approval of the SpaceDev Inc.’s Delaware Charter and the SpaceDev, Inc.’s Delaware Bylaws, will require the affirmative vote of a majority of outstanding shares as of the Record Date entitled to vote thereon.

Effect of Not Obtaining the Required Vote for Approval

If the reincorporation proposal fails to obtain the requisite vote for approval, the reincorporation merger will not be consummated and the Company will continue to be incorporated in Colorado.

Dissenters' Rights

Shareholders of SPDV stock that follow the appropriate procedures are entitled to dissent from the consummation of the Merger and receive payment of the fair market value of their shares under Article 113 of the Colorado Business Corporations Act ("CBCA").

The following discussion summarizes the material applicable provisions of the Colorado dissenters' rights statute. You are urged to read the full text of the Colorado dissenters' rights statute, which is reprinted in its entirety and attached as Appendix D to this document. A person having a beneficial interest in shares of SPDV stock that are held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner if such person wishes to perfect any dissenters' rights such person may have.

This discussion and Appendix D should be reviewed carefully by you if you wish to exercise statutory dissenters' rights or wish to preserve the right to do so, because failure to strictly comply with any of the procedural requirements of the Colorado dissenters' rights statute may result in a termination or waiver of dissenters' rights under the Colorado dissenters' rights statute.

A record holder of any of SPDV stock may assert dissenters' rights as to fewer than all of the shares of SPDV stock registered in such record holder's name only if the record holder dissents and does not vote in favor of the Merger Agreement with respect to all shares of such stock beneficially owned by any one person and causes SPDV to receive timely written notice which states such dissent and the name, address and federal taxpayer identification number, if any, of each beneficial holder on whose behalf the record holder asserts dissenters' rights.

A beneficial holder of shares SPDV stock may assert dissenters' rights as to the shares held on such beneficial Shareholder's behalf only if the beneficial holder causes SPDV to receive the record holder's timely written consent to the dissent not later than the time the beneficial holder asserts dissenters' rights and the beneficial holder dissents and causes the record holder to refrain from voting in favor of the Merger Agreement with respect to all shares of common stock owned by the beneficial holder.

If a holder of SPDV stock wishes to dissent, such holder must send SPDV, before the vote on the reincorporation merger is taken, written notice of such holder's intention to demand payment for such holder's shares of stock if the reincorporation merger is effectuated and such holder must refrain from voting in favor of the reincorporation merger. Neither a vote against the Merger Agreement, nor any proxy directing such vote, nor abstention from voting on the Merger Agreement will satisfy the requirement for a written notice to SPDV of the holder's intention to demand payment. All such notices should be mailed to 13855 Stowe Drive, Poway, California 92064, Attention: Richard B. Slansky, Corporate Secretary.

If the reincorporation merger is authorized at the Annual Meeting, then, within ten days thereafter, we will provide to any holder of SPDV stock still entitled to demand payment, a written notice containing all information and instructions required by Colorado law for any such holder to complete the demand, including certain deadlines by which SPDV must receive from a dissenting holder a formal notice demanding payment from SPDV and such holder’s share certificates representing such dissenting holder's shares of SPDV stock.

We will pay to a holder of SPDV stock, if eligible, and if such holder has validly exercised his, her or its dissenters' rights under Article 113 of the CBCA, the amount we estimate is the fair market value of the dissenting holder's shares plus interest at the rate provided in Article 113 of the CBCA from the effective date of the reincorporation until the payment date. We also will provide the information required by Article 113 of the CBCA to the dissenting owner of SPDV stock entitled to receive payment.

If the holder of shares of SPDV stock has validly exercised dissenters' rights under Article 113 of the CBCA and believes that; (i) the amount offered or paid is less than the fair market value of such holder's shares or that the interest was incorrectly calculated, (ii) we have failed to make the payment within sixty days of the deadline for receiving payment demand, or (iii) we do not return deposited certificates when required to do so, the dissenting holder may give notice to us of such holder's estimate of the fair market value of such holder's shares and the amount of interest due and demand payment of such estimate, less any payment previously made by us, or the dissenting holder may reject our offer and demand payment of the fair market value of the shares and interest due. If a dissenting holder's demand for payment remains unresolved, then we may, within sixty days of receipt thereof, commence a proceeding and petition the court to determine the fair market value of such dissenting holder's shares and interest due thereon. If we do not timely make such a request, we must pay the dissenting holder the amount set forth in such holder's demand for payment.

SPDV has retained the right to elect not to proceed with the Merger Agreement if greater than 1% of the Shareholders entitled to vote properly exercise their dissenters rights, or if the board of directors deems the reincorporation to be non-beneficial to the Company.

If you wish to seek dissenters' rights, you are urged to review the applicable Colorado statutes attached to this document as Appendix D.

Reasons for the Reincorporation

For many years, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing, and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have initially chosen Delaware, or have chosen to reincorporate in Delaware, in a manner similar to that proposed by the Company. Our board believes that the principal reasons for considering such a reincorporation are:

•
the development in Delaware over the last century of a well-established body of case law construing the DGCL, which in many contexts, provides businesses with a greater measure of predictability than exists in any other jurisdiction;

•
the certainty afforded by the well-established principles of corporate governance under Delaware corporate law are of benefit to our Company and Shareholders and should increase our ability to attract and retain quality directors and officers;

•	Delaware corporate law itself, which is generally acknowledged to be the most advanced and flexible corporate statute in the country;

•
the Delaware Court of Chancery, which brings to its handling of complex corporate issues a high level of experience, speed of decision and sophistication, and the Delaware Supreme Court, the only appeals court;

•	the Delaware corporate law benefits as viewed by investors if and when our Company moves to a national exchange listing; and,

•	the Delaware General Assembly, which each year considers and adopts statutory amendments that have been proposed by the Corporation Law Section of the Delaware bar to meet changing business needs.

Significant Changes Caused By Reincorporation

In general, our corporate affairs are presently governed by the corporate law of Colorado, our state of incorporation, the SpaceDev, Inc.’s Colorado Charter and by the SpaceDev, Inc.’s Colorado Bylaws, which have been adopted pursuant to Colorado law. The Colorado Charter and Colorado Bylaws are available for inspection during business hours at the principal executive offices of the Company. In addition, copies may be obtained by writing to us at 13855 Stowe Drive, Poway, California 92064, Attn: Richard B. Slansky, Corporate Secretary.

Following the Merger, issues of corporate governance and control would be controlled by Delaware, rather than Colorado, corporate law. The Colorado Charter and Colorado Bylaws, will, in effect, be replaced by the Delaware Certificate of Incorporation and the Delaware Bylaws, copies of which are attached as Appendices B and C, respectively, to this Proxy Statement. The following comparison of the charters and the bylaws of SPDV and SpaceDev, Inc. and significant differences between the corporation laws of Colorado and Delaware is not intended to be an exhaustive list of all such differences or a complete description of the differences, and is qualified in its entirety by the CBCA, the Delaware General Corporation Law and the relevant charter and by-laws.

Comparison of the Charters and the Bylaws of SPDV and SpaceDev, Inc. and Significant Differences Between the Corporation Laws of Colorado and Delaware

Fiduciary Duties of Directors

Both Delaware and Colorado law provide that the board of directors has the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of Colorado and Delaware corporations owe fiduciary duties of care and loyalty to the corporations they serve, as well as their shareholders. The fiduciary duty provisions included in Colorado corporate law may provide significantly broader discretion, and increased protection from liability, to directors in exercising their fiduciary duties, particularly in the context of a change in control.

The following summarizes certain aspects of Delaware and Colorado law as they relate to fiduciary duties of directors:

Standard of Care

Delaware courts have held that the directors of a Delaware corporation are required to exercise an informed business judgment in performing their duties. Delaware courts have also imposed a heightened standard of conduct on directors in matters involving a contest for control of the corporation.

A director of a Colorado business corporation must perform his or her duties as a director in good faith, with the care an ordinary person in a like position would exercise under similar circumstances and with a view to the best interests of the corporation.

Anti-Takeover Laws

Section 203 of the Delaware General Corporation Law contains certain "anti-takeover" provisions that apply to a Delaware corporation, unless the corporation elects not to be governed by such provisions in its certificate of incorporation or bylaws. Section 203 precludes a corporation from engaging in any "business combination" with any person that owns 15% or more of its outstanding voting stock for a period of three years following the time that such stockholder obtained ownership of more than 15% of the outstanding voting stock of the corporation. A business combination includes any merger, consolidation, or sale of substantially all of a corporation's assets.

The three-year waiting period does not apply, however, if any of the following conditions are met:

•
the board of directors of the corporation approved either the business combination or the transaction which resulted in such stockholder owning more than 15% of such stock before the stockholder obtained ownership of more than 15% of the corporation's stock;

•
once the transaction which resulted in the stockholder owning more than 15% of the outstanding voting stock of the corporation is completed, such stockholder owns at least 85% of the voting stock of the corporation outstanding at the time that the transaction commenced; or

•
at or after the time the stockholder obtains more than 15% of the outstanding voting stock of the corporation, the business combination is approved by the board of directors and authorized at a meeting of stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the acquiring stockholder.

The CBCA does not contain any similar business combination provisions.

Par Value of Capital Stock, Surplus, Capital

Delaware law recognizes the concepts of par value, surplus, and capital.

The concepts of par value, surplus, and capital do not exist under the CBCA, though par value stock is permitted.

Preferred Stock

The Delaware Certificate of Incorporation contains a similar authorization for the board of directors with respect to preferred stock; however, the rights and limitations of the preferred stock are to the fullest extent permitted by Delaware law. Accordingly, the Board is permitted to fix whether or not the holders of shares of a series of preferred stock will have voting rights and the terms of those voting rights, in addition to the voting rights provided by Delaware law.

The Colorado Articles of Incorporation authorize the board of directors of the Company to issue shares of preferred stock in one or more series, and to fix for each series the number, dividend rights, conditions of redemption, rights on dissolution, voting rights (but only to the limited extent the preferred stock is granted the right to vote by the CBCA), conversion privileges and other rights and limitations to the extent permitted by the CBCA. SPDV currently has two series of preferred stock outstanding, Series C and Series D-1. All of the SPDV Series C and Series D-1 will convert into the same equal value Series C and Series D-1 of SpaceDev, Inc.

The authorized shares of preferred stock for both SPDV, and for SpaceDev, Inc. after the reincorporation, may be used for any proper corporate purpose approved by the board of directors. Their availability enables the board of directors to act with flexibility and dispatch when favorable capital raising or acquisition opportunities arise which permit the use of equity securities other than common stock. Under certain circumstances, the preferred stock could have anti-takeover effects. The terms of the preferred stock, and in the case of SpaceDev, Inc., the ability of the board of directors to give the preferred stock a wider array of voting rights, could discourage or thwart persons seeking to effect a takeover or otherwise gain control of SPDV or SpaceDev, Inc. The use of the preferred stock for such a purpose, however, is unlikely.

Dividend Rights and Repurchase of Shares

Under Delaware corporate law, a corporation may declare and pay dividends out of surplus or, if no surplus exists, out of net profits, for the fiscal year in which the dividends are declared and/or for its preceding fiscal year, provided that dividends may not be paid out of net profits if the capital of the corporation is less than the aggregate amount of capital represented by the outstanding stock of all classes having a preference upon the distribution of assets. Surplus is defined as net assets minus stated capital. Delaware corporate law applies different tests to the payment of dividends and the repurchase of shares.

The CBCA provides that the payment of distributions is generally permissible unless after giving effect to the dividend or distribution, the corporation would be unable to pay its debts as they become due in the usual course of business, or if the total assets of the corporation would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were dissolved at the time the dividend was paid, to satisfy the preferential rights of shareholders whose preferential rights upon dissolution of the corporation are greater than those of the shareholders receiving the dividend. Because Colorado law dispenses with the concepts of par value of shares as well as statutory definitions of capital and surplus, the above limitation is the only limitation with respect to the declaration of dividends by the board of directors of the Company, so long as the distributions are reasonable under the circumstances.

Reacquisition of Stock by the Corporation

Delaware corporate law provides that a corporation may repurchase or redeem its shares if, among other things, such repurchase or redemption will not impair the capital of the corporation and if the shares are redeemable at the option of the corporation and the corporation does not pay more than the redemption price. Under the CBCA, a company may acquire its own shares, subject to certain limitations, and except in certain circumstances (which may include a prohibition on reissuance in the articles of incorporation), such shares will constitute authorized but unissued shares.

Liability of Directors and Officers

Delaware corporate law permits a corporation to include in its certificate of incorporation a provision limiting or eliminating the personal liability of its directors to the corporation or its stockholders for monetary damages arising from a breach of fiduciary duty, except for:

•	a breach of the duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	a declaration of a dividend or the authorization of the repurchase or redemption of stock in violation of Delaware corporate law; or

•	any transaction from which the director derived an improper personal benefit.

The Delaware Bylaws and the Delaware Charter include provisions which limit the liability of directors of SpaceDev, Inc. to the maximum extent permitted by law.

While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on an officer's or director's breach of such duties.

Under Colorado corporate law, if provided in the articles of incorporation, a corporation may limit a director's personal liability to the corporation or its shareholders for monetary damages for breach of his or her fiduciary duty, except that no such provision in the articles of incorporation may eliminate or limit the liability of a director for any of the following:

•	breach of the director's duty of loyalty to the corporation or shareholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	a distribution made in violation of Colorado corporate law or the articles of incorporation; or

•	any transaction from which the director directly or indirectly derived an improper personal benefit.

The Colorado Charter does not limit SPDV's directors’ and officers’ personal liablility for monetary damages for any breach of fiduciary duty.

Indemnification of Directors and Officers

Both Delaware and Colorado permit a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe that their conduct was unlawful, except that no indemnification may be made in respect of any claim, issue or matter as to which the person seeking indemnification shall have been adjudged to be liable to the corporation. Notwithstanding the foregoing, however, under Delaware law, even a person who has been found liable may still obtain indemnification to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Both Delaware and Colorado corporate law also provide that a corporation may advance to a director or officer expenses incurred by him in defending any action, upon receipt of an undertaking by the present or former director or officer to repay the amount advanced if it is ultimately determined that he or she is not entitled to indemnification.

Under the Delaware Charter, the Company is obligated to indemnify, to the fullest extent permitted under Delaware law, all its directors and officers. The Delaware Bylaws also require advancement of defense expense to SpaceDev, Inc.’s directors and officers.

Under the Colorado Charter the Company was authorized to indemnify its directors and officers to the fullest extent permitted by Colorado law.

Under Colorado corporate law, unless limited by its articles of incorporation, a Colorado corporation must indemnify its directors and officers who are wholly successful in the defense of any proceeding to which they were a party because of their position as a director or officer against reasonable expenses incurred in connection therewith. In addition, Colorado corporate law requires Colorado corporations to give shareholders, with or before the notice for the next shareholders' meeting, a notice of all indemnification of, or advancement of expenses to, directors of the Company in connection with a proceeding by or in the right of the corporation.

Annual Meetings of Stockholders and Director Elections

Under Delaware law an annual meeting of stockholders shall be held for the election of directors on a date and at a time designated by or in the manner provided in the bylaws. If there is a failure to hold the annual meeting or to take action by written consent to elect directors in lieu of an annual meeting for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the latest to occur of the organization of the corporation, its last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.

Under the CBCA, a corporation shall hold an annual meeting of shareholders at a time, date and place stated in or fixed in accordance with the bylaws, or, if not so stated or fixed, at a time, date and place stated in or fixed in accordance with a resolution of the board of directors. If no place is stated or fixed, annual meetings shall be held at the corporation's principal office. The failure to hold an annual meeting at the time and date fixed in the bylaws or by resolution will not affect the validity of any corporate action and does not create a forfeiture or dissolution of the corporation. If an annual meeting was not held within the earlier of six months after the close of the corporation's most recently ended fiscal year or 15 months after its last annual meeting, a meeting may be summarily ordered by the appropriate district court upon the application of any shareholder entitled to participate in an annual meeting.

Special Meetings of Stockholders

Under Delaware corporate law, a special meeting of the stockholders may be called by the board of directors or any other person as may be authorized by the bylaws. The Delaware Bylaws provide that special meetings may be called by the chairman of the board of directors or a majority of the entire board of directors.

Under Colorado corporate law, special meetings of shareholders may be called by the board of directors or any other person as may be authorized by the bylaws or a resolution of the board of directors, or at the request in writing (which must include the purpose of the meeting) of shareholders of record owning at least 10% of all the shares entitled to vote at the meeting. Only business within the purpose or purposes described in the notice of the meeting required by the CBCA may be conducted at a special shareholders' meeting. If not otherwise fixed, the record date for determining shareholders entitled to demand a special meeting pursuant to written shareholder demand is the date of the earliest of any of the demands pursuant to which the meeting is called, or the date that is 60 days before the date the first of such demands is received by the corporation, whichever is later. If a notice of the special meeting was not given (i) within 30 days after the date of the call or (ii) the date the last of the demands necessary to require the calling of the special meeting was received by the corporation; or the special meeting was not held in accordance with the notice, a meeting may be summarily ordered by the appropriate district court upon the application of any person who participated in a call of or demand for a special meeting.

Notice of Adjournment and Other Actions

Under Delaware corporate law, if a meeting of stockholders is adjourned and the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting. In addition, at the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.

Colorado corporate law provides that if an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment, unless otherwise required by the bylaws. If, however, a new record date for the adjourned meeting is or must be fixed because the meeting is adjourned for more than 120 days after the date fixed for the original meeting, notice of the adjourned meeting shall be given under this section of no fewer than ten nor more than sixty days before the date of the meeting; except that, if the number of authorized shares is to be increased, at least thirty days' notice shall be given to persons who are shareholders as of the new record date.

Record Date

Under Delaware law (i) the record date is not to precede the date upon which the resolution fixing the record date is adopted by the board of directors, (ii) when applicable, the record date is not to be more than 60 days before the meeting or action requiring determination of stockholders, except in the case of an action by written consent, the record date for which must be not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the board of directors, and (iii) in the case of a stockholder meeting, in addition to the maximum limit of the record date being not more than 60 days before the meeting, a minimum limit applies to the record date of not less than 10 days before the meeting.

Under the CBCA, with respect to all actions requiring the fixing of a record date (including distributions) other than a shareholder action by written consent, the record date is not to be more than 70 days before the meeting or action requiring a determination of shareholders. With respect to a shareholder action by written consent, the record date is the date on which a writing upon which the action is taken is first received by the Company.

Action by Shareholders Without a Meeting

Delaware corporate law, permits stockholder action to be taken by less than unanimous written consent, if written consents are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and prompt notice of the action so taken by written consent of the requisite majority of the stockholders is given to the non-consenting stockholders.

The CBCA provides that any action required or permitted to be taken at a shareholders' meeting may be taken without a meeting if; (i) all of the shareholders entitled to vote thereon consent to such action in writing, or (ii) if expressly provided for in the articles of incorporation, the shareholders holding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted consent to such action in writing. Such action by written consent will be effective as of the date the last writing necessary to effect the action is received by the Corporate Secretary of the Company, unless all of the written consents necessary to effect the action specify a later date as the effective date of the action. If action is taken with less than unanimous consent, prompt notice of the action so taken by written consent must be given to the non-consenting shareholders.

Advance Notice of Director Nominations and Shareholder Proposals

Delaware corporate law does not specify the manner in which nominations for directors may be made by stockholders or the manner in which business may be brought before a meeting. The Delaware Bylaws provide that notice of a director nomination or other stockholder proposal must be received by us not less than 90 days nor more than 120 days before the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from the prefious year’s annual meeting date, the proposing stockholder must deliver such notice not later than the close of business on the later of the 90th day before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In the case of a special meeting of stockholders called for the purpose of electing directors, such notice must be received not later than the later of the close of business 90 days before such meeting or the 10th day following the day on which public announcement of the date of such special meeting is first made.

Colorado corporate law, like Delaware corporate law, does not specify the manner in which nominations for directors may be made by shareholders or the manner in which business may be brought before a meeting. The Colorado Bylaws have no notice provisions for nominations and shareholder proposals similar to those in the Delaware Bylaws.

Amendments To The Articles (Certificate) of Incorporation

Under Delaware corporate law, an amendment or change to the Certificate of Incorporation generally requires the approval of the board of directors, followed by the approval of such amendment by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon. When an amendment of the certificate would specially adversely affect the rights of a class of stock or the rights of a series of a class, Delaware corporate law provides that the enactment of the amendment also requires the affirmative vote of the holders of a majority of the outstanding shares of such class or series.

Under the CBCA, amendments to the Articles of Incorporation, other than ministerial amendments authorized by the directors without shareholder action, may be proposed by the board of directors of the Company or by the holders of shares representing at least 10% of all of the votes entitled to be cast on the amendment. The board of directors of the Company must recommend the amendment to the shareholders, unless the amendment is being proposed by the shareholders, or unless the board of directors determines that because of a conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders with the amendment.

Amendments to Bylaws

Under Delaware corporate law, bylaws may be adopted, amended or repealed by the stockholders entitled to vote thereon provided that any corporation may, in its certificate of incorporation, confer this power upon the directors. However, the power vested in the stockholders shall not be divested or limited where the board of directors also has such power. The Delaware Charter provides that the directors have the power to adopt, amend or repeal the Delaware Bylaws. The Delaware Bylaws provide that the vote of a majority of all directors or the affirmative vote of a majority of the votes cast by all stockholders entitled to vote thereon is required to alter, amend or repeal the bylaws other than to amend the indemnification provisions of the bylaws which requires a resolution adopted by two-thirds of the entire board of directors or a 75% supermajority vote of stockholders.

Under the Colorado corporate law, the board of directors or the shareholders may amend the bylaws at any time to add, change, or delete a provision, unless the articles of incorporation, the CBCA or a particular bylaw prevents the directors from doing so. If authorized by the articles of incorporation, the shareholders may amend the bylaws to fix a greater quorum or voting requirement for shareholders, or voting groups of shareholders, than is required by the CBCA. An amendment to the bylaws to add, change, or delete a greater quorum or voting requirement for shareholders shall meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect or proposed to be adopted, whichever are greater. A bylaw that fixes a greater quorum or voting requirement for shareholders may not be amended by the board of directors. An amendment to the bylaws to add a greater quorum or voting requirement for the board of directors may be amended only by the shareholders, if adopted by the shareholders, or, if adopted by the board of directors, either by the shareholders or by the board of directors.

Interested Director Transactions

Under Delaware corporate law, some contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest, provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure are met.

Under Delaware corporate law, the conditions are that either (1) the shareholders or the disinterested directors must approve any such contract or transaction after the full disclosure of material facts, or (2) the contract or transaction must have been fair as to the corporation at the time it was approved. Under Delaware corporate law, if board approval is sought, the contract or transactions must be approved by a majority of the disinterested directors (even though less than a quorum).

Colorado corporate law specifically prohibits certain loans or credit facilities to interested directors. The CBCA does not, however, automatically void contracts or transactions between a corporation and one of the corporation's directors. Under Colorado corporate law, a contract or transaction is not voidable solely because:

•	the contract is between the corporation and a director of the corporation or an entity in which a director of the corporation has a financial interest;

•	an interested director is present at the meeting of the board of directors that authorizes or approves the contract or transaction; or

•	the vote or votes of the interested director are counted for purposes of authorizing or approving the contract or transaction involving the interested transaction.

Rather, under Colorado corporate law, contracts or transactions such as those described above are permissible if:

•
the facts surrounding the contract or transaction are known to the board of directors (or a committee of the board of directors) and the board of directors authorizes (or an authorized committee), approves, or ratifies the contract or transaction in good faith by a vote without counting the vote of the interested director, even though they are less than a quorum; or

•
the facts or circumstances surrounding the contract or transaction are made known to the shareholders and they authorize, approve or ratify the contract or transaction in good faith by a majority vote of the shareholders entitled to vote thereon; or

•	the contract or transaction is fair to the corporation.

Removal of Directors

Under Delaware corporate law, any director or the entire board of directors may be removed, with or without cause, by the majority vote of the stockholders then entitled to vote at an election of directors. Under the CBCA, the shareholders may remove one or more directors with or without cause, unless the articles of incorporation provide that directors may be removed only for cause, if the number of votes cast in favor of removal exceeds the number of votes cast against removal at a meeting called for that purpose. If a director is elected by a shareholder voting group, only that voting group may vote to remove that director. In addition, Colorado corporate law provides that in a proceeding commenced either by the corporation or by shareholders holding at least ten percent of the outstanding shares of any class, the appropriate district court may remove a director and bar the director from reelection, if the court finds that the director engaged in fraudulent or dishonest conduct or gross abuse of authority or discretion with respect to the corporation and that removal is in the best interests of the corporation.

Business Combination Statute

The CBCA does not contain any business combination provisions.

Section 203 of the DGCL provides for a three-year moratorium on certain business combinations with "interested stockholders" (generally, persons who own, individually or with or through other persons, 15% or more of the corporation's outstanding voting stock). However, the DGCL permits a corporation to opt out of the restrictions imposed by Section 203. SpaceDev, Inc. has not opted out of Section 203 of the DGCL in its Delaware Certificate of Incorporation

Shareholder Derivative Suits

The Delaware corporate law requirements for bringing derivative actions are substantially similar to those contained in the CBCA, except that the Delaware corporate law does not impose (i) the reasonable cause requirement and (ii) the security requirement imposed by the CBCA.

Colorado corporate law requires that a plaintiff was a shareholder at the time of the transaction of which plaintiff complains or that plaintiff's shares or voting trust certificates devolved by operation of law from a person who was a shareholder at such time. Under the CBCA, if a court finds that a derivative action was brought without reasonable cause, the court may require the plaintiff to pay the defendants' reasonable expenses attributable to the defense of such action, exclusive of attorney's fees. In addition, a company may, at any time before final judgment, require the plaintiff to give a security for the costs and reasonable expenses which may be incurred by the company or other parties named as defendants in the defense of such action, but not including attorney's fees, if the shareholder instituting the action holds less than 5% of the outstanding shares of any class of the company, unless the shares so held have a market value in excess of $25,000. If the court then finds that the action was instituted without cause, the corporation may have recourse to such security in the amount determined by the court.

Mergers and Major Transactions

Under Delaware corporate law, whenever the approval of the stockholders of a corporation is required for an agreement of merger or consolidation or for a sale, lease or exchange of all or substantially all of its assets, such agreement, sale, lease or exchange requires the affirmative vote of the owners of a majority of the outstanding shares entitled to vote thereon. Notwithstanding the foregoing, under Delaware law, unless required by its certificate of incorporation, no vote of the stockholders of a constituent corporation surviving a merger is necessary to authorize a merger if:

•	the agreement of merger does not amend in any respect the certificate of incorporation of such constituent corporation; and

•	each share of stock of the constituent corporation outstanding immediately before the merger is to be an identical outstanding or treasury share of the surviving corporation after the merger; and

•
either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into the common stock are to be issued under such agreement of merger, or the number of shares of common stock issued or so issuable does not exceed 20% of the number thereof outstanding immediately before the merger.

Under Colorado corporate law, the sale, lease, exchange or disposal of all of the assets of a corporation as well as any merger, consolidation or share exchange generally must be recommended by the board of directors and requires the approval of a majority of the shares of each class of the stock of the corporation entitled to vote on such matters. Under Colorado corporate law, the vote of the shareholders of a Colorado corporation surviving a merger is not required if:

•	the articles of incorporation of the surviving corporation will not substantially differ from its articles of incorporation before the merger; and

•
each shareholder of the surviving corporation before the effective date will hold the same number of shares, with identical designations, preferences, limitations and relative rights immediately after the merger; and

•
the number of voting shares outstanding immediately after the merger, plus the number of voting shares issued as a result of the merger, will not exceed by more than 20% the total number of voting shares of the surviving entity outstanding immediately before the merger; and

•
the number of participating shares outstanding immediately before the merger, plus the number of participating shares issuable as a result of the merger, will not exceed by more than 20% the total number of participating shares outstanding immediately before the merger.

Dissenters' Rights of Appraisal

Under both Delaware and Colorado corporate law, a dissenting stockholder of a corporation engaged in certain major corporate transactions may, under certain limited circumstances, be entitled to appraisal rights. Appraisal rights permit a stockholder to receive cash in the amount of the fair market value of his or her shares (as determined by agreement of the parties or a court), in lieu of the consideration that he or she would otherwise receive in any such transaction.

Under Delaware corporate law, unless the certificate of incorporation of a corporation provides otherwise, appraisal rights are only available with respect to a merger or consolidation of a corporation under certain limited circumstances. No appraisal rights are provided in the case of a sale or transfer of all or substantially all of the corporation's assets or an amendment to the corporation's certificate of incorporation. Moreover, Delaware corporate law does not provide appraisal rights in connection with a merger or consolidation, unless the certificate of incorporation provides otherwise, to the owners of shares of a corporation that, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the merger or consolidation, is either:

•	listed on a national securities exchange or designated as a national market system security by the National Association of Securities Dealers, Inc.; or

•	held of record by more than 2,000 stockholders;

unless the applicable agreement of merger or consolidation requires the owners of these shares to receive, in exchange for these shares, anything other than shares of stock of the resulting or surviving corporation or shares of stock of any other corporation listed on a national securities exchange, designated as described above, or held of record by more than 2,000 holders.

In addition, Delaware corporate law denies appraisal rights to the stockholders of the surviving corporation in a merger if that merger did not require for its approval the vote of the stockholders of the surviving corporation. Under Delaware corporate law, no vote of the stockholders of a surviving corporation is required if the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately before the merger and certain other conditions are met.

The Delaware Charter does not provide for any appraisal rights in addition to the rights required under Delaware corporate law.

Colorado corporate law provides that shareholders, whether or not entitled to vote, of a corporation are entitled to dissent from and obtain payment of the fair market value of his or her shares in the event of the following corporate actions:

•
consummation of a plan of merger to which the Colorado corporation is a party if (i) approval by the shareholders is required for the merger or (ii) the Colorado corporation is a subsidiary and is merged with its parent where approval of the shareholders is not required;

•	consummation of a plan of share exchange to which the Colorado corporation is a party as the corporation whose shares will be acquired;

•	consummation of a sale, lease, exchange or other disposition of all, or substantially all, of the property of the Colorado corporation for which shareholder approval is required;

•
consummation of a sale, lease, exchange or other disposition of all, or substantially all, of the property of an entity controlled by the Colorado corporation if the shareholders of the Colorado corporation were entitled to vote on the Colorado corporation's consent to such sale, lease, exchange or other disposition;

•
in the event of a reverse stock split that reduces the number of shares owned by the shareholder to a fraction of a share or scrip if the fractional shares or scrip so created is to be acquired for cash or the scrip is to be voided; or

•	for any other corporate action as may be provided by the corporation's bylaws or a resolution of the board of directors.

While appraisal rights are generally available for a wider number of corporate actions in Colorado than in Delaware, Colorado corporate law with respect to the denial of appraisal rights is similar to Delaware corporate law. That is, Colorado corporate law does not provide appraisal rights to the owners of shares of a corporation that are either:

•	listed on a national securities exchange or on national market system of NASDAQ; or

•	held of record by more than 2,000 shareholders;

on (i) the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of shareholders to act upon the relevant corporate action, (ii) the record date to determine shareholders entitled to consent in writing to such action or (iii) on the effective date of such action if authorized by other than shareholder action, unless the owners of these shares will receive, in exchange for their shares, anything other than shares of stock of the corporation surviving the merger or share exchange, shares of stock of any other corporation listed on a national securities exchange or national market system of NASDAQ, held of record by more than 2,000 holders, cash in lieu of fractional shares or any combination of the foregoing.

Derivative Actions

Under the CBCA, if a court finds that a derivative action was brought without reasonable cause, the court may require the plaintiff to pay the defendants' reasonable expenses attributable to the defense of such action, exclusive of attorney's fees. In addition, the Company may, at any time before final judgment, require the plaintiff to give a security for the costs and reasonable expenses which may be incurred by the Company or other parties named as defendants in the defense of such action, but not including attorney's fees, if the shareholder instituting the action holds less than 5% of the outstanding shares of any class of the Company, unless the shares so held have a market value in excess of $25,000. If the court then finds that the action was instituted without cause, the corporation may have recourse to such security in the amount determined by the court.

The DGCL's requirements for bringing derivative actions are substantially similar to those contained in the CBCA, except that the DGCL does not impose (i) the reasonable cause requirement and (ii) the security requirement imposed by the CBCA.

Dissolution

Under Delaware corporate law, if the board of directors of the corporation deems it advisable that the corporation should be dissolved and the holders of a majority of the outstanding shares of stock of the corporation entitled to vote thereon vote in favor of the proposed dissolution, the corporation shall be dissolved upon the filing of a certificate of dissolution with the Secretary of State of the State of Delaware. The corporation shall continue after dissolution for the purposes of defending suits and settling its affairs for a three-year period. Delaware corporate law sets forth payment and distribution procedures a dissolving corporation must follow in connection with winding up its affairs. Such procedures include notification requirements and, under specified circumstances, obtaining the approval of the Delaware Court of Chancery.

Dissolution under Colorado corporate law is substantially the same as under Delaware corporate law. Similar to Delaware corporate law, if the board of directors of the corporation deems it advisable that the corporation should be dissolved and the holders of a majority of the outstanding shares of stock of the corporation entitled to vote thereon vote in favor of the proposed dissolution, the corporation shall be dissolved upon the filing of articles of dissolution with the Secretary of State of the State of Colorado. The corporation continues its corporate existence but may not carry on any business except as is appropriate to wind up and liquidate its business and affairs.

Corporate Records (Form of Records)

Delaware law provides that any records maintained in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. Delaware law does not require that any specific records be kept at any particular place or for a specific period of time.

Colorado law is substantially similar to Delaware law as to the maintenance of corporate records except that a Colorado corporation is required to keep specific records at its principal office, including the corporation's articles of incorporation, the bylaws, minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting for the past three years, all written communications within the past three years to the shareholders, or any specific class thereof, as a group, a list of names and business addresses for all current officers and directors, a copy of the corporation's most recent annual report and any financial statements prepared for periods ending during the last three years that a shareholder could have requested.

Examination of Books and Records

Under the CBCA and the Colorado Bylaws, any record or beneficial shareholder of the Company may, upon five days written demand, inspect certain records, including shareholder actions, minutes of shareholder meetings, communications with shareholders and recent financial statements. In addition, upon five days written demand, any such shareholder may inspect the list of shareholders and certain other corporate records, including minutes of the meetings of board of directors of the Company, if the shareholder either (i) has been a shareholder for at least 3 months or (ii) is a shareholder of at least 5% of all outstanding shares of any class of shares when the demand is made, provided that the demand is made in good faith for a proper purpose reasonably related to such person's interests as a shareholder.

Under the DGCL, the inspection rights of the stockholders of SpaceDev, Inc. are the same as under Colorado law, except: (i) there is no requirement that a stockholder has been a stockholder for at least three months or is a stockholder of at least 5% of all outstanding shares of any class of shares when the demand is made, and (ii) if SpaceDev, Inc. refuses to permit inspection or does not reply to the demand within five business days after the demand has been made, the stockholder may apply to the Court of Chancery for an order to compel such inspection.

Inspection of Shareholders List and Other Corporate Matters

Delaware corporate law permits any stockholder to inspect a corporation's stockholders' list for a purpose reasonably related to such person's interest as a stockholder and, during the ten days preceding a stockholders' meeting, for any purpose germane to that meeting.

Under Colorado corporate law, any record or beneficial shareholder of the Company may, upon five business days' written demand, inspect certain records, including shareholder actions, minutes of shareholder meetings, communications with shareholders and recent financial statements. In addition, upon five business days' written demand, any such shareholder may inspect the list of shareholders and certain other corporate records, including minutes of the meetings of board of directors of the Company, if the shareholder either (i) has been a shareholder for at least three months, or (ii) is a shareholder of at least 5% of all outstanding shares of any class of shares when the demand is made, provided that the demand is made in good faith for a proper purpose reasonably related to such person's interests as a shareholder.

Duration of Proxies

Under Delaware corporate law, a proxy executed by a stockholder can remain valid for no longer than a period of three years, unless the proxy provides for a longer period. In contrast, under Colorado corporate law, a proxy will remain valid for a period of eleven months, unless a different period is provided for in the proxy.

Committees of the Board of Directors

Delaware and Colorado corporate law both provide that the board of directors may delegate certain of their duties to one or more committees elected by a majority of the board. Under Delaware corporate law a committee of the board of directors may exercise any powers and authority of the board of directors in the management of the business and affairs of the corporation, provided that no committee may approve, adopt, or recommend to stockholders any action on any matter expressly required by Delaware corporate law to be submitted to stockholders for approval, or adopt, amend or repeal any by-law of the corporation.

Under Colorado corporate law, unless it is otherwise provided in the articles of incorporation, a committee of the board of directors has and may exercise the powers of the board of directors in the management of the business and affairs of the corporation except that a committee can not authorize distributions, approve or propose actions requiring shareholder approval, fill vacancies on the board of directors or any committees thereof, amend the corporation's articles of incorporation, adopt, amend or repeal the corporation's bylaws, approve a plan of merger not requiring shareholder approval, authorize or approve the reacquisition of shares except according to a formula or method prescribed by the board of directors, or authorize or approve the issuance or sale of shares, or a contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares except within limits specifically prescribed by the board of directors.

Franchise Tax

In Delaware, a corporation has to pay a franchise tax, which is not based upon income, but rather on formulae involving the number of authorized shares (the Authorized Shares method), or alternatively, the value of the corporation (the Assumed Par Value method), whichever would impose a lesser tax. SpaceDev, Inc. would most likely pay under the Assumed Par Value method, which is based on the amount of total gross assets of the corporation. Under this method, SpaceDev, Inc. would have owed approximately $7,500 in franchise taxes for 2006, had it been incorporated in Delaware.

There is no franchise tax in Colorado.

Federal Income Tax Consequences of the Merger

Subject to the limitations, qualifications and exceptions described in this section, it is expected that, for federal income tax purposes, no gain or loss will be recognized by the holders of shares of SPDV common stock as a result of the consummation of the Merger Agreement, and no gain or loss will be recognized by SPDV or SpaceDev, Inc. In addition, it is expected that each former holder of shares of SPDV common stock will have the same aggregate tax basis in the shares of SpaceDev, Inc. common stock received by such person in the Merger Agreement as such holder had in the shares of SPDV common stock held by such person at the time of consummation of the Merger Agreement, and such person's holding period with respect to such shares of SpaceDev, Inc. common stock will include the period during which such holder held the corresponding shares of SPDV common stock, provided the latter were held by such person as capital assets at the time of the consummation of the Merger Agreement.

We have not requested a ruling from the Internal Revenue Service (the "IRS") or an opinion of counsel with respect to the federal income tax consequences of the Merger Agreement under the Internal Revenue Code. A successful IRS challenge to the reorganization status of the Merger Agreement would result in a Shareholder recognizing gain or loss with respect to each share of SPDV stock exchanged in the Merger Agreement equal to the difference between the Shareholder's basis in such share and the fair market value, as of the time of the Merger Agreement, of the shares of SpaceDev, Inc. stock received in exchange therefor. In such event, a Shareholder's aggregate basis in the shares of SpaceDev, Inc. stock received in the exchange would equal their fair market value on such date, and the Shareholder's holding period for such shares would not include the period during which the Shareholder held shares of SPDV stock. State, local, or foreign income tax consequences to Shareholders may vary from the federal tax consequences described above.

SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE EFFECT OF THE MERGER AGREEMENT UNDER APPLICABLE FEDERAL, STATE, LOCAL, OR FOREIGN INCOME TAX LAWS.

Accounting Treatment of the Merger Agreement

The reincorporation merger will be accounted for as a reverse merger whereby, for accounting purposes, SPDV will be considered the accounting acquiror and SpaceDev, Inc. will be treated as the successor to the historical operations of SPDV. Accordingly, the historical financial statements of SPDV, which previously have been reported to the Commission on forms 10-KSB and 10-QSB, among others, as of and for all periods through the date of this proxy statement, will be treated as the financial statements of SpaceDev, Inc. a Delaware Corporation.

Regulatory Approval

        To the Company's knowledge, the only required regulatory or governmental approval or filing necessary in connection with the consummation of the reincorporation merger will be the filing of the Articles of Merger (including the Merger Agreement) with the Secretary of State of Colorado and the filing of the Certificate of Merger with the Secretary of State of Delaware.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AGREEMENT AND PLAN OF MERGER.

OTHER MATTERS

We do not intend to present any business at the meeting not mentioned in this Proxy Statement, and currently know of no other business to be presented. If any other matters are brought before the meeting, the appointed proxy holders will vote on all such matters in accordance with their judgment of the best interests of the Company.

AUDIT COMMITTEE REPORT

Following is the report of the audit committee with respect to the Company's audited consolidated financial statements for the fiscal year ended December 31, 2006, which include the consolidated balance sheets of the Company as of December 31, 2006 and 2005 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the fiscal years ended December 31, 2006 and 2005, and the notes thereto.

“The primary responsibility of the audit committee is to assist the board of directors in fulfilling its oversight responsibilities related to corporate accounting, financial reporting practices, and the quality and integrity of the Company's financial reports. In that respect, the audit committee has reviewed and discussed the audited financial statements and the footnotes thereto with management and the independent auditors. The audit committee has not been apprised of any misstatements or omissions in the financial statements. In addition, the audit committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standard No. 61, Communication with Audit Committees, including, among other items, matters related to the conduct of the audit of the Company's financial statements. Management has the primary responsibility for the Company's financial statements and internal control over financial reporting, as well as disclosure controls and procedures.

The audit committee has received from the independent accountants, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, (i) a written disclosure, indicating all relationships, if any, between the independent auditor and its related entities and the Company and its related entities which, in the auditor's professional judgment, reasonably may be thought to bear on the auditor's independence, and (ii) a letter from the independent auditor confirming that, in its professional judgment, it is independent of the Company; and the audit committee has discussed with the auditor the auditor's independence from the Company.

Based on the reviews and discussions referred to above, we recommended to the board of directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2006.

Submitted by the Audit Committee of the Company's Board of Directors:

Curt Dean Blake
Scott McClendon
Wesley T. Huntress”

STOCKHOLDER PROPOSALS AND NOMINATIONS

Proposals which are intended to be presented by any stockholder at our next Annual Meeting of Stockholders must be received by us no later than the date specified in our Delaware Bylaws, if adopted, or Colorado Bylaws, if not adopted, in order to be considered for inclusion in our proxy statement and form of proxy card relating to that meeting. Stockholders who wish to make a recommendation for a nominee to be elected as a director at our 2008 Annual Meeting of Stockholders must submit their recommendation by the date specified in our Delaware Bylaws, if adopted, or Colorado Bylaws, if not adopted to allow for meaningful consideration and evaluation of the nominees by the nominating and corporate governance committee. Such proposals, or nominee recommendations, should be mailed to Richard B. Slansky, Corporate Secretary, SpaceDev, Inc., 13855 Stowe Drive, Poway, CA 92064.

Richard B. Slansky,
Corporate Secretary
Dated: June 25, 2007

APPENDIX A

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of [August 10, 2007], is entered into between SpaceDev, Inc., a public company incorporated in the State of Colorado ("SPDV" or the "Company"), and SpaceDev, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("SpaceDev, Inc.").

RECITALS

WHEREAS, the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado;

WHEREAS, SpaceDev, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and on the date of this Agreement has authority to issue one hundred million (100,000,000) shares of common stock, par value $0.0001 per share (the "SpaceDev, Inc. common stock"), and ten million (10,000,000) shares of preferred stock, par value $0.001 per share (the "SpaceDev, Inc. preferred stock"), of which [29,639,353] shares of SpaceDev, Inc. common stock are issued and outstanding;

WHEREAS, the respective Boards of Directors of the Company and SpaceDev, Inc. and the stockholder of SpaceDev, Inc. have determined that, for purposes of effecting the reincorporation of the Company in the State of Delaware, it is advisable, to the advantage of and in the best interests of SpaceDev, Inc. and its stockholder and the Company and its shareholders that the Company merge with and into SpaceDev, Inc. upon the terms and subject to the conditions herein provided (the "Reincorporation Merger");

WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the Reincorporation Merger to qualify as a reorganization under the provisions of Section 368 of the Code; and

WHEREAS, the respective Boards of Directors of the Company and SpaceDev, Inc. and the stockholder of SpaceDev, Inc. have unanimously adopted and approved this Agreement, and the Board of Directors of the Company has directed that this Agreement be submitted for approval by vote of the holders (the "Shareholders") of shares of; SPDV common stock, par value $0.0001 per share (“SPDV common stock”).

NOW, THEREFORE, in consideration of the premises and of the agreements of the parties hereto contained herein, the parties hereto agree as follows:

ARTICLE I

THE REINCORPORATION MERGER; EFFECTIVE TIME

1.1. The Reincorporation Merger.    Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined below), the Company shall be merged with and into SpaceDev, Inc. whereupon the separate existence of the Company shall cease. SpaceDev, Inc. shall be the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation") in the Reincorporation Merger and shall continue to be governed by the laws of the State of Delaware. The Surviving Corporation shall continue to operate the business of the Company under the name, "SpaceDev, Inc." The Reincorporation Merger shall have the effects specified in the General Corporation Law of the State of Delaware, as amended (the "DGCL") and in the Colorado Business Corporation Act, as amended (the "CBCA"), and the Surviving Corporation shall succeed, without other transfer, to all of the assets and property (whether real, personal or mixed), rights, privileges, franchises, immunities and powers of the Company, and shall assume and be subject to all of the duties, liabilities, obligations and restrictions of every kind and description of the Company, including, without limitation, all employee benefit plans and arrangements, stock options plans, stock purchase plans, and all indebtedness, of the Company.

1.2. Effective Time.    Provided that the condition set forth in Section 5.1 has been fulfilled or waived in accordance with this Agreement and that this Agreement has not been terminated or abandoned pursuant to Section 6.1, on the date of the closing of the Reincorporation Merger, the Company and SpaceDev, Inc. shall cause Articles of Merger to be executed and filed with the Secretary of State of Colorado (the "Colorado Articles of Merger") and a Certificate of Merger to be executed and filed with the Secretary of State of Delaware (the "Delaware Certificate of Merger"). The Reincorporation Merger shall become effective upon the date and time specified in the Colorado Articles of Merger and the Delaware Certificate of Merger (the "Effective Time").

ARTICLE II

CHARTER AND BYLAWS OF THE SURVIVING CORPORATION

2.1. The Certificate of Incorporation.    The certificate of incorporation of SpaceDev, Inc. in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation, until amended in accordance with the provisions provided therein or applicable law.

2.2. The Bylaws.    The bylaws of SpaceDev, Inc. in effect at the Effective Time shall be the bylaws of the Surviving Corporation, until amended in accordance with the provisions provided therein or applicable law.

ARTICLE III

OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

3.1. Officers.    The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, until their successors have been duly elected or appointed or until their earlier death, resignation or removal.

3.2. Directors.    The directors and the members of the various committees of the board of directors of the Company at the Effective Time shall, from and after the Effective Time, be the directors and members of such committees of the Surviving Corporation, until their successors have been duly elected or appointed or until their earlier death, resignation or removal.

ARTICLE IV

EFFECT OF MERGER ON CAPITAL STOCK

4.1. Effect of Merger on Capital Stock.    At the Effective Time, as a result of the Reincorporation Merger and without any action on the part of the Company, SpaceDev, Inc. or the Shareholders:

(a) Each share of SPDV common stock (other than shares ("Dissenting Shares") that are owned by shareholders ("Dissenting Shareholders") exercising dissenters' rights pursuant to Article 113 of the CBCA), issued and outstanding immediately before the Effective Time shall be converted (without the surrender of stock certificates or any other action) into one fully paid and non-assessable share of SpaceDev, Inc. common stock, and all shares of SPDV common stock shall be cancelled and retired and shall cease to exist. It is intended that at the Effective Time, the shares of SpaceDev, Inc. common stock shall be listed for quotation on the NASDAQ OTC Bulletin Board Market, under the ticker symbol, "SPDV.OB."

(b) Each share of SPDV Series C preferred stock (other than Dissenting Shares), issued and outstanding immediately before the Effective Time, shall be converted (without the surrender of stock certificates or any other action) into one fully paid and non-assessable share of Series C Cumulative Convertible preferred stock, par value $0.001 per share, of SpaceDev, Inc. ("SpaceDev, Inc. Series C preferred stock"), and all shares of SPDV Series C preferred stock shall be cancelled and retired and shall cease to exist.

(c) Each share of SPDV Series D-1 preferred stock (other than Dissenting Shares), issued and outstanding immediately before the Effective Time, shall be converted (without the surrender of stock certificates or any other action) into one fully paid and non-assessable share of Series D-1 Amortizing Convertible Perpetual preferred stock, par value $0.001 per share, of SpaceDev, Inc. ("SpaceDev, Inc. Series D-1 preferred stock"), and all shares of SPDV Series D-1 preferred stock shall be cancelled and retired and shall cease to exist.

(d) Each option, warrant, purchase right, unit, convertible note or other such security of the Company issued and outstanding immediately before the Effective Time, by virtue of the Merger Reincorporation and without any action on part of the holder thereof, shall be (i) converted into and shall be an identical security of SpaceDev, Inc., and (ii) in the case of securities to purchase shares of SPDV common stock, converted into the right to purchase the same number of shares of SpaceDev, Inc. common stock as the number of shares of SPDV common stock that were acquirable pursuant to such security, at a price per share equal to the exercise price of such security, and upon the same terms and subject to the same conditions as set forth in the agreements entered into by the Company pertaining to such security. A number of shares of SpaceDev, Inc. common stock shall be reserved for the purposes of the exercise of such options, warrants, purchase rights, units or other such securities, or conversion of such convertible notes and of SpaceDev, Inc. Series C preferred stock and SpaceDev, Inc. Series D-1 preferred stock, equal to the number of shares of SPDV common stock so reserved immediately before the Effective Time.

(e) Each share of treasury stock owned by the Company shall no longer be outstanding and shall be cancelled and retired and shall cease to exist.

(f) At the Effective Time, the [29,639,353] shares of SpaceDev, Inc. common stock presently issued and outstanding in the name of the Company shall be cancelled and retired and resume the status of authorized and unissued shares of SpaceDev, Inc. common stock, and no shares of SpaceDev, Inc. common stock or other securities of SpaceDev, Inc. common stock shall be issued in respect thereof.

4.2. Certificates.    At and after the Effective Time, all of the outstanding certificates which immediately prior thereto represented shares of SDPV common stock or SPDV preferred stock (other than Dissenting Shares), or options, warrants, purchase rights, units or other securities of the Company, if any, shall be deemed for all purposes to evidence ownership of and to represent the shares of the respective SpaceDev, Inc. common stock or series of SpaceDev, Inc. preferred stock, or options, warrants, purchase rights, units or other securities of SpaceDev, Inc., if any, as the case may be, into which the shares of SPDV common stock or SPDV preferred stock, or options, warrants, purchase rights, units or other securities of the Company represented by such certificates have been converted as herein provided and shall be so registered on the books and records of the Surviving Corporation or its transfer agent. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of SpaceDev, Inc. common stock or series of SpaceDev, Inc, preferred stock, or options, warrants, purchase rights, units or other securities of SpaceDev, Inc., if any, as the case may be, evidenced by such outstanding certificate, as above provided.

4.3. Rights of Former Holders.    From and after the Effective Time, no holder of certificates which evidenced SPDV common stock or SPDV preferred stock immediately before the Effective Time shall have any rights with respect to the shares formerly evidenced by those certificates, other than to receive the shares of SpaceDev, Inc. common stock or SpaceDev preferred stock into which such SPDV common stock or SPDV preferred stock shall have been converted pursuant to the Reincorporation Merger.

4.4. Dissenters' Rights.    No Dissenting Shareholder shall be entitled to shares of SpaceDev common stock or SpaceDev preferred stock under this Article IV unless and until the holder thereof shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to dissent from the Reincorporation Merger under the CBCA, and any Dissenting Shareholder shall be entitled to receive only the payment provided by Article 113 of the CBCA with respect to Dissenting Shares owned by such Dissenting Shareholder. If any person or entity who otherwise would be deemed a Dissenting Shareholder shall have failed to properly perfect or shall have effectively withdrawn or lost the right to dissent with respect to any shares which would be Dissenting Shares but for that failure to perfect or withdrawal or loss of the right to dissent, such Dissenting Shares shall thereupon be treated as though such Dissenting Shares had been converted into shares of SpaceDev, Inc. common stock or SpaceDev preferred stock pursuant to Section 4.1 hereof.

ARTICLE V

CONDITION

5.1. Condition to Each Party's Obligation to Effect the Reincorporation Merger.    The respective obligation of each party hereto to effect the Reincorporation Merger is subject to receipt before the Effective Time of the requisite approval of this Agreement and the transactions contemplated hereby by the Shareholders pursuant to the CBCA and the Articles of Incorporation and bylaws of the Company.

ARTICLE VI

TERMINATION

6.1. Termination.    This Agreement may be terminated, and the Reincorporation Merger may be abandoned, at any time before the Effective Time, whether before or after approval of this Agreement by the Shareholders, if the board of directors of the Company determines for any reason, in its sole judgment and discretion, that the consummation of the Reincorporation Merger would be inadvisable or not in the best interests of the Company and its shareholders. Notwithstanding the foregoing, the Company retains the right to elect not to proceed with the Reincorporation Merger if Shareholders holding more than 1% of the SPDV common stock or more than 1% of the SPDV preferred stock entitled to vote properly exercise their dissenters' rights. In the event of the termination and abandonment of this Agreement, this Agreement shall become null and void and have no effect, without any liability on the part of either the Company or SpaceDev, Inc., or any of their respective shareholders, directors or officers.

ARTICLE VII

MISCELLANEOUS AND GENERAL

7.1. Further Assistance.    From and after the Effective Time, as and when required by SpaceDev, Inc. or by its successor and assigns, there shall be executed and delivered on behalf of the Company such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in SpaceDev, Inc. the title to and possession of all the property, interests, assets, rights, privileges, immunities, power, franchises and authority of the Company, and otherwise to carry out the purposes of this Agreement, and the officers and directors of SpaceDev, Inc. are fully authorized in the name and on behalf of the Company or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

7.2. Modification or Amendment.    Subject to the provisions of applicable law, at any time before the Effective Time, the parties hereto may modify or amend this Agreement; provided, however, that an amendment made after the approval of this Agreement by the holders of SPDV common stock and other shareholders shall not (i) alter or change the amount or kind of shares and/or rights to be received in exchange for or on conversion of all or any of the shares or any class or series thereof of such corporation, (ii) alter or change any provision of the certificate of incorporation of the Surviving Corporation to be effected by the Reincorporation Merger, or (iii) alter or change any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any of the parties hereto.

7.3. Counterparts.    This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

7.4. Entire Agreement.    This Agreement constitutes the entire agreement and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

7.5. No Third Party Beneficiaries.    This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

7.6. Severability.    The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is determined by any court or other authority of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

7.7. Headings.    The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

7.8. Approval of the Company as the Sole Stockholder of SpaceDev, Inc.    By its execution and delivery of this Agreement, the Company, as the sole stockholder of SpaceDev, Inc., consents to, approves and adopts this Agreement and approves the Reincorporation Merger, subject to the approval and adoption of this Agreement by the affirmative vote of respective majorities of the outstanding shares of each class and series of capital stock of the Company entitled to vote. The Company agrees to execute such instruments as may be necessary or desirable to evidence its approval and adoption of this Agreement and Reincorporation Merger as the sole stockholder of the Delaware Corporation.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

SpaceDev, Inc.,
A Colorado Corporation

By:_____________________________

Name: Mark N. Sirangelo

Title: Chief Executive Officer and Chairman of the Board of Directors, SpaceDev, Inc. a Colorado Corporation

SpaceDev, Inc.,
A Delaware Corporation

By:_____________________________

Name: Richard B. Slansky

Title: Chief Financial Officer, Corporate Secretary and Treasurer, SpaceDev, Inc. a Delaware Corporation

APPENDIX B

CERTIFICATE
OF INCORPORATION OF
SPACEDEV, INC.

ARTICLE I

The name of the corporation is SpaceDev, Inc. (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is 615 South DuPont Highway, Dover, Delaware 19901. The name of its registered agent at such address shall be National Corporate Research, Ltd.

The name and mailing address of the incorporator are as follows:

Richard B. Slansky
13855 Stowe Drive
Poway, CA 92064

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (“DGCL”).

ARTICLE IV

(A) Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 110,000,000 shares, of which 100,000,000 shares shall be Common Stock, $0.0001 par value per share and 10,000,000 shares shall be Preferred Stock, $0.001 par value per share.

(B) Preferred Stock. The Preferred Stock authorized by this Certificate of Incorporation (the “Certificate”) may be issued from time to time in one or more series. 250,000 shares of the Preferred Stock of the Corporation shall be designated as Series C Cumulative Convertible Preferred Stock (the “Series C Preferred Stock”). 5,500 shares of the Preferred Stock of the Corporation shall be designated as Series D-1 Amortizing Convertible Perpetual Preferred Stock (the “Series D-1 Preferred Stock”). The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of Preferred Stock by filing a certificate pursuant to the applicable law of the state of Delaware (a “Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, and fix the designation, powers, preferences and rights of each such series, and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of such holders is required pursuant to the terms of Article IV(C), Article IV(D), or any Certificate of Designation. The powers, preferences, rights and restrictions granted to and imposed on the Series C Preferred Stock and the Series D-1 Preferred Stock, respectively (collectively, the “Preferred Stock”), are as set forth below in Article IV(C) and Article IV(D), and in all regards such powers, preferences, rights and restrictions are subject to the powers, preferences, rights and restrictions of any one or more series of Preferred Stock that may from time to time in the future come into existence.

(C) Series C Preferred Stock. For all purposes of Article IV(C), except as otherwise expressly provided or unless the context otherwise requires all references in this Article IV(C) to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of this Article IV(C). Defined terms used in this Article IV(C) shall have the meanings assigned to them in this Article IV(C).

1.  Stated Value. Each share of Series C Preferred Stock shall have a stated value equal to $10 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the “Stated Value”). The Series C Preferred Stock shall have no stated maturity and shall not be subject to any sinking fund or mandatory cash redemption by the holders of Series C Preferred Stock.

2. Ranking. The Series C Preferred Stock shall rank (i) before the Corporation’s Common Stock; and (ii) on a parity with the Corporation’s Series D-1 Preferred Stock. All equity securities of the Corporation to which the Series C Preferred Stock ranks prior (whether with respect to liquidation, dissolution, winding up or otherwise), including the Common Stock, are collectively referred to in this Article IV(C) as the “Junior Securities.” All equity securities of the Corporation with which the Series C Preferred Stock ranks on a parity (whether with respect to liquidation, dissolution, winding up or otherwise), including the Series D-1 Preferred Stock, are collectively referred to in this Article IV(C) as the “Pari Passu Securities.” For the avoidance of doubt, a series of shares of Preferred Stock of the Corporation that are of equal rank with the Series D-1 Preferred Stock as to payments of Liquidation Funds (as defined in Article IV(D)) designated and issued in accordance with Section 4.24 of the Purchase Agreement (as defined in Article IV(D)), shall, if so designated and issued, to the extent provided in the Certificate of Designation with respect to such series, constitute Pari Passu Securities with respect to the Series C Preferred Stock. All equity securities of the Corporation to which the Series C Preferred Stock ranks junior (whether with respect to liquidation, dissolution, winding up or otherwise), are collectively referred to in this Article IV(C) as the “Senior Securities”. The respective definitions of Junior Securities, Pari Passu Securities and Senior Securities shall also include any rights, options or warrants exercisable for any of the Junior Securities, Pari Passu Securities and Senior Securities, as the case may be. The Series C Preferred Stock shall be subject to the creation of Junior Securities, Pari Passu Securities and Senior Securities. Notwithstanding the immediately foregoing, in no event shall the Corporation issue or authorize for issuance any Senior Securities or Pari Passu Securities without the prior express written consent of each holder of Series C Preferred Stock.

3. Dividends.

(a) Subject to Section 11(h) of Article IV(D), the holders of outstanding shares of Series C Preferred Stock shall be entitled to receive quarterly preferential dividends at a rate equal to six and eighty-five one hundredths percent (6.85%) per annum (the “Dividend Rate”) (each, a “Dividend”) in cash, out of any funds of the Corporation legally available at the time for declaration of dividends before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Common Stock or other class of Junior Securities presently authorized or to be authorized. From and after August 25, 2004, dividends shall accrue on the Stated Value of each share of Series C Preferred Stock (which shall include for all dividend accrual and accumulation purposes, on a tacked basis, shares of Series C Cumulative Convertible Preferred Stock of the Corporation’s Colorado predecessor) then outstanding and be distributed quarterly commencing January 1, 2005 and on the first business day of each consecutive calendar quarter thereafter (each a “Dividend Payment Date”). If subject to the provisions hereof, Dividend distributions are made in fully paid and non-assessable registered shares of the Corporation’s Common Stock at the Fixed Conversion Price (as defined herein) then in effect, issuance of such shares of the Corporation’s Common Stock shall constitute full payment of such Dividend.

(b) Dividends on the Series C Preferred Stock shall be cumulative from and after the date of issuance thereof (or of, on a tacked basis, shares of Series C Cumulative Convertible Preferred Stock of the Corporation’s Colorado predecessor), whether or not earned, so that, if any time cumulative dividends on all outstanding shares of the Series C Preferred Stock then outstanding shall not have been paid or declared and set apart for payment as set forth herein, or if the full dividend on all such outstanding Series C Preferred Stock for the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment (but without interest thereon) before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of the Series C Preferred Stock or Pari Passu Securities and before any dividend or other distribution shall be paid or declared and set apart for payment on any Junior Securities and before any sum shall be set aside for or applied to the purchase, redemption or other acquisition of Junior Securities.

3.1  Payment of Dividends in Cash or Common Stock.

(a)  By the fifth (5th) business day before the last day of each calendar quarter (the “Notice Date”), each holder of Series C Preferred Stock shall deliver to Corporation a written notice in the form provided by the Corporation converting the Dividend distributable to the holder of Series C Preferred Stock on the next Dividend Payment Date in either cash or Common Stock (each, a “Distribution Notice”). If a Distribution Notice is not delivered by the holder of Series C Preferred Stock on or before the applicable Notice Date for such Dividend payment, then the Corporation shall make the distribution of the Dividend due on such Dividend Payment Date in cash. Any Dividend paid in cash on a Dividend Payment Date shall be paid to the holder of Series C Preferred Stock an amount equal to 100% of such Dividend due the holder of Series C Preferred Stock on such Dividend Payment Date. If, subject to the terms hereof, the holder of Series C Preferred Stock converts the quarterly Dividend into shares of Common Stock, the number of such shares to be issued by the Corporation to the holder on such Dividend Payment Date shall be the number determined by dividing (x) the portion of the Dividend amount to be paid in shares of Common Stock, by (y) the then applicable Fixed Conversion Price. For purposes hereof, the initial “Fixed Conversion Price” means $1.54.

(b)  Dividend Conversion Guidelines. Subject to Sections 3.1(a), 3.1(b), and 3.2 hereof, the Dividend due on each Dividend Payment Date shall be paid in shares of Common Stock if the average closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the 20 trading days immediately preceding such Dividend Payment Date was greater than or equal to 120% of the Fixed Conversion Price, provided, however, that such stock Dividend shall not exceed 25% of the aggregate dollar trading volume of the Common Stock for the 20 trading day period immediately preceding delivery of a Distribution Notice to the Corporation. Any part of the Dividend due on a Dividend Payment Date that is not payable in shares of Common Stock pursuant to this Section 3.1(b) shall be paid by the Corporation in cash on such Dividend Payment Date. Any part of the Dividend due on such Repayment Date which must be paid in cash (as a result of the average closing price of the Common Stock for the 20 trading days preceding the applicable Dividend Payment Date being less than 120% of the Fixed Conversion Price) shall be paid in cash at the rate of 100% of the Dividend otherwise due on such Dividend Payment Date, within 3 business days of the applicable Dividend Payment Date.

3.2 No Effective Registration. Notwithstanding anything to the contrary herein, Section 3.1(b) hereof shall not apply unless (i) either (x) an effective current Registration Statement (as defined in the Registration Rights Agreement) covering the shares of Common Stock to be issued in connection with satisfaction of such obligations exists or (y) an exemption from registration of such Common Stock is available pursuant to Rule 144 of the Securities Act.

3.3 Optional Redemption.

(a)  If (i) the Corporation shall not have registered the shares of the Corporation’s Common Stock underlying the outstanding Series C Preferred Stock and those certain warrants issued to the holders of the Corporation’s Colorado predecessor’s Series C Cumulative Convertible Preferred Stock simultaneously with the issuance of the Corporation’s Colorado predecessor’s Series C Cumulative Convertible Preferred Stock, on a registration statement declared effective by the Securities and Exchange Commission (the “SEC”) or if such registration statement shall have been declared effective but then fails to be effective for any reason, or (ii) the closing market price (the “Market Price”) of the Common Stock as reported by Bloomberg, L.P. on the Principal Market (as defined below) for any of the 22 trading days immediately preceding a Redemption Payment Date does not exceed the then applicable Fixed Conversion Price by at least 15.00%, then the Corporation will have the option of repurchasing the Series C Preferred Stock in whole or in part (“Optional Redemption”) by paying to the holder of Series C Preferred Stock a sum of money equal to 115% of the Stated Value of each share of Series C Preferred Stock to be redeemed together with accrued but unpaid dividends thereon and any and all other sums due, accrued or payable to the holder of Series C Preferred Stock arising under the Series C Preferred Stock to be redeemed (the “Below Market Redemption Amount”) on the day written notice of redemption (the “Below Market Notice of Redemption”) is given to the holder of Series C Preferred Stock. The Notice of Redemption shall specify the date for such Optional Redemption (the “Below Market Redemption Payment Date”) which date shall be 10 days after the date of the Notice of Redemption (the “Below Market Redemption Period”).

(b)  If (i) the Corporation shall have registered the shares of the Corporation’s Common Stock underlying the outstanding Series C Preferred Stock and those certain warrants issued to the holders of the Corporation’s Colorado predecessor’s Series C Cumulative Convertible Preferred Stock simultaneously with the issuance of the Corporation’s Colorado predecessor’s Series C Cumulative Convertible Preferred Stock, on a registration statement declared effective by the SEC and such registration statement remains effective on the Redemption Payment Date and (ii) the Market Price for each of the 22 trading days immediately preceding a Redemption Payment Date exceeds the then applicable Fixed Conversion Price by at least 15.00%, then the Corporation will have the option of repurchasing the Series C Preferred Stock in whole or in part (“Optional Redemption”) by paying to the holder of Series C Preferred Stock a sum of money equal to 100% of the Stated Value of each share of Series C Preferred Stock to be redeemed together with accrued but unpaid dividends thereon and any and all other sums due, accrued or payable to the holder of Series C Preferred Stock arising under the Series C Preferred Stock to be redeemed on the day written notice of redemption (the “Above Market Notice of Redemption”) is given to the holder of Series C Preferred Stock (the “Above Market Redemption Amount”) provided, however, that the Above Market Redemption Amount shall not exceed 50% of the aggregate dollar trading volume of the Corporation’s Common Stock on the Principal Market during the 22 trading days preceding the delivery of any Above Market Notice of Redemption. The Above Market Notice of Redemption shall specify the date for such Optional Redemption (the “Above Market Redemption Payment Date”) which date shall be 10 days after the date of the Above Market Notice of Redemption (the “Above Market Redemption Period”).

(c) Neither a Below Market Notice of Redemption nor an Above Market Notice of Redemption shall be effective with respect to any portion of the Series C Preferred Stock for which the holder of Series C Preferred Stock has a pending election to convert pursuant to Section 3.1, or for conversions elected to be made by the holder of Series C Preferred Stock pursuant to Section 3.1 during either of the Below Market Redemption Period or the Above Market Redemption Period. Each of the Below Market Redemption Amount and/or the Above Market Redemption Amount shall be determined as if such holder’s conversion elections had been completed immediately before the date of the respective Notice of Redemption. On each respective Below Market Redemption Date or the Above Market Redemption Date, as applicable, the appropriate redemption amount must be paid in good funds to the holder of Series C Preferred Stock. In the event the Corporation fails to pay such appropriate redemption amount on the respective Below Market Redemption Payment Date or Above Market Redemption Payment Date, then the redemption notice delivered in respect of such redemption will be null and void. All shares of the Series C Preferred Stock redeemed or repurchased pursuant to this Section 3.3 shall be retired and restored to the status of authorized and unissued shares of preferred stock, without designation as to series and may thereafter be reissued as any series of preferred stock.

4. Liquidation Rights.

(a) Upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the holders of Series C Preferred Stock shall be entitled to receive before any payment or distribution shall be made on the Junior Securities, out of the assets of the Corporation available for distribution to stockholders, the Stated Value per share of Series C Preferred Stock then outstanding and all accrued and unpaid Dividends to and including the date of payment thereof. Upon the payment in full of all amounts due to the holders of Series C Preferred Stock and any Pari Passu Securities, the holders of the Common Stock of the Corporation and any other class of Junior Securities shall receive all remaining assets of the Corporation legally available for distribution. If the assets of the Corporation available for distribution to the holders of Series C Preferred Stock and any Pari Passu Securities shall be insufficient to permit payment in full of the amounts payable as aforesaid to the holders of Series C Preferred Stock and any Pari Passu Securities upon such liquidation, dissolution or winding-up, whether voluntary or involuntary, then all such assets of the Corporation shall be distributed ratably among the holders of Series C Preferred Stock and any Pari Passu Securities in accordance with the amount that would have been payable on such distribution if the amounts to which the holders of outstanding shares of Series C Preferred Stock and the holders of outstanding shares of such Pari Passu Securities are entitled were paid in full.

(b) Neither the purchase nor the redemption by the Corporation of shares of any class of stock nor the merger or consolidation of the Corporation with or into any other corporation or corporations nor the sale or transfer by the Corporation of all or any part of its assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation for the purposes of this Section 4.

5. Conversion of Series C Preferred Stock into Common Stock. Shares of Series C Preferred Stock shall have the following conversion rights and obligations:

(a) Subject to the further provisions of this Section 5, each holder of shares of Series C Preferred Stock shall have the right at any time commencing after the issuance of the Series C Preferred Stock to such holder to convert such shares into fully paid and non-assessable shares of Common Stock of the Corporation (as further subject to the limitation set forth in Section 5(a) below) at the Conversion Price provided in Section 3.1(a). All issued or accrued but unpaid Dividends may be converted at the election of the holder of Series C Preferred Stock simultaneously with the conversion of the Series C Preferred Stock being converted. Notwithstanding anything contained herein to the contrary, no holder of Series C Preferred Stock shall be entitled to convert into Common Stock pursuant to the terms of this Section 5(a) that amount of the Series C Preferred Stock which would result in such holder’s beneficial ownership (as defined below) of the Corporation’s Common Stock being in excess of 4.99% of the outstanding shares of Common Stock of the Corporation. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and Regulation 13d-3 thereunder. Subject to the foregoing, a holder of Series C Preferred Stock shall not be limited to aggregate conversions of only 4.99%. A holder of Series C Preferred Stock may void, as to such holder, the conversion limitation described in this Section 5(a) upon 75 days prior notice to the Corporation.

(b) The number of shares of Common Stock issuable upon conversion of each share of Series C Preferred Stock shall equal (i) the sum of (A) the Stated Value per share, as amended pursuant to Section 5 hereof, and (B) at the election of the holder of Series C Preferred Stock, accrued and unpaid Dividends on such shares of Series C Preferred Stock, divided by (ii) the then applicable Fixed Conversion Price.

(c) The holder of any certificate for shares of Series C Preferred Stock desiring to convert any of such shares may give notice of its decision to convert the shares into common stock by delivering, along with the certificate(s) representing the shares of Series C Preferred Stock to be converted if requested by the Corporation, an executed and completed notice of conversion (“Notice of Conversion”) to the Corporation (the “Conversion Date”). Each date on which a notice of conversion is delivered or telecopied to the Corporation in accordance with the provisions hereof shall be deemed a Conversion Date. The Corporation will cause the transfer agent to transmit the certificates representing the shares of the Corporation’s Common Stock issuable upon conversion of the Series C Preferred Stock (and a certificate representing the balance of the Series C Preferred Stock not so converted, if requested by Purchaser) to the holder by (i) to the extent permitted by the transfer agent for the Common Stock, crediting the account of the holder’s prime broker with the Depository Trust Company (“DTC”) through its Deposit/Withdrawal At Custodian (“DWAC”) system, or (ii) otherwise, by delivery to the holder of a stock certificate representing such shares of Common Stock, within 3 business days after receipt by the Corporation of the Notice of Conversion and the certificate(s) representing the shares of Series C Preferred Stock to be converted (the “Delivery Date”). The Corporation shall deliver to the holder simultaneously with the aforedescribed Common Stock, at the election of the holder, any additional shares of Common Stock representing the conversion (at the applicable Fixed Conversion Price), of any accrued and undistributed Dividends on the outstanding Series C Preferred Stock. The Corporation shall not be required, in connection with any conversion of Series C Preferred Stock and payment of Dividends on Series C Preferred Stock to issue a fraction of a share of its Series C Preferred Stock and shall instead deliver a stock certificate representing the next whole number. The Corporation shall pay the amount of any and all issue taxes (but not income taxes) which may be imposed in respect of any issue or delivery of stock upon the conversion of any shares of Series C Preferred Stock, but all transfer taxes and income taxes that may be payable in respect of any change of ownership of Series C Preferred Stock or any rights represented thereby or of stock receivable upon conversion thereof shall be paid by the person or persons surrendering such stock for conversion.

(d) The Corporation understands that a delay in the delivery of the Common Stock in the form required pursuant to this Section 5 beyond the Delivery Date could result in economic loss to the holder. In the event that the Corporation fails to direct its transfer agent to deliver the Common Stock to the holder within the time frame set forth in Section 5 and the Common Stock is not delivered to the holder by the Delivery Date, as compensation to the holder for such loss, the Corporation agrees to pay late payments to the holder for late issuance of the Common Stock in the form required pursuant to this Section 5 in the amount equal to $500 per business day after the Delivery Date. The Corporation shall pay any payments incurred under this Section 5 in immediately available funds upon demand. Notwithstanding the foregoing, the Corporation shall not owe the holder any late fees set forth in this Section 5(d) if (i) the delay in the delivery of the Series C Preferred Shares beyond the Delivery Date is solely out of the control of the Corporation (as determined in good faith by the holder and the Corporation), (ii) the Corporation is utilizing its best efforts to actively attempt to cure the cause of the delay or (iii) the delay is the result of the exhaustion of all registered shares of Common Stock issuable upon conversion of the Preferred Stock or payment of dividends on the Preferred Stock if the Corporation is in the process of registering additional shares of Common Stock for such purpose.

(e) Upon the conversion of any shares of Series C Preferred Stock no adjustment or payment shall be made with respect to such converted shares on account of any Dividend on the Common Stock, except that the holder of such converted shares shall be entitled to be paid any dividends declared on shares of Common Stock after conversion thereof.

6. Adjustments to the Fixed Conversion Price. The Fixed Conversion Price determined pursuant to Section 3.1(a) shall be subject to adjustment from time to time as follows:

(a)  Dividends. If the Corporation shall at any time (A) declare any dividend or distribution on its Common Stock or other securities of the Corporation other than (i) the Series C Preferred Stock or (ii) any Pari Passu Securities, (B) split or subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller or greater number of shares, or (D) issue by reclassification of its Common Stock any shares or other securities of the Corporation, then in each such event the Fixed Conversion Price shall be adjusted proportionately so that the holders of Series C Preferred Stock shall be entitled to receive the kind and number of shares or other securities of the Corporation which such holders would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series C Preferred Stock been converted immediately before the happening of such event (or any record date with respect thereto). Such adjustment shall be made when any of the events listed above shall occur. For the purposes hereof, any adjustment made to the Fixed Conversion Price pursuant to this Section 6(a) shall take effect on the date of occurrence of the events set forth herein.

(b) Share Issuances. Subject to the provisions of this Section 6, if the Corporation shall at any time issue any shares of the Corporation’s Common Stock or securities convertible into the Corporation’s Common Stock except (i) to the holders of Series C Preferred Stock; (ii) pursuant to options, warrants, or other obligations of the Corporation’s Colorado predecessor to issue shares outstanding on August 25, 2004 as disclosed to Holder in writing; (iii) pursuant to options that may be issued under any stock option plan or stock option arrangement adopted by the Corporation; or (iv) pursuant to stock granted under the revolving credit facility on September 29, 2006, for a consideration per share (the “Offer Price”) less than the Fixed Conversion Price in effect at the time of such issuance, then the Fixed Conversion Price applicable hereunder shall be immediately reset to such lower Offer Price at the time of issuance of such securities. For purposes hereof, the issuance of any security of the Corporation convertible into or exercisable or exchangeable for the Common Stock shall result in an adjustment to the Fixed Conversion Price at the time of issuance of such securities.

(c)   Mergers. In case of any merger of the Corporation with or into any other corporation (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock) then as part of such merger, lawful provision shall be made so that holders of Series C Preferred Stock shall thereafter have the right to convert each share of Series C Preferred Stock into the kind and amount of shares of stock and/or other securities or property receivable upon such merger by a holder of the number of shares of Common Stock into which such shares of Series C Preferred Stock might have been convertible by the holder immediately before such consolidation or merger. Such provision shall also provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The foregoing provisions of this Section 6(c) shall similarly apply to successive mergers.

(d) Sale of Assets, etc. In case of any sale or conveyance to another person or entity of the property of the Corporation as an entirety, or substantially as an entirety, in connection with which shares or other securities or cash or other property shall be issuable, distributable, payable, or deliverable for outstanding shares of Common Stock, then, unless the right to convert such shares shall have terminated, lawful provision shall be made so that the holders of Series C Preferred Stock shall thereafter have the right to convert each share of the Series C Preferred Stock into the kind and amount of shares of stock or other securities or property that shall be issuable, distributable, payable, or deliverable upon such sale or conveyance with respect to each share of Common Stock immediately before such conveyance.

(e)  Adjustment of Fixed Conversion Price. Whenever the number of shares to be issued upon conversion of the Series C Preferred Stock is required to be adjusted as provided in this Section 6, the Corporation shall forthwith compute the adjusted number of shares to be so issued and prepare a certificate setting forth such adjusted conversion amount and the facts upon which such adjustment is based; and the Corporation shall mail to each holder of record of Series C Preferred Stock notice of such adjusted conversion price.

(f)  Record Date. If, at any time, the Corporation shall propose to take any action set forth in Sections 6(a), 6(b), 6(c), 6(d) or begin the voluntary dissolution, liquidation or winding-up of the Corporation; then, and in any one or more of said cases, the Corporation shall cause at least 15 days prior notice of the date on which (A) the books of the Corporation shall close or a record be taken for such stock dividend, distribution, or subscription rights, or (B) such capital reorganization, reclassification, merger, dissolution, liquidation or winding-up shall take place, as the case may be, to be mailed to the Transfer Agent for the Series C Preferred Stock and to the holders of record of the Series C Preferred Stock.

7. Authorized Shares. So long as any shares of Series C Preferred Stock shall remain outstanding and the holders thereof shall have the right to convert the same in accordance with provisions hereof, the Corporation shall at all times reserve from the authorized and unissued shares of its Common Stock a sufficient number of shares to provide for such conversions.

8. Overall Limit on Common Stock Issuable. The number of shares of Common Stock issuable by the Corporation and acquirable by a holder of Series C Preferred Stock under all securities issued by the Corporation to the holder, shall not exceed 19.99% of the then outstanding shares of the Corporation’s Common Stock, subject to appropriate adjustment for stock splits, stock dividends, or other similar recapitalizations affecting the Common Stock (the “Maximum Common Stock Issuance”), at a price below $1.50 (closing price on day of closing or the average of the closing prices for the five days before closing) unless the issuance of shares hereunder in excess of the Maximum Common Stock Issuance shall first be approved by the Corporation’s stockholders provided, however, that any shares of Common Stock issued to a holder of Series C Preferred Stock upon conversion of convertible securities or upon exercise of warrants and subsequently sold by the holder shall be excluded from the calculation of the aggregate Maximum Common Stock Issuance. If at any point in time and from time to time the number of shares of Common Stock issued pursuant to conversion of the Preferred Stock, together with the number of shares of Common Stock that would then be issuable by the Corporation in the event of the conversion or exercise of all other securities issued by the Corporation, would exceed the Maximum Common Stock Issuance but for this Section, the Corporation shall promptly call a stockholder meeting to obtain stockholder approval for the issuance of the shares of Common Stock hereunder in excess of the Maximum Common Stock Issuance if required by the American Stock Exchange or other applicable trading market’s listing requirements.

9. Voting Rights. The shares of Series C Preferred Stock shall not have voting rights.

10. Deemed Ownership. In the case of the exercise of the conversion rights or in the case of payment of the Dividend in Common Stock as set forth herein, the conversion privilege shall be deemed to have been exercised and the shares of Common Stock issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Corporation of the Notice of Conversion or on the Dividend Payment Date if the Dividend is paid in shares of Common Stock, as the case may be. The person or entity entitled to receive Common Stock issuable upon such conversion shall, on the date such conversion privilege is deemed to have been exercised and thereafter, be treated for all purposes as the record holder of such Common Stock.

11. Status of Converted or Redeemed Stock. In case any shares of Series C Preferred Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, converted, or reacquired shall resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series C Preferred Stock.

(D) Series D-1 Preferred Stock. For all purposes of Article IV(D), except as otherwise expressly provided or unless the context otherwise requires all references in this Article IV(D) to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of this Article IV(D). Defined terms used in this Article IV(D) shall have the meanings assigned to them in this Article IV(D).

1.  Definitions. For the purposes of Article IV(D), the following terms shall have the following meanings:

“Additional Series D Preferred Stock” means shares of Series D Preferred Stock issued on a Subsequent Issue Date.

“Alternate Consideration” shall have the meaning set forth in Section 8(c).

“Amortization Price” means the average of the VWAPs for the 10 Trading Days immediately before the Monthly Optional Redemption Date.

“Bankruptcy Event” means any of the following events: (a) the Corporation or any “Significant Subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X promulgated under the Securities Act) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any Significant Subsidiary thereof; (b) there is commenced against the Corporation or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Corporation or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Corporation or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Corporation or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” shall have the meaning given in Section 13(d).

“Buy-In” shall have the meaning set forth in Section 7(d)(iii).

“Change of Control Transaction” means the occurrence after the Original Issue Date of any of (i) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Corporation, by contract or otherwise) of in excess of 33% of the voting securities of the Corporation, or (ii) the Corporation or any Subsidiary merges into or consolidates with any other Person, or any Person merges into or consolidates with the Corporation or any Subsidiary and, after giving effect to such transaction, the stockholders of the Corporation immediately before such transaction own less than 66% of the aggregate voting power of the Corporation or the successor entity of such transaction, or (iii) the Corporation sells or transfers directly or through its Subsidiaries all or substantially all of its assets (on a consolidated basis) to another Person or Persons in a single transaction or a series of related transactions and the stockholders of the Corporation immediately before such transaction or transactions own (directly or indirectly) less than 66% of the aggregate voting power of the acquiring entity or entities immediately after the transaction or series of transactions, (iv) a replacement at one time or within a one year period of more than one half of the members of the Corporation’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the Original Issue Date (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the Original Issue Date) (treating the Corporation and its Colorado predecessor as a single corporation for this purpose), or (v) the execution by the Corporation of an agreement to which the Corporation is a party or by which it is bound, providing for any of the events set forth above in (i) or (iv). In no event shall the consummation of the transactions contemplated by the Starsys Merger Agreement be deemed a Change of Control Transaction.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.0001 per share, and capital stock of any other class into which the Common Stock may hereafter have been reclassified or changed into.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Amount” means the aggregate Stated Value of the Series D-1 Preferred Stock at issue.

“Conversion Date” shall have the meaning set forth in Section 7(a).

“Conversion Price” shall have the meaning set forth in Section 7(b).

“Conversion Shares” means, collectively, the shares of Common Stock into which the shares of Series D-1 Preferred Stock are convertible in accordance with the terms hereof.

“Conversion Shares Registration Statement” means a registration statement that meets the requirements of the Registration Rights Agreement and registers the resale of Conversion Shares (including any shares of common stock of the Corporation’s Colorado predecessor, which shares have thereafter been converted into Common Stock), and other shares issuable pursuant to the Transaction Documents by the Holder, who shall be named as a “selling stockholder” in the prospectus, as supplemented from time to time, which forms a part thereof, all as provided in, and subject to the terms and conditions of, the Registration Rights Agreement.

“Dividend Payment Date” shall have the meaning set forth in Section 4(a).

“Dividend Period” means each calendar quarter; provided that the initial Dividend Period for any shares of Series D-1 Preferred Stock shall be the Issue Date thereof to and including the last day of the calendar quarter in which such Issue Date occurs.

“Dividend Price” means the arithmetic mean of the VWAPs for the 10 Trading Days immediately before the Dividend Payment Date.

“Dividend Share Amount” shall have the meaning set forth in Section 4(a).

“Effective Date” means with respect to a Conversion Shares Registration Statement, the date that such Conversion Shares Registration Statement becomes effective.

“Equity Conditions” shall mean, during the period in question, (i) the Corporation shall have duly honored all conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion of Holders, if any, (ii) all liquidated damages and other amounts owing to Holders in respect of the Series D Preferred Stock shall have been paid; (iii) there is an effective Conversion Shares Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder (as the same may have been amended from time to time) to resell all of the shares of Common Stock issuable pursuant to the Transaction Documents (other than shares of Common Stock relating to unissued shares of Additional Series D Preferred Stock and unissued Warrants), and the Corporation believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future, (iv) the Common Stock is trading on a Trading Market and all of the shares of Common Stock issuable pursuant to the Transaction Documents (other than shares relating to unissued shares of Series D Preferred Stock) are listed for trading on a Trading Market (and the Corporation believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (v) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of the Minimum Number of shares of Common Stock issuable pursuant to the Transaction Documents, (vi) there is then existing no Triggering Event or event which, with the passage of time or the giving of notice, would constitute a Triggering Event, (vii) the issuance of the shares in question to the Holder would not violate the limitations set forth in Section 7(c), (viii) for a period of 20 consecutive Trading Days immediately before the applicable date in question, the daily average dollar volume for the Common Stock on the Trading Market exceeds $100,000 per Trading Day with a VWAP for each such Trading Day equal to or greater than $1.50 per share (subject to adjustment for forward and reverse stock splits and the like) and (ix) no public announcement of a pending or proposed Fundamental Transaction, Change of Control Transaction or acquisition transaction has occurred that has not been consummated.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Forced Conversion Notice” has the meaning set forth in Section 10.

“Forced Conversion Notice Date” has the meaning set forth in Section 10.

“Fundamental Transaction” shall have the meaning set forth in Section 8(c).

“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved.

“Holder” and “Holders” shall have the meaning given such terms in Section 3.

“Issue Date” means with respect to any shares of Series D Preferred Stock (which shall include, on a tacked basis, shares of Series D-1 Amortizing Convertible Perpetual Preferred Stock or other “Series D” preferred stock of the Corporation’s Colorado predecessor), the date such share is originally issued.

“LIBOR” means, for each Dividend Period (i) the six-month London Interbank Offered Rate for deposits in U.S. dollars, as shown on the Trading Day immediately before the beginning of such Dividend Period in The Wall Street Journal (Eastern Edition) under the caption “Money Rates - London Interbank Offered Rates (LIBOR)”; or (ii) if The Wall Street Journal does not publish such rate, the offered one-month rate for deposits in U.S. dollars which appears on the Reuters Screen LIBO Page as of 10:00 a.m., New York time, the Trading Day immediately before the beginning of such Dividend Period, provided that if at least two rates appear on the Reuters Screen LIBO Page on any such Trading Day, the “LIBOR” for such day shall be the arithmetic mean of such rates.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other transfer restriction other than restrictions intended to secure compliance with applicable securities laws.

“Liquidation” shall have the meaning given such term in Section 6.

“Liquidation Funds” has the meaning set forth in Section 6.

“Maximum Rate” means, with respect to any rate or amount, the maximum rate or amount, as the case may be, permitted by applicable law.

“Minimum Number” means as of any date, the maximum aggregate number of shares of Common Stock then issuable or potentially issuable in the future pursuant to the Transaction Documents including any underlying shares issuable upon exercise or conversion in full of all Warrants, Preferred Stock Warrants and outstanding shares of Series D Preferred Stock, ignoring any conversion or exercise limits set forth herein or therein, and assuming that any previously unconverted shares of Series D Preferred Stock are held until the third anniversary from the date of determination and all dividends (assuming LIBOR and VWAP stay fixed at the rate in effect as of the date of determination) are paid in shares of Common Stock until such third anniversary, ignoring the limitation on the number of shares of Common Stock issuable hereunder or thereunder.

“Monthly Optional Redemption Amount” means with respect to all shares of Series D-1 Preferred Stock, 1/54th of the aggregate Stated Value of the shares of Series D-1 Preferred Stock issued on such date.

“Monthly Optional Redemption Date” has the meaning set forth in Section 9(d).

“Monthly Optional Redemption Notice” has the meaning set forth in Section 9(d).

“Monthly Optional Redemption Notice Date” has the meaning set forth in Section 9(d).

“Notice of Conversion” shall have the meaning given such term in Section 7(a).

“Optional Redemption” shall have the meaning set forth in Section 9(a).

“Optional Redemption Date” shall have the meaning set forth in Section 9(a).

“Optional Redemption Amount” shall mean with respect to a share of Series D-1 Preferred Stock, the sum of (a) (i) 115%, if the Optional Redemption Date is before the 9-month anniversary of the Issue Date, (ii) 110%, if the Optional Redemption Date is on or after the 9-month anniversary of the Issue Date but before the 24-month anniversary of the Issue Date and (iii) 100% if the Optional Redemption Date is on or after the 24-month anniversary of the Issue Date, in each case of the Stated Value of such share of Series D-1 Preferred Stock to be redeemed, (b) accrued but unpaid dividends on such share of Series D-1 Preferred Stock and (c) all liquidated damages and other amounts due in respect of such share of Series D-1 Preferred Stock.

“Original Issue Date” shall mean the date of the issuance of the first shares of the Series D-1 Preferred Stock (which shall include, on a tacked basis, shares of Series D-1 Amortizing Convertible Perpetual Preferred Stock of the Corporation’s Colorado predecessor).

“Pari Passu Shares” has the meaning set forth in Section 3.

“Permitted Indebtedness” shall mean (a) the indebtedness of the Corporation (as successor to the Corporation’s Colorado predecessor) and its Subsidiaries existing on the Original Issue Date; (b) indebtedness for borrowed money however denominated and preferred stock or debt securities, payment of which is expressly subordinate to the Series D Preferred Stock; (c) capitalized lease obligations; (d) the Starsys Bank Debt and until July 22, 2006, up to $250,000 of Stockholder Loans (as that term is defined in the Starsys Merger Agreement); (e) Series D Preferred Stock; and (f) indebtedness incurred to finance a specific project or contract of the Corporation, provided such project or contract is related to the Corporation’s business, is approved by the Corporation’s Board of Directors as in the best interest of the Corporation, and does not exceed 15% of the amount of such project or contract and, if secured, is secured solely by assets of such project or contract and not the assets generally used by the Corporation in its operations; (g) indebtedness to finance an acquisition provided such acquisition is of assets or a business which is synergistic with the business of the Corporation, is approved by the Corporation’s Board of Directors as in the best interest of the Corporation, is accretive to the Corporation and, if such indebtedness is secured, is secured solely by assets acquired; and (h) indebtedness by and between a Subsidiary and the Corporation.

“Permitted Lien” shall mean the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Corporation) have been established in accordance with GAAP and (b) Liens imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of business, and (x) which do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Corporation and its consolidated Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien; (c) Liens on assets of Starsys securing the Starsys Bank Debt; (d) Liens securing indebtedness under clauses (a), (c) and (d) of the definition of Permitted Indebtedness; (e) Liens under government contracts entered into in the ordinary course of business; (f) Liens on assets of the specific project or contract to secured indebtedness under clause (f) of the definition of Permitted Indebtedness; and (g) Liens on assets acquired to secured acquisition indebtedness under clause (g) of the definition of Permitted Indebtedness.

“Person” means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Preferred Stock Warrant” shall have the meaning given in the Purchase Agreement.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of the Original Issue Date, to which the Corporation (as successor to the Corporation’s Colorado predecessor) and the Holders on the Original Issue Date are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Purchaser” or “Purchasers” means the parties to the Purchase Agreement other than the Corporation’s Colorado predecessor, and any permitted assignee of such party.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of the Purchase Agreement, to which the Corporation (as successor to the Corporation’s Colorado predecessor) and the Holders on the Original Issue Date are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities” means, without duplication, the Series D Preferred Stock, the Warrants, the Preferred Stock Warrants, the Warrant Shares and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series D Preferred Stock” means this Series D-1 Preferred Stock plus such additional consecutively numbered Series D denominated Preferred Stock of the Corporation which the Board of Directors shall authorize and designate from time to time pursuant to the Transaction Documents.

“Series D Preferred Stock Register” shall have the meaning given in Section 13(c).

“Share Delivery Date” shall have the meaning given such term in Section 7(d).

“Significant Subsidiary” shall have the meaning given to such term in the definition of “Bankruptcy Event” in this Section 1.

“Starsys” means Starsys Research Corporation, a Colorado corporation.

“Starsys Bank Debt” means the indebtedness (including related amounts) of Starsys to Vectra Bank Colorado existing at the time of the merger of Starsys with a subsidiary of the Corporation’s Colorado predecessor pursuant to and in accordance with the Starsys Merger Agreement.

“Starsys Merger” means the merger contemplated by the Starsys Merger Agreement.

“Starsys Merger Agreement” means the Agreement and Plan of Merger and Reorganization dated as of October 24, 2005 by and among the Corporation’s Colorado predecessor, Monoceros Acquisition Corporation, a wholly-owned subsidiary of the Corporation’s Colorado predecessor, Starsys and its key stockholders and stockholder agent.

“Stated Value” shall have the meaning given such term in Section 2.

“Subsequent Issue Date” means any Issue Date other than the Original Issue Date.

“Subsidiary” means any subsidiary of the Corporation.

“Threshold Period” has the meaning set forth in Section 10.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Market or the OTC Bulletin Board.

“Transaction Documents” shall have the meaning set forth in the Purchase Agreement.

“Triggering Event” shall have the meaning set forth in Section 11(a).

“Triggering Redemption Amount” for each share of Series D-1 Preferred Stock means the sum of (i) the greater of (A) 130% of the Stated Value and (B) the product of (a) the VWAP on the Trading Day immediately preceding the date of the Triggering Event and (b) the Stated Value divided by the then Conversion Price, (ii) all accrued but unpaid dividends thereon and (iii) all liquidated damages and other amounts due in respect of such share of Series D-1 Preferred Stock except in the case of a Triggering Event described in clause (xiii) of Section 11(a), the Triggering Redemption Amount for each share of Series D-1 Preferred Stock shall be the sum of (x) 100% of the Stated Value, (y) all accrued but unpaid dividends thereon and (z) all liquidated damages and other amounts due in respect of such share of Series D-1 Preferred Stock.

“Triggering Redemption Payment Date” shall have the meaning set forth in Section 11(b).

“Variable Rate Transaction” means any transaction in which the Corporation issues or sells (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (i) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (ii) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Corporation or the market for the Common Stock or (b) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Corporation may sell securities at a price determined or determinable after the date of the applicable agreement. For avoidance of doubt, the transactions contemplated by the Starsys Merger Agreement shall not be deemed a Variable Rate Transaction.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders holding a majority of outstanding shares of Series D-1 Preferred Stock and reasonably acceptable to the Corporation.

“Warrant” shall have the meaning set forth in the Purchase Agreement.

(a) Rules of Construction. For all purposes of Article IV(D), except as otherwise expressly provided or unless the context otherwise requires:

(i)  the words “include,” “includes,” and “including” shall be deemed to be followed by “without limitation”;

(ii) pronouns in masculine, feminine, and neuter genders shall be construed to include any other gender;

(iii) whenever the singular number is used, if required by the context, the same shall include the plural, and vice versa;

(iv) the words “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Certificate as a whole and not to any particular Section or other subdivision hereof, or to the Certificate as a whole except as otherwise referenced; and

(v) all accounting terms shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP.

2.  Amount and Stated Value. The number of shares of Series D-1 Preferred Stock shall not be subject to increase without the consent of all of the record holders of the Series D-1 Preferred Stock (each, a “Holder” and collectively, the “Holders”) and when the context so requires, the Holders of any of the Series D Preferred Stock. Each share of Series D-1 Preferred Stock shall have a stated value equal to $1,000 (the “Stated Value”).

3.  Rank. The Series D-1 Preferred Stock shall rank (i) before the Corporation’s Common Stock; and (ii) on a parity with the Corporation’s Series C Preferred Stock. The Common Stock and all other equity or equity equivalent securities of the Corporation other than those securities that (i) were outstanding (as predecessor securities of the Corporation’s Colorado predecessor) on the Original Issue Date and (ii) which are explicitly senior or pari passu in rights or liquidation preference to the Series D-1 Preferred Stock, are collectively referred to in this Article IV(D) as the “Junior Securities.” All equity securities of the Corporation that are of equal rank with the Series D-1 Preferred Stock as to payments of Liquidation Funds, including the Series C Preferred Stock, are collectively referred to in this Article IV(D) as the “Pari Passu Shares.” All equity securities of the Corporation to which the Series D-1 Preferred Stock ranks junior (whether with respect to liquidation, dissolution, winding up or otherwise), are collectively referred to in this Article IV(D) as the “Senior Securities”. The respective definitions of Junior Securities, Pari Passu Shares and Senior Securities shall also include any rights, options or warrants exercisable for any of the Junior Securities, Pari Passu Shares and Senior Securities, as the case may be. The Series D-1 Preferred Stock shall be subject to the creation of Junior Securities, Pari Passu Shares and Senior Securities. Notwithstanding the immediately foregoing, in no event shall the Corporation issue or authorize for issuance any Senior Securities or Pari Passu Shares without the prior express written consent of a majority in interest of the Holders.

4.  Dividends.

(a)  Dividends in Cash or in Kind. Holders of Series D-1 Preferred Stock (which shall include for all dividend accrual and accumulation purposes, on a tacked basis, shares of Series D-1 Amortizing Convertible Perpetual Preferred Stock of the Corporation’s Colorado predecessor) shall be entitled to receive and the Corporation shall pay, cumulative preferential dividends at the rate per share (as a percentage of the Stated Value per share) at the rate per annum equal to LIBOR for the applicable Dividend Period plus 4.0% (subject to increase pursuant to this Section 4(a)) quarterly on each January 1, April 1, July 1 and October 1 (beginning, with respect to the Series D-1 Preferred Stock on the first such date after the Issue Date thereof) and on any Conversion Date thereof (except in each case that, if such date is not a Trading Day, the payment date shall be the next succeeding Trading Day) (each a “Dividend Payment Date”); provided, however, that commencing with the 6-month anniversary of the Issue Date, the dividend rate on each month’s Monthly Optional Redemption Amount, to the extent the same has not been redeemed pursuant to Section 9(d), shall be increased to 15% effective as of the Monthly Optional Redemption Notice Date; and provided further, that the dividend rate on all outstanding shares of Series D-1 Preferred Stock shall be increased to the greater of 15% and LIBOR plus 10% commencing at the beginning of the 37th month following the Issue Date for such shares of Series D-1 Preferred Stock. Dividends shall be paid in cash or, if the Equity Conditions have been met, at the Corporation’s option, in shares of Common Stock as set forth in this Section 4(a), or a combination thereof (the dollar amount to be paid in shares of Common Stock, the “Dividend Share Amount”). If the Corporation shall elect to pay all or any portion of a quarterly dividend in shares of Common Stock, the number of shares to be issued in payment of the Dividend Share Amount to each Holder shall be determined by multiplying the Dividend Share Amount payable to such Holder by 112% and dividing the product obtained by the Dividend Price. If funds are not legally available for the payment of dividends and the Equity Conditions have not been met then, subject to the late fee referred to below and Section 11, such dividends shall accrue to the next Dividend Payment Date. The Holders shall have the same rights and remedies with respect to the delivery of any shares in payment of a dividend as if such shares were being issued pursuant to Section 7. If at any time the Corporation elects to pay dividends in Common Stock, the Corporation must provide the Holders with at least 20 Trading Days’ prior notice of its election to pay a regularly scheduled dividend in Common Stock. Dividends on the Series D-1 Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily during each Dividend Period, and shall be deemed to accrue whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. Except as otherwise provided herein, if at any time the Corporation pays dividends partially in cash and partially in shares of Common Stock, then the cash and shares shall be distributed pro rata in respect of each outstanding share of Series D-1 Preferred Stock. Any dividends, whether paid in cash or shares, that are not paid within three Trading Days following a Dividend Payment Date shall continue to accrue and shall entail a late fee, which must be paid in cash, at the rate of 18% per annum (or the Maximum Rate, if less), such fees to accrue daily, from the Dividend Payment Date through and including the date of payment. For the avoidance of doubt, failure to pay a quarterly dividend as provided herein shall constitute a failure to perform a covenant and a breach of the Transaction Documents. At any time the Corporation delivers a notice to the Holders of its election to pay all or any portion of the dividends in shares of Common Stock, the Corporation shall file a prospectus supplement pursuant to Rule 424 promulgated under the Securities Act disclosing such election.

(b)  So long as any Series D-1 Preferred Stock shall remain outstanding, the Corporation shall not, and shall not cause or permit its Subsidiaries to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities. So long as any Series D-1 Preferred Stock shall remain outstanding, neither the Corporation nor any Subsidiary thereof shall directly or indirectly pay or declare any dividend or make any distribution (other than dividends or distributions on Series D-1 Preferred Stock or other Pari Passu Shares in proportion to the amount owed thereon) upon, nor shall any distribution be made in respect of, any Junior Securities so long as any dividends due on the Series D-1 Preferred Stock remain unpaid, nor shall any monies be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities. The various series of Series D Preferred Stock shall rank pari passu with each other and the Series C Preferred Stock shall rank pari passu with the various series of Series D Preferred Stock both as to dividends and Liquidation and all such shares shall be Pari Passu Shares.

(c)  The Corporation shall not create any special reserves in the stockholder equity section of its balance sheet or with respect to shares of its capital stock that would limit its ability to pay dividends on the Series D-1 Preferred Stock, and if the Corporation shall, for any reason, become subject to the Corporation law of another jurisdiction or the General Corporation Law of Delaware (or, if the Corporation is subject thereto by virtue of Section 2115 thereof, the California Corporation Code) shall be amended so as to require a reserve from which dividends cannot be paid, the Corporation will not create such a reserve under such circumstances in excess of the minimum required by such law or change. In addition, the Corporation shall not increase the par value of any of its shares of capital stock outstanding on the Original Issue Date.

5.  Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Series D-1 Preferred Stock shall have no voting rights. However, so long as any shares of Series D-1 Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the shares of Series D-1 Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Series D-1 Preferred Stock or alter or amend this Article IV(D), (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation senior to or pari passu with the Series D Preferred Stock (other than each series of Series D Preferred Stock authorized and designated pursuant to the Transaction Documents), (c) amend its Certificate of Incorporation or other charter documents so as to affect adversely any rights of the Holders (for the avoidance of doubt, other than the filing of amendments to the Corporation’s Certificate of Incorporation to file a Certificate of Designations for any other series of Series D Preferred Stock authorized and designated pursuant to the Transaction Documents), (d) increase the authorized number of shares of Series D-1 Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

6.  Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets of the Corporation, whether such assets are capital or surplus (the “Liquidation Funds”), for each share of Series D-1 Preferred Stock an amount equal to the Stated Value per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full, provided that, if the Liquidation Funds are insufficient to pay the full amount due to the holders of Series D-1 Preferred Stock and holders of Pari Passu Shares, then each record holder of Series D-1 Preferred Stock and each holder of Pari Passu Shares shall receive a percentage of the Liquidation Funds that is equal to the amount that the full amount of Liquidation Funds otherwise payable to each such holder in accordance with the terms of such shares bears to the full amount of Liquidation Funds otherwise payable to all holders of Series D-1 Preferred Stock and Pari Passu Shares. A Fundamental Transaction or Change of Control Transaction shall not be treated as a Liquidation. The Corporation shall mail written notice of any such Liquidation, not less than 45 days before the payment date stated therein, to each Holder. The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation.

7.  Conversion.

(a)  Conversions at Option of Holder. Each share of Series D-1 Preferred Stock shall be convertible into that number of shares of Common Stock (subject to the limitations set forth in Section 7(c)) determined by dividing the Stated Value of such share of Series D-1 Preferred Stock by the Conversion Price, at the option of the Holder, at any time and from time to time. Holders shall effect conversions by providing the Corporation with the form of conversion notice in the form provided by the Corporation (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Series D-1 Preferred Stock to be converted, the Issue Date of such Series D-1 Preferred Stock, the number of shares of Series D-1 Preferred Stock owned before the conversion at issue, the number of shares of Series D-1 Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be before the date the Holder delivers such Notice of Conversion to the Corporation by facsimile (the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error. Shares of Series D-1 Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and may not be reissued.

(b)  Conversion Price. The conversion price for the Series D Preferred Stock shall be equal to $ 1.48, subject to adjustment herein (the “Conversion Price”).

(c)  Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Series D-1 Preferred Stock or otherwise issue shares of Common Stock to any Holder in respect of the Series D-1 Preferred Stock, and a Holder shall not have the right to convert any portion of the Series D-1 Preferred Stock or otherwise receive any shares of Common Stock in respect of the Series D-1 Preferred Stock, to the extent that after giving effect to such conversion and/or issuance, such Holder (together with such Holder’s affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder’s affiliates), as set forth on the applicable Notice of Conversion Form, would beneficially own (1) in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to such conversion or issuance and (2) if the Holder (together with such Holder’s affiliates, and any other person or entity acting as a group together with such Holder or any of such Holder’s affiliates) beneficially owns in excess of 4.99% of the number of shares of Common Stock then outstanding or has waived the provisions of this Section 7(c) with respect to the 4.99% limitation only, in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion or issuance. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series D-1 Preferred Stock with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, unconverted Stated Value of Series D-1 Preferred Stock beneficially owned by such Holder or any of its affiliates and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including, without limitation, any other preferred stock or Warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 7(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by a Holder that the Corporation is not representing to such Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and such Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 7(c) applies, the determination of whether the Series D-1 Preferred Stock is convertible (in relation to other securities owned by such Holder together with any affiliates) and of which a portion of the Series D-1 Preferred Stock is convertible shall be in the sole discretion of a Holder, and the submission of a Notice of Conversion shall be deemed to be each Holder’s determination of whether the shares of Series D-1 Preferred Stock may be converted (in relation to other securities owned by such Holder) and of which portion of the Series D-1 Preferred Stock is convertible, in each case subject to such aggregate percentage limitation, and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder. For purposes of this Section 7(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of the following: (x) the Corporation’s most recent Form 10-QSB or Form 10-KSB, as the case may be, (y) a more recent public announcement by the Corporation or (z) any other notice by the Corporation or the Corporation’s Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Corporation shall within one Trading Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion, exercise or issuance of securities of the Corporation, including the shares of Series D-1 Preferred Stock, by such Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The provisions of this Section 7(c) with respect to either or both of the 4.99% and 9.99% limitations may be waived by such Holder, as to and at the election of such Holder, upon not less than 61 days’ prior notice to the Corporation, and the applicable provisions of this Section 7(c) shall continue to apply until such 61st day (or such later date, as determined by such Holder, as may be specified in such notice of waiver). Only the limitation that is specifically waived shall be waived so that a waiver of the 4.99% limitation shall not operate to waive the 9.99% limitation unless specifically set forth in the Holder’s notice of waiver. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this Section 7(c) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended 4.99% or 9.99% beneficial ownership limitation herein contained. The limitations contained in this paragraph shall apply to a successor Holder of the Series D-1 Preferred Stock.

(d)  Mechanics of Conversion

(i)  Delivery of Certificate Upon Conversion. Not later than three Trading Days after each Conversion Date (the “Share Delivery Date”), the Corporation shall deliver or cause to be delivered to the Holder (A) a certificate or certificates which, after the Effective Date, shall be free of restrictive legends and trading restrictions (other than those required by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of shares of Series D-1 Preferred Stock, and (B) a bank check (or at the discretion of the converting Holder, a wire transfer in immediately available funds) in the amount of accrued and unpaid dividends unless the Corporation is entitled and has elected to pay such dividends in shares of Common Stock pursuant to (a) (including the limitations under Section 7(c)), in which event the Corporation shall deliver certificates as aforesaid representing shares of Common Stock in payment of such accrued and unpaid dividends valued at the Dividend Price as if the Conversion Date were the Dividend Payment Date. After the Effective Date with respect to the Conversion Shares Registration Statement covering the subject Conversion Shares, the Corporation shall, upon request of the Holder, and if the Holder has provided the Corporation with the name of its prime broker that is a participant with the Depository Trust Company System through its Deposit/Withdrawal At Custodian System, deliver any certificate or certificates required to be delivered by the Corporation under this Section electronically through the Depository Trust Company. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third Trading Day after the Conversion Date, the Holder shall be entitled to elect by written notice to the Corporation at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Corporation shall immediately restore on the Series D-1 Preferred Stock Register the shares of Series D-1 Preferred Stock tendered for conversion as outstanding in the name of such Holder, and the Holder shall promptly return any Common Stock certificates received in connection with such rescinded conversion.

(ii)  Obligation Absolute; Partial Liquidated Damages. The Corporation’s obligations to issue and deliver the Conversion Shares upon conversion of Series D-1 Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by the Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the Holder in connection with the issuance of such Conversion Shares. In the event a Holder shall elect to convert any or all of the Stated Value of its Series D-1 Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice, restraining and or enjoining conversion of all or part of this Series D-1 Preferred Stock shall have been sought and obtained and the Corporation posts a surety bond for the benefit of the Holder in the amount of 150% of the Stated Value of Series D-1 Preferred Stock outstanding, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of an injunction precluding the same, the Corporation shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 7(d)(i) within two Trading Days of the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Series D-1 Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day after 3 Trading Days and increasing to $200 per Trading Day 6 Trading Days after such damages begin to accrue) for each Trading Day after the Share Delivery Date until such certificates are delivered. Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(iii)  Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. If the Corporation fails to deliver to the Holder such certificate or certificates pursuant to Section 7(d)(i) by a Share Delivery Date, and if after such Share Delivery Date the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the price at which the sell order giving rise to such purchase obligation was executed. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series D-1 Preferred Stock with respect to which the aggregate sale price giving rise to such purchase obligation is $10,000, under the immediately preceding sentence the Corporation shall be required to pay the Holder $1,000. The Holder shall provide the Corporation written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series D-1 Preferred Stock as required pursuant to the terms hereof.

(iv)  Reservation of Shares Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of the Series D-1 Preferred Stock and payment of dividends on the Series D-1 Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series D-1 Preferred Stock, not less than such number of shares of the Common Stock as shall (subject to any additional requirements of the Corporation as to reservation of such shares set forth in the Purchase Agreement) be issuable (taking into account the adjustments and restrictions of Section 8) upon the conversion of all outstanding shares of Series D-1 Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and, if the Conversion Shares Registration Statement with respect to such shares is then effective under the Securities Act, registered for public resale in accordance with such Conversion Shares Registration Statement.

(v)  Fractional Shares. Upon a conversion hereunder, the Corporation shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the VWAP at such time. If the Corporation elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(vi)  Transfer Taxes. The issuance of certificates for shares of the Common Stock on conversion of Series D-1 Preferred Stock shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series D-1 Preferred Stock so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

8.  Certain Adjustments.

(a)  Stock Dividends and Stock Splits. If the Corporation, at any time while the Series D-1 Preferred Stock is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation pursuant to this Article IV(D) or in respect of any of the Series D Preferred Stock or Pari Passu Shares), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, then the Conversion Price then in effect shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 8(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b)  Pro Rata Distributions. If the Corporation, at any time while Series D-1 Preferred Stock is outstanding, shall distribute to all holders of Common Stock (and not to Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security other than Common Stock then in each such case the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately before the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. An adjustment shall be made under this Section 8(b) whenever any such distribution described in Section 8(b) is made, and such adjustment shall become effective immediately on the date of such distribution.

(c)  Fundamental Transaction. If, at any time while any Series D-1 Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person, (B) the Corporation effects any sale of all or substantially all of its assets on a consolidated basis in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of Series D-1 Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately before the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately before such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series D-1 Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holder, in exchange for the shares of Series D-1 Preferred Stock, new preferred stock consistent with the foregoing provisions and evidencing the Holder’s right to convert such preferred stock into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 8(c) and insuring that this Series D-1 Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(d)  Calculations. All calculations under this Section 8 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 8, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall exclude treasury shares, if any.

(e)  Notice to Holders.

(i)  Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any of this Section 8, the Corporation shall promptly mail to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii)  Notice to Allow Conversion by Holder. If (A) the Corporation shall declare a dividend (or any other distribution) on the Common Stock; (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Corporation shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights (other than pursuant to a stockholder rights plan provided that under such stockholder rights plan, such rights, before being detached, will be attached to Conversion Shares when issued); (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation; then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Series D Preferred Stock, and shall cause to be mailed to each Holder at its last address as its shall appear upon the Series D Preferred Stock Register, at least 20 calendar days before the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holders are entitled to convert the Conversion Amount of the Series D-1 Preferred Stock (or any part hereof) during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

9.  Optional Redemption.

(a)  Optional Redemption at Election of Corporation. Subject to the provisions of this Section 9, at any time after the Original Issue Date, the Corporation may deliver a notice to the Holders (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem some or all of the then outstanding shares of Series D-1 Preferred Stock, for an amount, in cash, equal to the Optional Redemption Amount on the 20th Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date” and such redemption, the “Optional Redemption”). The Optional Redemption Amount is due in full on the Optional Redemption Date. The Corporation may only effect an Optional Redemption if during the period commencing on the Optional Redemption Notice Date through to the date final payment is made, each of the Equity Conditions (exclusive of clause (viii) of the definition of Equity Conditions) shall have been met and the Corporation shall not have entered into an agreement or understanding for a Change of Control Transaction and there shall have been no public announcement of a Change of Control Transaction. If any of the Equity Conditions (exclusive of clause (viii) of the definition of Equity Conditions) shall cease to be satisfied at any time during the required period, then each Holder may elect to nullify its respective Optional Redemption Notice by notice to the Corporation within 3 Trading Days after the first day on which any such Equity Condition (exclusive of clause (viii) of the definition of Equity Conditions) has not been met (provided that if, by a provision of the Transaction Documents the Corporation is obligated to notify the Holders of the non-existence of an Equity Condition, such notice period shall be extended to the third Trading Day after proper notice from the Corporation) in which case such Optional Redemption Notice shall be null and void, ab initio. The Corporation covenants and agrees that it will honor all Notice of Conversions tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full. If within six months following an Optional Redemption Date that occurs on or before the expiration of 24 months from the Original Issue Date a Change of Control Transaction occurs, then the Holders whose Series D-1 Preferred Stock was redeemed on such Optional Redemption Date shall be entitled to be paid an additional amount equal to the amount by which the Optional Redemption Amount paid to such Holder is less than the amount such Holder would have received had such Holder’s Series D-1 Preferred Stock so redeemed been redeemed pursuant to (b) upon the occurrence of such Change of Control Transaction.

(b)  Optional Redemption Upon Change in Treatment. The Corporation intends to record the Series D-1 Preferred Stock on its balance sheet as stockholder equity in accordance with GAAP. If the Corporation is required to reclassify all of the value of the Series D-1 Preferred Stock as a liability on its balance sheet by reason of (i) comments from the Commission received after the Original Issue Date; (ii) any literature (rules, interpretations, releases and the like) published by the Commission after the Original Issue Date or (iii) any change in accounting literature made after the Original Issue Date, then the Corporation shall give prompt notice of such event to the Holders. Within 60 days (or if such 60 day period would expire within the Corporation’s first fiscal quarter in any fiscal year, then within 15 days following the date on which the Corporation makes public its results of operations for the immediately preceding fiscal year) of the giving of such notice, the Corporation may redeem all of the outstanding shares of Series D-1 Preferred Stock for a redemption price per share equal to the Stated Value of such Series D-1 Preferred Stock plus all accrued and unpaid dividends and other amounts due thereon to the date of redemption by delivery within such 60 day period of an Optional Redemption Notice and shall otherwise be redeemed as if it were an Optional Redemption (without regard to any references to Equity Conditions or any references to Change of Control Transactions or the restrictions of Section 12) and references in Section 9(a) and Section 9(c) to Optional Redemption Amount shall be deemed to refer to the redemption amount payable pursuant to this Section 9(b).

(c)  Redemption Procedure. The payment of cash pursuant to an Optional Redemption shall be made on the Optional Redemption Date. If any portion of the cash payment for an Optional Redemption shall not be paid by the Corporation by the due date, interest shall accrue thereon at the rate of 18% per annum (or the Maximum Rate, if less) until the payment of the Optional Redemption Amount, plus all amounts owing thereon, is paid in full. Alternatively, if any portion of the Optional Redemption Amount remains unpaid after such date, the Holders subject to such redemption may elect, by written notice to the Corporation given at any time thereafter, to invalidate ab initio such redemption with respect to the shares of Series D-1 Preferred Stock for which the Optional Redemption Amount has not been paid in full, notwithstanding anything herein contained to the contrary and the Corporation shall have no further right to exercise such Optional Redemption (but shall be entitled to a full refund of any Optional Redemption Amounts actually paid in respect of the invalidated redemption). Notwithstanding anything to the contrary in this Section 9, the Corporation’s determination to redeem shares of Series D-1 Preferred Stock shall be applied among the Holders of the Series D-1 Preferred Stock ratably. Each Holder may elect to convert shares of Series D-1 Preferred Stock pursuant to Section 7 before actual payment in cash for any redemption under this Section 9 by fax delivery of a Notice of Conversion to the Corporation.

(d)  Optional Monthly Redemptions. Subject to the provisions of this Section 9, commencing on the 6-month anniversary of the Issue Date of the Series D-1 Preferred Stock, and on each monthly anniversary of such Issue Date (each a “Monthly Optional Redemption Notice Date”), the Corporation may deliver a notice to the Holders (a “Monthly Optional Redemption Notice”) of its irrevocable election to redeem up to the Monthly Optional Redemption Amount of each share of Series D-1 Preferred Stock in cash, or, subject to satisfaction of the Equity Conditions, at the Corporation’s option, in shares of the Corporation’s Common Stock. Such a redemption shall decrease the Stated Value of each share of Series D-1 Preferred Stock by an amount per share equal to the Monthly Optional Redemption Amount divided by the number of then outstanding Series D-1 Preferred Stock. Except as otherwise provided herein, if at any time the Corporation elects to redeem the Monthly Optional Redemption Amount partially in cash and partially in shares of Common Stock, then such cash and shares shall be distributed ratably among the Holders based upon the number of shares of Series D-1 Preferred Stock held by each Holder. The number of shares of Common Stock to be issued to each Holder in payment of the Monthly Redemption Amount shall be determined by multiplying the Monthly Optional Redemption Amount to be paid to such Holder in shares of Common Stock by 112% and dividing the product obtained by the Amortization Price. The date for redemption (the “Monthly Optional Redemption Date”) of each month’s Monthly Redemption Amount shall be the 20th Trading Date following the Monthly Optional Redemption Notice Date. The Corporation may only effect a monthly optional redemption of Series D-1 Preferred Stock in shares of Common Stock if during the period commencing on the most recent monthly anniversary date of the Issue Date of the Series D-1 Preferred Stock through the date payment is made, each of the Equity Conditions shall have been met. If any of the Equity Conditions shall cease to be satisfied at any time during the required period, then each Holder may elect to nullify its respective Monthly Optional Redemption Notice by notice to the Corporation within 3 Trading Days after the first day on which any such Equity Condition has not been met (provided that if, by a provision of the Transaction Documents the Corporation is obligated to notify the Holders of the non-existence of an Equity Condition, such notice period shall be extended to the third Trading Day after proper notice from the Corporation) in which case such Optional Redemption Notice shall be null and void, ab initio. The Corporation covenants and agrees that it will honor all Notice of Conversions tendered from the time of delivery of the Monthly Optional Redemption Notice through the date all amounts owing thereon are due and paid in full. Whenever the Stated Value of any Series D-1 Preferred Stock has been reduced to zero, such share shall be deemed cancelled and retired and shall no longer be deemed outstanding.

(e)  Monthly Optional Redemption Procedure. The selection of Series D-1 Preferred Stock to be redeemed pursuant to a Monthly Optional Redemption Notice and the payment of the Optional Redemption Amount in cash shall be made in accordance with Section 9(c) as if it were an Optional Redemption. Issuance of shares of Common Stock in payment of any of the Monthly Optional Redemption Amount (and penalties and procedures for failure to deliver such shares) shall be consistent with the issuance of shares upon conversion pursuant to Section 7 treating the Monthly Optional Redemption Date as the Conversion Date.

10.  Forced Conversion. Notwithstanding anything herein to the contrary, if from and after the expiration of 24 months from the Issue Date the VWAP for each Trading Day in any 20 consecutive Trading Day period (“Threshold Period”), which Threshold Period shall have commenced only after such 24 month period, exceeds the then Conversion Price (as adjusted from time to time as provided herein) by 250%, the Corporation may, within 1 Trading Day after any such Threshold Period, deliver a notice to the Holder (a “Forced Conversion Notice” and the date such notice is received by the Holder, the “Forced Conversion Notice Date”) to cause the Holders to immediately convert all or part of the then outstanding shares of Series D-1 Preferred Stock into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series D-1 Preferred Stock by the Conversion Price within 3 Trading Days of the Forced Conversion Notice Date. The Corporation may only effect a Forced Conversion Notice if during the Threshold Period and until the 3rd Trading Day following the Forced Conversion Notice Date, all of the Equity Conditions shall have been met. If any of the Equity Conditions shall cease to be satisfied at any time during the required period, then the Forced Conversion Notice shall be null and void, ab initio. Any Forced Conversions hereunder shall be applied ratably to all Holders based on the number of shares of Series D-1 Preferred Stock held by each Holder. In no event may the Corporation require conversion of any Series D-1 Preferred Stock of any Holder in excess of the limitations of (c) applicable to such Holder.

11.  Redemption Upon Triggering Events.

(a)  “Triggering Event” means any one or more of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)  the failure of the initial Conversion Shares Registration Statement contemplated by Section 2(a) of the Registration Rights Agreement to be declared effective by the Commission on or before the 150th day after the Original Issue Date;

(ii)  the failure of any additional Conversion Shares Registration Statement contemplated by the Registration Rights Agreement to be declared effective by the Commission on or before the 120th day after the Issue Date of any Additional Series D Preferred Stock if applicable or in all other cases, on or before the 120th day after the Filing Date for such additional Conversion Shares Registration Statement;

(iii)  if, during the applicable Effectiveness Period, as that term is defined in each Registration Rights Agreement, the effectiveness of the Conversion Shares Registration Statement lapses for any reason for more than an aggregate of 45 calendar days (which need not be consecutive days) during any 12 month period, or the Holder shall not be permitted to resell Registrable Securities, as that terms is defined in the Registration Rights Agreement, under such Conversion Shares Registration Statement for a period of 15 consecutive Trading Days or more than an aggregate of 45 calendar days (which need not be consecutive days) during any 12 month period, provided, however, that if the lapse of the effectiveness or the lack of availability of the Registration Statement is extended beyond the foregoing time periods as a result of delays by the SEC in the context of a review by the Commission of such Registration Statement (including any post-effective amendments thereto, or any of the Corporation’s periodic reports filed with the Commission) to provide comments to the Corporation or to respond to the Corporation’s responses to the Commission’s comments, then the foregoing time periods may be extended by the number of days attributable to such delays by the Commission up to a maximum of an additional 20 calendar days;

(iv)  the Corporation shall fail to deliver certificates representing Conversion Shares issuable upon a conversion of Series D-1 Preferred Stock that comply with the provisions hereof before the 5th Trading Day after such shares are required to be delivered hereunder, or the Corporation shall provide written notice to any Holder, including by way of public announcement, at any time, of its intention not to comply with requests for conversion of any shares of Series D-1 Preferred Stock in accordance with the terms hereof;

(v)  one of the Events (as defined in the Registration Rights Agreement) described in subsections (i), (ii) or (iii) of Section 2(b) of the Registration Rights Agreement shall not have been cured to the satisfaction of the Holders before the expiration of 30 days from the Event Date (as defined in the Registration Rights Agreement) relating thereto (other than an Event resulting from (x) a failure of the initial Conversion Shares Registration Statement to be declared effective by the Commission on or before the 150th day after the Original Issue Date or (y) a failure of any Additional Conversion Shares Registration Statement to be declared effective by the Commission on or before the 120th day after the applicable Issue Date or Filing Date, which shall be covered by Section 11(a)(i);

(vi)  the Corporation shall fail for any reason to pay in full the amount of cash due pursuant to a Buy-In within 15 days after notice therefor is delivered hereunder or shall fail to pay all amounts owed on account of an Event within five days of the date due;

(vii)  the Corporation shall fail to have available a sufficient number of authorized and unreserved shares of Common Stock to issue to Holders upon a conversion hereunder;

(viii)  unless specifically addressed elsewhere in this Certificate as a Triggering Event, the Corporation shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of the terms of this Certificate or the Transaction Documents, and such failure or breach shall not, if subject to the possibility of a cure by the Corporation, have been remedied within 20 calendar days after the date on which written notice of such failure or breach shall have been given by a Holder to the Corporation provided, however, that if there shall have been a breach of a warranty which is immaterial in nature and amount but cannot be cured, then such breach shall not constitute a Triggering Event;

(ix)  the Corporation shall redeem any Junior Securities;

(x)  the occurrence of a Change of Control Transaction;

(xi)  there shall have occurred a Bankruptcy Event; or

(xii)  the Common Stock shall fail to be listed or quoted for trading on a Trading Market for more than 5 Trading Days, which need not be consecutive Trading Days.

(b)  Upon the occurrence of a Triggering Event, each Holder shall (in addition to all other rights it may have hereunder or under applicable law) have the right, exercisable at the sole option of such Holder, to require the Corporation to redeem out of funds legally available therefor all of the Series D-1 Preferred Stock then held by such Holder for a redemption price, in cash, equal to the Triggering Redemption Amount; provided that in the case of the Triggering Event described in clause (x) of Section 11(a) occurring before the expiration of 36 months from the Original Issue Date, the Triggering Redemption Amount shall be 130% of the Stated Value; and, provided further, that, in the Event of a Triggering Event described in clause (xiii) of Section 11(a), such Holder shall have fully exercised its right to require redemption on or before April 15, 2006. The Triggering Redemption Amount shall be due and payable within 5 Trading Days of the date on which the notice for the payment therefor is provided by a Holder provided, however, that in the event of a Triggering Event specified in Section 11(a)(xiii), such 5 Trading Day period with respect to any Holder shall begin on the date on which the Corporation shall receive, in addition to such Holder’s notice, all of the then outstanding Preferred Stock Warrants issued to such Holder on the Original Issue Date, together with such forms of assignment or cancellation as the Corporation shall reasonably request from each applicable Holder (the “Triggering Redemption Payment Date”); provided, further that, upon failure of the Corporation to timely pay the Triggering Redemption Amount in respect of a Triggering Event specified in Section 11(a)(xiii), the Corporation shall return all of such Holder’s Preferred Stock Warrants to such Holder until such time as the Corporation shall satisfy in full its obligations under this Section 11(b), as applicable, at which time such Holder shall tender its outstanding Preferred Stock Warrants to the Corporation. If the Corporation fails to pay the Triggering Redemption Amount hereunder in full pursuant to this Section on the date such amount is due in accordance with this Section, the Corporation will pay interest on any unpaid amount thereof at a rate of 18% per annum (or the Maximum Rate, if less), accruing daily from such date until the Triggering Redemption Amount, plus all such interest thereon, is paid in full. For purposes of this Section, a share of Series D-1 Preferred Stock is outstanding until such date as the Holder shall have received Conversion Shares upon a conversion (or attempted conversion) thereof that meets the requirements hereof or has been paid the Triggering Redemption Amount plus all accrued but unpaid dividends and all accrued but unpaid liquidated damages in cash.

12. Negative Covenants. So long as any shares of Series D-1 Preferred Stock are outstanding, without the consent of the holders owning of record a majority of the shares of Series D-1 Preferred Stock then outstanding, the Corporation will not and will not permit any of its Subsidiaries to directly or indirectly:

(a)  Except for Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(b)  Except for Permitted Liens, enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(c)  amend its Certificate of Incorporation, bylaws or other charter documents so as to materially and adversely affect any rights of any Holder (for the avoidance of doubt, the filing of amendments to the Corporation’s Certificate of Incorporation to file a Certificate of Designations for any other series of Series D Preferred Stock authorized and designated pursuant to the Transaction Documents or Pari Passu Shares pursuant to Section 4.24 of the Purchase Agreement is specifically permitted);

(d)  designate any class or series of capital stock having any rights or preferences senior or pari passu with the rights and preferences of the Series D-1 Preferred Stock except pursuant to Section 4.24 of the Purchase Agreement;

(e)  repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents or any other Junior Securities other than as to the Conversion Shares to the extent permitted or required under the Transaction Documents or as otherwise permitted by the Transaction Documents, except for repurchases of equity securities (including cashless exercise of options) issued pursuant to the Corporation’s equity compensation plans and net exercises of the options granted to the Corporation’s executives on December 20, 2005;

(f)  issue any variable priced equity securities or any variable priced equity linked securities or enter into any Variable Rate Transaction except as permitted by Section 4.24 of the Purchase Agreement;

(g)  enter into any agreement with respect to any of the foregoing; or

(h)  pay cash dividends or distributions on any equity securities of the Corporation other than the Series D Preferred Stock, amounts paid as expressly provided herein and in the Transaction Documents and dividends due and paid in the ordinary course on its Pari Passu Shares when the Corporation is in compliance with its payment and other obligations hereunder.

13.  Miscellaneous.

(a)  Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the following facsimile number and address, facsimile number 858.375.1000, Attn: Richard B. Slansky, President, 13855 Stowe Drive, Poway, California 92064 or such other address or facsimile number as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the Series D Preferred Stock Register, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder or at such other address as the Holder shall designate by notice given to the Corporation pursuant to this Section 13(a). Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section before 5:30 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b)  Absolute Obligation. Except as expressly provided herein, no provision of this Certificate shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the liquidated damages (if any) on the shares of Series D-1 Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

(c)  Series D Preferred Stock Register. The Series D-1 Preferred Stock shall be issued without certificates. The Corporation shall maintain a register for the Series D-1 Preferred Stock and all other Series D Preferred Stock at its principal executive office in which it shall record the issuance of all shares of Series D Preferred Stock, the name and address of each record Holder of Series D Preferred Stock, all issuances and transfers of Series D Preferred Stock, all adjustments to the Stated Value of Series D Preferred Stock converted by any Holder and the dates of such conversion, the payment of dividends thereon and notations with respect to the restrictions on transfer of any shares of Series D Preferred Stock pursuant to the Purchase Agreement or Registration Rights Agreement and such other information as the Corporation shall deem appropriate to evidence the outstanding Series D Preferred Stock from time to time (the “Series D Preferred Stock Register”). In the event of any dispute or discrepancy in the number of outstanding shares of Series D Preferred Stock to which each Holder is entitled, the Series D Preferred Stock Register shall be controlling absent manifest error. Within one Trading Day of a request by any Holder, the Corporation shall advise and confirm to a Holder the number of shares of Series D Preferred Stock registered in the name of the Holder, the Stated Value of such Series D Preferred Stock and the aggregate Stated Value of all outstanding Series D Preferred Stock. The Corporation may treat the Person in whose name any Series D Preferred Stock is registered on the Series D Preferred Stock Register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

(d)  Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a day when banks are open for business in New York (such day, a “Business Day”), such payment shall be made on the next succeeding Business Day.

ARTICLE V

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors.

ARTICLE VI

Subject to the rights of any class or series of stock then outstanding, newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director.

No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

ARTICLE VII

Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote, provided, however, that except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate (including any Certificate of Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate or the DGCL (including any Certificate of Designation relating to any Preferred Stock).

The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

ARTICLE VIII

      The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon the Board of Directors by statute or by this Certificate or the Bylaws of the Corporation, the Board of Directors is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

ARTICLE IX

The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation (subject to any limitations which may be included, by Board of Directors action, in the Bylaws themselves). The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that that the stockholders may not amend or repeal the indemnification/advancement provisions of the Bylaws except by a 75% supermajority vote.

The Corporation reserves the right to amend or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation, provided, however, that notwithstanding and in addition to any other provision of this Certificate or any provision of law that might otherwise permit a lesser vote or no vote, a 75% supermajority vote of stockholders shall be required to amend or repeal this Article IX, and provided, further, that notwithstanding anything in this Article IX to the contrary, so long as any shares of Series D-1 Preferred Stock are outstanding, the amendment or repeal of this Certificate shall be subject to the provisions of Section 5 of Article IV(D) and Section 12 of Article IV(D).

ARTICLE X

To the fullest extent permitted by the DGCL, as the DGCL may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Any repeal or modification of the foregoing provisions of this Article X shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director first occurring before such repeal or modification.

ARTICLE XI

To the fullest extent permitted by applicable law, the Corporation shall provide indemnification of (and advancement of expenses to) directors and officers (and is authorized to provide indemnification of, and advancement of expenses to, any other persons to which Delaware law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such directors and officers or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to a corporation, its stockholders, and others.

Any repeal or modification of any of the foregoing provisions of this Article XI shall not adversely affect any right or protection of a director, officer or other person existing at the time of such repeal or modification.

Executed this 15th day of June, 2007.

/s/ Richard B. Slansky
Richard B. Slansky, Incorporator

APPENDIX C
BYLAWS

OF

SPACEDEV, INC.

(A Delaware Corporation)

ARTICLE I

OFFICES

Section 1.1 Registered Office. Unless and until changed by the board of directors (the “Board of Directors”) of SpaceDev, Inc. (the “Corporation”), the registered office of the Corporation in the State of Delaware shall be established and maintained at 615 S. DuPont Highway, Kent County, Dover, Delaware and National Corporate Research, Ltd. shall be the registered agent of the Corporation in charge thereof.

Section 2.1 Other Offices. The Corporation may also have offices at such other places both within and outside the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLES II

STOCKHOLDERS

Section 2.1 Annual Meeting. The annual meeting of stockholders shall be held on such date and at such time as may be fixed by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these Bylaws (the “Bylaws”).

Section 2.2 Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), may only be called by a majority of the entire Board of Directors or the Chairman. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice.

Section 2.3 Notice Of Meetings. Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation). All meetings of the stockholders shall be held at such time and place, either within or outside the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 2.4 Quorum. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

Section 2.5 Organization. At every meeting of the stockholders, the Chairman, if there is such an officer, or any other officer or director of the Corporation designated by the Board of Directors, shall act as chairman of the meeting. The Board of Directors may further provide for determining who shall act as chairman of any stockholders’ meeting in the absence of the Chairman of the Board of Directors and such designee. The Secretary of the Corporation or a person designated by the chairman shall act as Secretary of the meeting. Unless otherwise approved by the chairman, attendance at the stockholders’ meeting is restricted to stockholders of record, persons authorized in accordance with Section 2.8 of these Bylaws to act by proxy, and officers of the Corporation.

Section 2.6 Conduct Of Business. The chairman shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the chairman’s discretion, it may be conducted otherwise in accordance with the wishes of the stockholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

The chairman shall also conduct the meeting in an orderly manner, rule on the precedence of and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. The chairman may impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the chairman shall have the power to have such person removed from participation. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 2.6 and Section 2.7 below. The chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.6 and Section 2.7, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 2.7 Notice Of Stockholder Business. At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) properly brought before the meeting by or at the direction of the Board of Directors, (c) properly brought before an annual meeting by a stockholder, or (d) properly brought before a special meeting by a stockholder, but if, and only if, the notice of a special meeting provides for business to be brought before the meeting by stockholders. For business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder proposal to be presented at an annual meeting shall be received at the Corporation’s principal executive offices not less than 90 nor more than 120 calendar days in advance of the anniversary of the date that the Corporation’s (or the Corporation’s predecessor’s) proxy statement was mailed to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, or in the event of a special meeting, notice by the stockholder to be timely must be received not later than the close of business on the later of the 90th day before such annual meeting or the 10th day following the day on which public disclosure of the date of the meeting was made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting (a) a brief description of the business desired to be brought before the annual or special meeting and the reasons for conducting such business at the special meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

Section 2.8 Proxies And Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. No stockholder may authorize more than one proxy for his shares. Each stockholder shall have one vote for every share of stock entitled to vote which is registered in his name on the record date for the meeting, except as otherwise provided herein or required by law.

All voting, including on the election of directors but excepting where otherwise required by law or by the Certificate of Incorporation, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote his proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, all elections shall be determined by a plurality of the votes cast and all other matters shall be determined by a majority of the votes cast.

Section 2.9 Stockholder List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days before the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

Section 2.10 Ratification. Any transaction questioned in any stockholders’ derivative suit, or any other suit to enforce alleged rights of the Corporation or any of its stockholders, on the ground of lack of authority, defective or irregular execution, adverse interest of any director, officer or stockholder, nondisclosure, miscomputation or the application of improper principles or practices of accounting may be approved, ratified and confirmed before or after judgment by the Board of Directors or by the holders of common stock and, if so approved, ratified or confirmed, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said approval, ratification or confirmation shall be binding upon the Corporation and all of its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

Section 2.11 Action of Stockholders Without Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 Number And Term Of Office. The number of directors shall be fixed from time to time exclusively by the Board of Directors. All directors shall hold office until the expiration of the term for which elected and until their respective successors are elected, except in the case of the death, resignation or removal of any director.

Section 3.2 Vacancies And Newly Created Directorships. Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification or other cause (other than removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.3 Removal. Subject to the rights of holders of any series of preferred stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum, or by the stockholders at a special meeting of the stockholders held for that purpose. Directors so chosen shall hold office until the next annual meeting of stockholders.

Section 3.4 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors, and also immediately after each annual meeting of stockholders (at the same place as such annual meeting unless the Board of Directors establishes otherwise). A notice of each regular meeting shall not be required.

Section 3.5 Special Meetings. Special meetings of the Board of Directors may be called by a majority of the directors then in office or by the Chairman and shall be held at such place, on such date, and at such time as they or he shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not fewer than 4 days before the meeting or by emailing, telephoning, telecopying or personally delivering the same not fewer than 24 hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.6 Quorum. At any meeting of the Board of Directors, a majority of the total number of authorized directors shall constitute a quorum for all purposes, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

Section 3.7 Participation In Meetings By Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 3.8 Conduct Of Business. The Board of Directors shall elect one of its members to be Chairman of the Board of Directors. The Chairman of the Board of Directors shall lead the Board of Directors in fulfilling its responsibilities as set forth in these Bylaws, including its responsibility to oversee the performance of the Corporation, and shall determine the agenda and perform all other duties and exercise all other powers which are or from time to time may be delegated to him by the Board of Directors. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law.

Section 3.9 Actions Of Board Of Directors Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.10 Powers. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

(a) To declare dividends from time to time in accordance with law;

(b) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

(c) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

(d) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

(e) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

(f) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

(g) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and

(h) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation’s business and affairs.

Section 3.11 Compensation Of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

Section 3.12 Nomination Of Director Candidates. Subject to the rights of holders of any class or series of preferred stock then outstanding, nominations for the election of Directors may be made by the Board of Directors or a nominating and corporate governance committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if timely notice of such stockholder’s intent to make such nomination or nominations has been given in writing to the Secretary of the Corporation. To be timely, a stockholder nomination for a director to be elected at an annual meeting shall be received at the Corporation’s principal executive offices not less than 90 nor more than 120 calendar days in advance of the anniversary of the date that the Corporation’s (or the Corporation’s predecessor’s) notice of meeting and/or proxy statement was mailed to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, or in the event of a nomination for director to be elected at a special meeting, notice by the stockholder to be timely must be received not later than the close of business on the later of the 90th day before such annual meeting or the 10th day following the day on which public disclosure of the date of the meeting was made. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote for the election of Directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

In the event that a person is validly designated as a nominee in accordance with this Section 3.12 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or, not fewer than 5 days before the date of the meeting for the election of such nominee, the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to this Section 3.12 had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substitute nominee.

If the chairman of the meeting for the election of Directors determines that a nomination of any candidate for election as a Director at such meeting was not made in accordance with the applicable provisions of this Section 3.12, such nomination shall be void.

Section 3.13 Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

COMMITTEES

Section 4.1 Committees Of The Board Of Directors. The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided by law and in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amending the Bylaws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 4.2 Conduct Of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; a majority of the authorized members shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE V

OFFICERS

Section 5.1 Generally. The officers of the Corporation shall be elected by the Board of Directors and shall consist of: a Chairman of the Board, Chief Executive Officer, President, Secretary and Treasurer or Chief Financial Officer. The Board of Directors, in its discretion, may also elect one or more Vice Presidents (including Executive Vice Presidents and Senior Vice Presidents), Assistant Secretaries, Assistant Treasurers, a Controller and such other officers as in the judgment of the Board of Directors may be necessary or desirable. Any number of offices may be held by the same person and more than one person may hold the same office, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. Each officer shall hold office until his successor is elected or until his earlier resignation or removal.

Section 5.2 Election. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen, or until their earlier resignation or removal. Except as otherwise provided in this Article V, any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers who are directors of the Corporation shall be fixed by the Board of Directors or a Board of Directors committee.

Section 5.3 Secretarial duties. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, then any Assistant Secretary shall perform such actions. If there be no Assistant Secretary, then the Board of Directors or the Chief Executive Officer may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

Section 5.4 Delegation Of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 5.5 Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

Section 5.6 Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring from whatever reason.

ARTICLE VI

STOCK

Section 6.1 Certificates Of Stock. Any and all signatures on any stock certificate may be a facsimile, including, but not limited to, signatures of officers of the Corporation and countersignatures of a transfer agent or registrar. In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 6.2 Transfers Of Stock. Transfers of stock certificates shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued. The Corporation shall have no duty to inquire into adverse claims with respect to a stock transfer unless (a) the Corporation has received a written notification of an adverse claim at a time and in a manner which affords the Corporation a reasonable opportunity to act on it before the issuance of a new, reissued or re-registered share certificate and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications directed to the claimant; or (b) the Corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, bylaws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim. The Corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him or, if there be no such address, at his residence or regular place of business that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within 30 days from the date of mailing the notification, either (a) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction; or (b) an indemnity bond, sufficient in the Corporation’s judgment to protect the Corporation and any transfer agent, registrar or other agent of the Corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Corporation.

Section 6.3 Record Date. The Board of Directors may fix a record date, which shall not be more than 60 nor fewer than 10 days before the date of any meeting of stockholders, nor more than 60 days before the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action. If no record date is fixed:

(a)           The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(b)           The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent is delivered to the Corporation.

(c)           The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.4 Lost, Stolen Or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 6.5 Regulations. The issue, transfer, conversion and registration of certificates of stock and any uncertificated shares shall be governed by such other regulations as the Board of Directors may establish.

Section 6.6 Registered Stockholders. Before due presentment for transfer of any share or shares, the Corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and to all other benefits of ownership with respect to such share or shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by U.S. federal law or the laws of the State of Delaware.

ARTICLE VII

NOTICES

Section 7.1  Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by email, telecopy or commercial courier service. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his last known address as the same appears on the books of the Corporation. The time when such notice shall be deemed to be given shall be the time such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if hand delivered, or the time such notice is dispatched, if delivered through the mails or by commercial courier service, email or telecopy.

Section 7.2 Waivers. A written waiver (including a waiver by electronic mail or other electronic transmission by such person) of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

Section 8.2 Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 8.3 Reliance Upon Books, Reports And Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

Section 8.4 Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 8.5 Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days before an event or that an act be done during a period of a specified number of days before an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 8.6 Interpretation. All words, terms and provisions of these Bylaws shall be interpreted and defined by and in accordance with the General Corporation Law of the State of Delaware, as amended, and as amended from time to time hereafter. In these Bylaws, unless otherwise indicated, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; references to articles or sections (or subdivisions of sections) are to those of these Bylaws; and references to other instruments shall be deemed to include all subsequent amendments and other modifications to such instruments.

ARTICLE IX

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 9.1 Right To Indemnification.

(a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under Sections 9.1(b) or (c) of this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such section. Such determination shall be made:

(i)           By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or

(ii)           If such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

(iii)           By the stockholders.

(e) For purposes of this Article, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving Corporation as he would have with respect to such constituent Corporation of its separate existence had continued.

(f) For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article.

Section 9.2 Expenses. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 9.3 Non-Exclusivity/Continuation Of Rights. The rights conferred on any person in Sections 9.1 and 9.2 shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 9.4 Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determinates, greater than, those provided for in this Article IX.

Section 9.5 Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

Section 9.6 Effect Of Amendment. Any amendment, repeal or modification of any provision of this Article IX by the stockholders and the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.

Section 9.7 Limitation of Liability. No director or officer of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director or officer, provided that this provision shall not limit the liability of a director or officer (i) for any breach of the director’s or the officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director or officer derived an improper personal benefit.

ARTICLE X

AMENDMENTS

Section 10.1 Amendment Of Bylaws. The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal Bylaws. Any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the affirmative approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board); provided, that the Board of Directors may not amend or repeal Article IX of these Bylaws except by the affirmative approval of two-thirds of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for amendment or repeal is presented to the Board). The original or other Bylaws may be adopted, amended or repealed by the stockholders entitled to vote thereon; provided, that the stockholders may not amend or repeal Article IX of these Bylaws except by a 75% supermajority vote.

APPENDIX D

COLORADO BUSINESS CORPORATIONS ACT
Article 113
Dissenters’ Rights

7-113-101.	DEFINITIONS

For purposes of this article:

(1)	"Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2)	"Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

(3)	"Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

(4)
"Fair market value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

(5)
"Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

(6)
"Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

(7)	"Shareholder" means either a record shareholder or a beneficial shareholder.

7-113-102.    RIGHT TO DISSENT

(1)   A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair market value of the shareholder's shares in the event of any of the following corporate actions:

(a)    Consummation of a plan of merger to which the corporation is a party if:

(I)	Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or

(II)	The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

(b)   Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

(c)   Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1); and

(d)   Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102 (2).

(e)   Consummation of a conversion in which teh corporation is the converting entity as provided in section 7-90-206(2).

(1.3)   A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair market value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934," as amended, or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:

(a)   The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

(b)   The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

(c)   The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(1.8)   The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

(a)   Shares of the corporation surviving the consummation of the plan of merger or share exchange;

(b)   Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934," as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;

(c)   Cash in lieu of fractional shares; or

(d)   Any combination of the foregoing described shares or cash in lieu of fractional shares.

(2)   (Deleted by amendment, L. 96, p. 1321,ss.30, effective June 1, 1996.)

(2.5)   A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair market value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

(3)   A shareholder is entitled to dissent and obtain payment of the fair market value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

(4)   A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

7-113-103.    DISSENT BY NOMINEES AND BENEFICIAL OWNERS

(1)   A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

(2)   A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

(a)   The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

(b)   The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

(3)   The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

7-113-201.    NOTICE OF DISSENTERS' RIGHTS

(1)   If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (1).

(2)   If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (2).

7-113-202.    NOTICE OF INTENT TO DEMAND PAYMENT

(1)   If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (1), a shareholder who wishes to assert dissenters' rights shall:

(a)   Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

(b)   Not vote the shares in favor of the proposed corporate action.

(2)   If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (2), a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

(3)   A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

7-113-203. DISSENTERS' NOTICE

(1)   If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

(2)   The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

(a)   State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

(b)   State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

(c)   Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(d)   Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

(e)   Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

(f)   State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and

(g)   Be accompanied by a copy of this article.

7-113-204.    PROCEDURE TO DEMAND PAYMENT

(1)   A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

(a)   Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2) (d), duly completed, or may be stated in another writing; and

(b)   Deposit the shareholder's certificates for certificated shares.

(2)   A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

(3)   Except as provided in section 7-113-207 or 7-113-209 (1) (b), the demand for payment and deposit of certificates are irrevocable.

(4)   A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

7-113-205.    UNCERTIFICATED SHARES

(1)   Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

(2)   In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

7-113-206.    PAYMENT

(1)   Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section 7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair market value of the dissenter's shares, plus accrued interest.

(2)   The payment made pursuant to subsection (1) of this section shall be accompanied by:

(a)   The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

(b)   A statement of the corporation's estimate of the fair market value of the shares;

(c)   An explanation of how the interest was calculated;

(d)   A statement of the dissenter's right to demand payment under section 7-113-209; and

(e)   A copy of this article.

7-113-207.    FAILURE TO TAKE ACTION

(1)   If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(2)   If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

7-113-208.    SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER ANNOUNCEMENT OF PROPOSED CORPORATE ACTION

(1)   The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

(2)   An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).

7-113-209.    PROCEDURE IF DISSENTER IS DISSATISFIED WITH PAYMENT OR OFFER

(1)   A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair market value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair market value of the shares and interest due, if:

(a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair market value of the shares or that the interest due was incorrectly calculated;

(b)   The corporation fails to make payment under section 7-113-206 within sixty-days after the date set by the corporation by which the corporation must receive the payment demand; or

(c)   The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section 7-113-207 (1).

(2)    A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

7-113-301.    COURT ACTION

(1)   If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair market value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

(2)   The corporation shall commence the proceeding described in subsection (1) of this section in the district court for the county in this state in which the street address of the corporation's principal office is located or, if the corporation has no principal office in this state, in the district court for the county in which the street address of its registered agent is located, or, if the corporation has no registered agent, in the district court for the city and county of Denver. If the corporation is a foreign corporation without a registered agent, it shall commence the proceeding in the county in which the domestic corporation merged into, or whose shares were acquired by, the foreign corporation would have commenced the action if that corporation were subject to the first sentence of this subsection (2).

(3)   The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

(4)   The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair market value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

(5)   Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair market value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair market value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

7-113-302.    COURT COSTS AND COUNSEL FEES

(1)   The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

(2)   The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a)   Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with part 2 of this article; or

(b)   Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(3)   If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.